================================================================================
                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                           SCHEDULE 14A INFORMATION

                                  ----------
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. 1)

Filed by Registrant [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to(section)240.14a-11(c) or (section)240.14a-12

                                  BANCTEC, INC.
                (Name of Registrant as Specified in its Charter)

                                ----------------
        (Name of Person Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ] No fee required.

[X] Fee computed on table below per Exchange Act Rules 14a-6(i) and 0-11.

  (1) Title of each class of securities to which the transaction applies: Common Stock ("BancTec Common Stock"), par value $0.01 per share, of BancTec, Inc.

  (2) Aggregate  number  of  securities  to  which  transaction   applies:   (i)
      19,472,846 shares of BancTec Common Stock and (ii) "in-the-money" options to purchase 1,731,537 shares of BancTec Common Stock.

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): $18.50 per share in cash-out merger plus the difference between $18.50 and the weighted average exercise price of $13.15 for each share subject to an "in the money" option.

  (4) Proposed maximum aggregate value of the transaction: 19,472,846 shares of BancTec Common Stock x $18.50 per share = $360,247,651 $9,263,723 to be paid to option holders Total proposed maximum aggregate value of the transaction: $369,511,374

  (5) Total fee paid: $73,902.28 ($73,675.49 wired to Mellon Bank, N.A. on May 18, 1999, and $226.79 wired to Mellon Bank, N.A. on June 21, 1999).

[ ] Fee paid previously with preliminary materials.

[X] Check box if any part of the fee is offset as provided by Exchange  Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
    (1) Amount Previously Paid: $73,675.49
    (2) Form Schedule or Registration No.: Schedule 14A
    (3) Filing Party: BancTec, Inc.
    (4) Date Filed: May 19, 1999

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                            [BANCTEC GRAPHIC OMITTED]



                          4851 LBJ FREEWAY, SUITE 1100
                               DALLAS, TEXAS 75244
                                 (972) 341-4000

                                                                  June 23, 1999

Dear Stockholders:

       We invite you to attend a Special Meeting of Stockholders of BancTec, Inc. to be held on July 21, 1999, at 10:00 a.m., local time, at Chase Tower, 2200 Ross Avenue, 7th Floor, Dallas, Texas 75201. The purpose of the special meeting is for you to vote upon a merger that, if consummated, will result in your receiving $18.50 in cash per share for your shares of BancTec common stock, subject to your appraisal rights under Delaware law.

       If you approve the merger, Colonial Acquisition Corp., a newly formed Delaware corporation, will be merged with and into BancTec with BancTec being the surviving corporation in the merger. Colonial was created only to engage in the merger and was organized and is owned by Welsh, Carson, Anderson & Stowe VIII, L.P., a private investment partnership. Convergent Equity Partners, L.P. has agreed to purchase approximately 6.5% of Colonial's capital stock prior to the merger.

       In connection with the merger, Goldman, Sachs & Co., BancTec's financial advisor, delivered to the Board of Directors an opinion that, as of the date of that opinion, the consideration to be received by the holders of BancTec common stock in the merger was fair from a financial point of view to these holders. The written opinion of Goldman, Sachs & Co. dated June 17, 1999 is attached as Appendix A to the enclosed proxy statement, and you should read it carefully in its entirety.

       THE BOARD HAS DETERMINED THAT THE MERGER IS ADVISABLE AND FAIR TO YOU AND IN YOUR BEST INTEREST. THE BOARD THEREFORE RECOMMENDS THAT YOU APPROVE AND ADOPT THE MERGER AGREEMENT.

       We cannot complete the merger unless we obtain the necessary government approvals and unless the stockholders approve it. The accompanying proxy statement provides detailed information on the proposed merger, and it includes a copy of the merger agreement attached as Appendix B.

       Please give all of this information your careful attention. Approval of the merger at the special meeting will require the affirmative vote of holders of a majority of the outstanding shares of BancTec common stock entitled to vote at the special meeting. Whether or not you plan to attend, it is important that your shares are represented at the special meeting. A failure to vote will count as a vote against the merger. Accordingly, you are requested to promptly complete, sign and date the enclosed proxy card and return it in the envelope provided, whether or not you plan to attend. This will not prevent you from voting your shares in person if you later choose to attend the special meeting. If the merger is approved by the stockholders, you will receive instructions for surrendering your BancTec share certificates and a letter of transmittal to be used for this purpose. You should not submit your share certificates for exchange until you have received the instructions and the letter of transmittal.

                     Sincerely,

                     /s/ Grahame N. Clark, Jr.

                     Grahame N. Clark, Jr.,
                     Chairman of the Board, President
                     and Chief Executive Officer

This proxy statement is dated June 23, 1999 and is first being mailed to BancTec stockholders on or about June 23, 1999.

                            [BANCTEC GRAPHIC OMITTED]



                          4851 LBJ FREEWAY, SUITE 1100
                               DALLAS, TEXAS 75244

                                 (972) 341-4000

                                 --------------

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON JULY 21, 1999

To the Stockholders of BancTec, Inc.:

     This is a notice that a Special Meeting of Stockholders of BancTec, Inc., a Delaware corporation, will be held on July 21, 1999 at 10:00 a.m., local time, at Chase Tower, 2200 Ross Avenue, 7th Floor, Dallas, Texas 75201. The purpose of this meeting is for you to:

      1. Consider and vote upon a proposal to approve and adopt an Amended and Restated Agreement and Plan of Merger, dated as of June 17, 1999. Pursuant to the merger agreement, Colonial Acquisition Corp., a newly formed Delaware corporation, will be merged with and into BancTec. Each outstanding share of BancTec common stock will be converted into the right to receive $18.50 in cash, without interest, other than shares held by BancTec stockholders who are entitled to and have perfected their dissenters appraisal rights. Shares held by BancTec, its subsidiaries or Colonial will be canceled in the merger. A copy of the merger agreement is attached as Appendix B to and is described in the accompanying proxy statement.

      2. Consider and act upon any other matters as may properly come before the special meeting or any adjournments or postponements of the special meeting.

     BancTec's Board of Directors has determined that only holders of shares of BancTec common stock at the close of business on June 16, 1999, will be entitled to notice of, and to vote at, the special meeting or any adjournments or postponements of the special meeting. A form of proxy and a proxy statement containing more detailed information with respect to the matters to be considered at the special meeting accompany and form a part of this notice.

                                        By order of the Board of Directors,

                                        /s/ Tod V. Mongan

                                        Tod V. Mongan
                                        Secretary

Dallas, Texas
June 23, 1999                      ---------

     WHETHER OR NOT YOU ARE ABLE TO ATTEND THE SPECIAL MEETING, PLEASE SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. PLEASE DO NOT SEND IN ANY CERTIFICATES FOR YOUR SHARES AT THIS TIME. YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON IF YOU DECIDE TO ATTEND THE MEETING.

     THE MERGER HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF THE MERGER OR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

     You have the right to dissent from the merger and to receive payment of the "fair value" of your shares. To do so, you must comply with the procedures set forth in Section 262 of the Delaware General Corporation Law. See "Rights of Dissenting Stockholders" in the proxy statement that accompanies this notice and the full text of Section 262 of the Delaware General Corporation Law, which is attached as Appendix C and is described in the accompanying proxy statement.

                                TABLE OF CONTENTS


                                                    PAGE
                                                    -----
QUESTIONS AND ANSWERS ABOUT
   THE MERGER ................................         1

SUMMARY ......................................         3
   The Companies .............................         3
   The Special Meeting .......................         3
   Record Date; Voting Power .................         3
   Recommendations ...........................         3
   Opinion of BancTec's Financial Advisor.....         3
   Terms of the Merger Agreement .............         4
   Accounting Treatment ......................         5
   Federal Income Tax Consequences ...........         5
   Treatment of BancTec Stock Options
      and Restricted Stock ...................         5
   Interests that Differ from Your
      Interests ..............................         5
   Regulatory Approvals ......................         5
   Dissenters' Appraisal Rights ..............         5
   Historical Market Information .............         6
   Selected Historical Consolidated
      Financial Data .........................         7
   Certain Projections .......................         8
   Cautionary Statement Concerning
      Forward-looking Information ............         8

THE SPECIAL MEETING ..........................         9
   Date, Time and Place of the Special
      Meeting ................................         9
   Matters to be Considered at the Special
      Meeting ................................         9
   Proxy Solicitation ........................         9
   Record Date and Quorum Requirement.........         9
   Voting Procedures .........................         9
   Voting and Revocation of Proxies ..........        10
   Effective Time of the Merger and
      Payment for Shares .....................        10
   Other Matters to Be Considered ............        11

THE COMPANIES ................................        11
   BancTec ...................................        11
   Colonial ..................................        11

THE MERGER ...................................        12
   General Description .......................        12
   Background of the Merger ..................        12
   Reasons for the Merger;
      Recommendation of the Board of
      Directors ..............................        16

                                                    PAGE
                                                    ----
   Opinion of BancTec's Financial Advisor.....        17
   Interests of Certain Persons in the
      Merger .................................        23
   Material Federal Income Tax
      Consequences ...........................        24
   Anticipated Accounting Treatment ..........        25
   Governmental Approvals ....................        25
   Litigation Relating to the Merger .........        25

CERTAIN TERMS OF THE MERGER
   AGREEMENT .................................        26
   Effective Time of the Merger ..............        26
   General ...................................        26
   Surrender and Exchange Of Stock
      Certificates ...........................        26
   Stock Plans and Employee Benefit
      Matters ................................        27
   Financing .................................        27
   Rights Agreement Amendments ...............        27
   Representations and Warranties ............        27
   Conduct of Business Prior to the
      Merger .................................        29
   No Solicitation ...........................        32
   Conditions Precedent ......................        33
   Termination ...............................        34
   Termination Fees and Expenses .............        35
   Indemnification ...........................        36
   Amendment .................................        36

RIGHTS OF DISSENTING
   STOCKHOLDERS ..............................        36

INDEPENDENT AUDITORS .........................        38

STOCKHOLDER PROPOSALS ........................        38

OTHER MATTERS ................................        38

WHERE YOU CAN FIND MORE
   INFORMATION ...............................        38

INCORPORATION OF CERTAIN
   DOCUMENTS BY REFERENCE ....................        39


Appendices:
A -- Opinion of Goldman, Sachs & Co.
B -- Amended and Restated Merger Agreement
C -- Section 262 of the Delaware General Corporation Law

                                  BANCTEC, INC.
                          4851 LBJ FREEWAY, SUITE 1100
                               DALLAS, TEXAS 75244
                                 (972) 341-4000

                                 PROXY STATEMENT

                       FOR SPECIAL MEETING OF STOCKHOLDERS
                           To Be Held On July 21, 1999

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

       Q: WHAT WILL HAPPEN IN THE MERGER?

       A: In the merger, Colonial will be merged with and into BancTec with BancTec being the surviving corporation. If you are a stockholder of BancTec at the time of the merger, you will receive an $18.50 cash payment for each of your outstanding shares of BancTec common stock, unless you exercise and perfect your dissenters' appraisal rights. Shares held by BancTec, its subsidiaries or Colonial will be canceled in the merger. After the merger, BancTec will be owned by the stockholders of Colonial and you will no longer own an equity interest in BancTec. To review the structure of the merger in greater detail, see pages 12 through 25.

       Q: WHAT WILL I RECEIVE IN THE MERGER?

       A: You will receive $18.50 in cash, without interest, for each share of BancTec common stock that you own. This is the "merger consideration." For example: If you own 100 shares of BancTec common stock, you will receive $1,850.00 in cash upon completion of the merger.

       Q: WHY IS BANCTEC BEING MERGED?

       A: BancTec's board of directors believes that the merger and the consideration you will receive in the merger are fair and are in your best interest. The board made this determination after exploring strategic alternatives and a number of third party proposals to acquire BancTec. To review the background and reasons for the merger in greater detail, see pages 12 through 17.

       Q: WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

       A: We are working to complete the merger during the third quarter of 1999.

       Q: WHAT ARE THE TAX CONSEQUENCES OF THE MERGER TO ME?

       A: Your receipt of the merger consideration will be a taxable transaction for federal income tax purposes. To review the federal income tax consequences to you in greater detail, see pages 24 and 25.

          Your tax consequences will depend on your personal situation. You should consult your tax advisors for a full understanding of the tax consequences of the merger to you.

       Q: WHAT AM I BEING ASKED TO VOTE UPON?

       A: You are being asked to approve and adopt the merger agreement, which provides for the merger of Colonial into BancTec.

          THE BOARD HAS UNANIMOUSLY APPROVED AND ADOPTED THE MERGER AGREEMENT. ACCORDINGLY, THE BOARD RECOMMENDS VOTING FOR THE PROPOSED MERGER.

       Q: WHAT DO I NEED TO DO NOW?

       A: Just indicate on your proxy card how you want to vote, and sign, date and mail it in the enclosed envelope as soon as possible so that your shares will be represented at the special meeting. Approval of the merger requires the affirmative vote of a majority of the outstanding shares of BancTec common stock entitled to vote on the proposal.

       Q: WHAT HAPPENS IF I DON'T RETURN A PROXY CARD?

       A: The failure to return your proxy card will have the same effect as voting against the merger.

       Q: MAY I VOTE IN PERSON?

       A: Yes. You may attend the special meeting and vote your shares in person, rather than signing and mailing your proxy card.

       Q: MAY I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD?

       A: Yes. You may change your vote at any time before your proxy is voted at the special meeting by following the instructions on page 10. Before your proxy is voted, you may submit a new proxy or you may attend the special meeting and vote in person.

       Q: IF MY SHARES  ARE HELD IN "STREET  NAME" BY MY BROKER,  WILL MY BROKER
          VOTE MY SHARES FOR ME?

       A: Your broker will vote your shares of common stock only if you provide instructions on how to vote. You should instruct your broker how to vote your shares, following the directions your broker provides. If you do not provide instructions to your broker, your shares will not be voted and they will be counted as votes against the proposal to approve and adopt the merger agreement.

       Q: SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

       A: No.   After  the  merger  is   completed  we  will  send  you  written
          instructions for exchanging your BancTec common stock certificates for the merger consideration.

       Q: WHO CAN HELP ANSWER MY QUESTIONS?

       A: If you have additional questions about the merger, you should contact:

                                  Susan Seiter
                          Director, Investor Relations
                                  BancTec, Inc.
                          4851 LBJ Freeway, Suite 1100
                               Dallas, Texas 75244
                            Telephone: (972) 341-4904

                                       or
                            D.F. King & Company, Inc.
                      the proxy solicitor who may be called
                          toll-free at 1-800-829-6554.

                                     SUMMARY

     This summary highlights selected information from this document and may not contain all of the information that is important to you. For a more complete understanding of the merger and for a more complete description of the legal terms of the merger, you should read carefully this entire document and the other available information referred to in "Where You Can Find More Information" on pages 38 and 39.

THE COMPANIES

BANCTEC, INC.
4851 LBJ Freeway, Suite 1100
Dallas, Texas 75244
(972) 341-4000

       BancTec is a worldwide systems integration and services company with a 27-year history of innovation in document imaging technology, financial transaction processing and workflow productivity improvement. Serving a variety of industries, including banking, financial services, insurance, healthcare, government agencies and others, BancTec offers a comprehensive portfolio of payment and document processing systems and services, workflow and image management software products, and computer and network support services.

COLONIAL ACQUISITION CORP.
c/o Welsh, Carson, Anderson
 & Stowe
320 Park Avenue, Suite 2500
New York, New York 10022-6815

(212) 893-9500

       Colonial was organized and is owned by Welsh, Carson, Anderson & Stowe VIII, L.P. Convergent Equity Partners, L.P. has agreed to acquire approximately 6.5% of Colonial's outstanding capital stock prior to the merger. Colonial is a newly formed corporation created only to enter into the merger agreement and to complete the merger and related transactions, and Colonial has not otherwise conducted any business or operations.

       None of Colonial, Welsh, Carson, Anderson & Stowe VIII, L.P. or Convergent Equity Partners, L.P. are affiliates of BancTec.

THE SPECIAL MEETING

       The special meeting will be held on July 21, 1999, at 10:00 a.m., local time, at Chase Tower, 2200 Ross Avenue, 7th Floor, Dallas, Texas 75201. At the special meeting, you will be asked to consider and vote upon a proposal to approve and adopt the merger agreement.

RECORD DATE; VOTING POWER

       Holders of record of BancTec common stock at the close of business on June 16, 1999 are entitled to notice of and to vote at the special meeting. As of that date, there were 19,472,846 shares of BancTec common stock issued and outstanding held by approximately 2,407 holders of record. If you held BancTec common stock at the close of business on the record date, you are entitled to one vote per share on any matter that may properly come before the special meeting.

RECOMMENDATIONS

       The board has determined that the merger, the merger agreement and the transactions contemplated thereby are advisable and fair to you and in your best interest. THE BOARD RECOMMENDS THAT YOU VOTE FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT. You also should refer to the reasons that the board considered in determining whether to approve and adopt the merger agreement beginning on page 16.

OPINION OF BANCTEC'S FINANCIAL ADVISOR

       The board has received the opinion of BancTec's financial advisor, Goldman, Sachs & Co., that, as of the date of that opinion, the consideration to be received by the holders of BancTec's common stock in the merger was fair from a financial point of view to those holders. The full text of the written opinion of Goldman, Sachs & Co. dated June 17, 1999 is attached to this proxy statement as Appendix A, and you should read it carefully in its entirety. THE OPINION OF GOLDMAN, SACHS & CO. IS DIRECTED TO THE BOARD AND IS NOT A

RECOMMENDATION TO YOU AS TO HOW YOU SHOULD VOTE WITH RESPECT TO MATTERS RELATING TO THE PROPOSED MERGER.

TERMS OF THE MERGER AGREEMENT

       The merger agreement is attached to this proxy statement as Appendix B. You should read the merger agreement in its entirety. It is the legal document that governs the merger.

       GENERAL. The merger agreement provides that Colonial will be merged with and into BancTec, with BancTec being the surviving corporation. As a result of the merger, you will receive $18.50 in cash for each share of BancTec common stock that you own, unless you exercise and perfect your dissenters' appraisal rights. Shares held by BancTec, its subsidiaries or Colonial will be canceled in the merger.

       CONDITIONS TO THE MERGER. The completion of the merger depends upon the satisfaction of a number of conditions, including:

       o     the  continued  accuracy  of  each  party's   representations   and
             warranties and the fulfillment of each party's promises contained in the merger agreement;

       o the adoption of the merger agreement by the affirmative vote of the holders of a majority of the outstanding shares of BancTec common stock;

       o the absence of any order or regulation of any court or governmental entity preventing or prohibiting the merger;

       o the absence of any pending suit, action or proceeding brought by any governmental entity seeking to prohibit or limit in any material respect the ownership or operation of BancTec;

       o the receipt of necessary governmental approvals and the termination or expiration of any applicable regulatory waiting periods;

       o     Colonial's arrangement of financing to consummate the merger; and

       o the board's receipt from a valuation firm of a solvency letter addressed to the board as to the solvency of the surviving corporation after giving effect to the merger and Colonial's contemplated merger financing arrangements.

Each party may, at its option, waive the satisfaction of any condition to that party's obligations under the merger agreement. EVEN IF THE STOCKHOLDERS APPROVE THE MERGER, THERE CAN BE NO ASSURANCE THAT THE MERGER WILL BE CONSUMMATED.

       TERMINATION.   Either  BancTec  or  Colonial  may  terminate  the  merger agreement under certain circumstances, including if:

       o the merger has not been completed by September 15, 1999, unless the failure to complete the merger is the result of a material breach of any obligation under the merger agreement by the party seeking to terminate;

       o BancTec fails to obtain the required stockholder approval at the special meeting; or

       o any court in the United States or other governmental entity has issued a final and non-appealable order or other action that in any way prohibits the merger.

       The merger agreement can be terminated under other circumstances which are described on pages 34 and 35.

       FEES   AND   EXPENSES.  BancTec  will  be  required  to  pay  Colonial  a termination fee of $12.0 million if:

       o the merger agreement is terminated by BancTec because in the good faith judgment of the board as to its fiduciary duties, as advised by outside counsel, the board determines that termination is required because of a third party's acquisition proposal;

       o the merger agreement is terminated by Colonial because the board has withdrawn or modified, in a manner adverse to Colonial, the board's recommendation or approval of the merger agreement or approved or recommended any third party's acquisition proposal; or

       o BancTec enters into, agrees to enter into or completes a transaction in specific circumstances involving a third party within one year after the merger agreement is terminated for specified reasons, and the transaction involving the third party was publicly announced or submitted to BancTec prior to the termination of the merger agreement.

ACCOUNTING TREATMENT

       The merger will be accounted for as a recapitalization for accounting purposes. Accordingly, the historical basis of BancTec's assets and liabilities will not be affected by the merger.

FEDERAL INCOME TAX CONSEQUENCES

       Each stockholder will recognize capital gain or loss equal, in each case, to the difference between the cash proceeds received pursuant to the merger and the stockholder's adjusted tax basis in the shares of BancTec common stock surrendered in exchange for the cash proceeds.

TREATMENT OF BANCTEC STOCK OPTIONS AND RESTRICTED STOCK

       Upon the merger, each outstanding stock option will be canceled in exchange for cash equal to the difference between $18.50 and the exercise price per share of that stock option. Each share of restricted stock will be canceled in exchange for a cash payment of $18.50.

INTERESTS THAT DIFFER FROM YOUR INTERESTS

       Certain members of management have interests in the merger that are different from, or in addition to, yours as a BancTec stockholder. Eight of BancTec's executives (one of whom is also a director) have employment agreements with severance arrangements. The total amount that may be payable to BancTec's executives in connection with the merger due to these severance arrangements is approximately $5,502,414. In addition, certain members of management will receive a maximum aggregate cash payment of approximately $6,044,286, and directors will receive a maximum aggregate cash payment of approximately
$318,250, for restricted stock and options that they hold based on a price of $18.50 per share of restricted stock and the excess of $18.50 over the exercise price per share of the options. Upon the merger, certain members of management also will become fully vested in employer contributions under BancTec's deferred compensation plan and will receive distributions in an aggregate amount of approximately $589,163 in contributions made by BancTec under this plan. Furthermore, BancTec will continue certain indemnification arrangements and directors' and officers' liability insurance for existing directors and officers of BancTec after the merger.

REGULATORY APPROVALS

       BancTec is required to make filings with or obtain approvals from certain regulatory authorities in connection with the merger. These consents and approvals include the termination or expiration of a waiting period with regard to filings with the Federal Trade Commission and the Department of Justice under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. An application and notice was filed with the Federal Trade Commission and the Department of Justice on June 16, 1999.

       BancTec cannot predict whether or when it will obtain all required regulatory approvals or the timing of these approvals.

DISSENTERS' APPRAISAL RIGHTS

       If you do not vote in favor of the proposal to approve and adopt the merger agreement and you comply strictly with the applicable provisions of
Section 262 of the Delaware General Corporation Law, you have the right to dissent and be paid cash for the "fair value" for your shares of BancTec common stock. This payment may be more than, the same as, or less than the merger consideration of $18.50 a share. To perfect these appraisal rights with respect to the merger, you must follow the required procedures precisely. The applicable provisions of Section 262 of the Delaware General Corporation Law are attached to this proxy statement as Appendix C.

                          HISTORICAL MARKET INFORMATION

     BancTec's common stock is traded on the New York Stock Exchange under the symbol "BTC." The following table sets forth, for the periods indicated, the high and low sales prices per share as reported on the New York Stock Exchange.


                                     HIGH         LOW
                                     ----         ---
  1997
  First Quarter .................   $26 1/8       $19 1/8
  Second Quarter ................    27 5/8        22 1/4
  Third Quarter .................    27            22 3/4
  Fourth Quarter ................    28 3/4        20 3/4
  1998
  First Quarter .................   $28 3/8       $23 1/2
  Second Quarter ................    26 1/16       21 1/2
  Third Quarter .................    23 3/8        12 1/2
  Fourth Quarter ................    15 1/4        11 3/8
  1999
  First Quarter .................   $17 1/2       $11 7/8


     On April 1, 1999, the last trading day prior to announcement of the execution of the merger agreement, the high sale price per share of BancTec common stock was $13 3/8, and the low sale price per share was $12 5/16, as reported on the New York Stock Exchange. On June 16, 1999, BancTec common stock closed at $16 11/16 per share.

     Since its inception, BancTec has not paid any cash dividends on its common stock. Under the merger agreement, BancTec has agreed not to pay any dividends on BancTec common stock prior to the closing of the merger.

                 SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

     The table below presents selected consolidated historical financial data that have been derived from BancTec's consolidated financial statements. You should read the selected financial data in conjunction with BancTec's separate historical consolidated financial statements, related notes and other financial information incorporated by reference into this proxy statement.


                                         RESTATED       NINE
                                       FISCAL YEAR     MONTHS                  TWELVE MONTHS
                                         ENDED(A)       ENDED                      ENDED
                                      ------------- ------------ -----------------------------------------
                                          MARCH       DECEMBER      DECEMBER      DECEMBER      DECEMBER
                                         26, 1995     31, 1995      31, 1996      31, 1997      31, 1998
                                      ------------- ------------ ------------- ------------- -------------
                                                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
FOR THE PERIOD:
Revenue .............................   $ 516,932    $ 383,984     $ 554,002     $ 603,534     $ 597,920
Income (loss) before
 extraordinary item .................     (15,608)     (53,481)       37,101        42,614         4,813
Net income (loss) ...................     (15,608)     (53,481)       37,101        42,152         4,813
Basic income (loss) per share
 before extraordinary item ..........       (0.80)       (2.71)         1.82          2.00          0.24
Basic income (loss) per share .......       (0.80)       (2.75)         1.82          1.97          0.24
Diluted income (loss) per share
 before extraordinary item ..........       (0.80)       (2.71)         1.76          1.92          0.24
Diluted income (loss) per share .....       (0.80)       (2.71)         1.76          1.90          0.24
AT PERIOD END:
Total assets ........................   $ 501,758    $ 440,348     $ 467,295     $ 504,853     $ 530,205
Working capital (b) .................      90,140       42,598        87,803        69,941       163,378
Long-term debt, less current
 maturities .........................      94,181       82,972        65,891        11,854       150,352
Stockholders' equity ................     206,743      156,201       204,720       260,523       220,081
Basic weighted average shares .......      19,484       19,753        20,341        21,359        20,394
Diluted weighted average shares......      19,484       19,753        22,317        23,203        20,435




                                             THREE MONTHS
                                                 ENDED
                                      ---------------------------
                                          MARCH         MARCH
                                         31, 1998      31, 1999
                                      ------------- -------------
                                       (IN THOUSANDS, EXCEPT PER
                                              SHARE DATA)

FOR THE PERIOD:
Revenue .............................   $ 142,382     $ 148,825
Income (loss) before
 extraordinary item .................      10,061         4,818
Net income (loss) ...................      10,061         4,818
Basic income (loss) per share
 before extraordinary item ..........         0.47          0.25
Basic income (loss) per share .......         0.47          0.25
Diluted income (loss) per share
 before extraordinary item ..........         0.46          0.25
Diluted income (loss) per share .....         0.46          0.25
AT PERIOD END:

Total assets ........................   $ 502,752     $ 535,522
Working capital (b) .................      57,128       163,288
Long-term debt, less current
 maturities .........................       8,871       150,142
Stockholders' equity ................     264,459       224,437
Basic weighted average shares .......      21,541        19,353
Diluted weighted average shares......      21,789        19,449

-----------
(a) BancTec's financial statements have been restated for fiscal year 1995, due to a change in the reporting entity to reflect its merger with Recognition International Inc. under the pooling of interests method of accounting. Prior to the merger, Recognition had a fiscal year-end of October 31, and BancTec had a fiscal year-end of on or about March 31. Since the merger was accounted for as a pooling, combined results of the two companies are presented for all periods disclosed.

(b) Working capital is defined as current assets less current liabilities.

     Recognition International Inc. merged with and into BancTec in 1995. In December 1995, BancTec changed its fiscal year end from a 52/53 week year, which ended on or about March 31, to a calendar year-end of December 31. This resulted in a nine month transitional period for December 31, 1995.

     The consolidated balance sheet data as of December 31, 1998, 1997 and 1996, are those of BancTec and Recognition on a combined basis. The consolidated balance sheet for fiscal year 1995 includes BancTec as of March 26, 1995 combined with the consolidated balance sheet data of Recognition as of March 26, 1995. The consolidated statement of operations for the twelve months ended December 31, 1998, 1997 and 1996 are those of the combined company. The consolidated statement of operations data for the nine months ended December 31, 1995, includes BancTec's results for the nine months ended December 31, 1995, combined with Recognition's results for the nine months ended December 31, 1995. The consolidated statement of operations data for the fiscal year ended 1995 includes BancTec's fiscal year ended March 26, 1995 combined with Recognition's fiscal year ended October 31, 1994.

                               CERTAIN PROJECTIONS

     In connection with WCAS's and Convergent Equity Partner's review of BancTec and in the course of the negotiations between BancTec, WCAS and Convergent Equity Partners described in "The Merger -- Background of the Merger," BancTec provided WCAS and Convergent Equity Partners with non-public business and financial information. The non-public information BancTec provided included projections of BancTec's future operating performance. These projections do not give effect to the merger or the financing of the merger.

     BancTec does not, as a matter of course, publicly disclose projections of future revenues or earnings. The projections were not prepared with a view to public disclosure and are included in this proxy statement only because such information was made available to Welsh Carson and Convergent Equity Partners in connection with their due diligence investigation of BancTec. The projections were not prepared with a view to compliance with the published guidelines of the Securities and Exchange Commission regarding projections, nor were they prepared in accordance with the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial projections. While presented with numerical specificity, these projections reflect numerous assumptions made by BancTec's management. In addition, factors such as industry performance and general business, economic, regulatory, market and financial conditions, all of which are difficult to predict and beyond the control of BancTec's management, may cause the projections or the underlying assumptions to be inaccurate. Accordingly, there can be no assurance that the projections will be realized, and actual results may be materially greater or less than those contained in the projections.

     BancTec does not intend to update or otherwise revise the projections to reflect circumstances existing after the date when made or to reflect the occurrence of future events even in the event that any or all of the assumptions underlying the projections are shown to be in error.

     The internal management projections BancTec provided to Welsh Carson and Convergent Equity Partners included estimates of calendar year 1999 revenues, earnings before interest, taxes, depreciation and amortization and earnings per share of $628.1 million, $100.6 million, and $1.60, respectively, and estimates of calendar year 2000 revenues, earnings before interest, taxes, depreciation and amortization and earnings per share of $688.5 million, $104.8 million and $1.85, respectively. Welsh Carson and Convergent Equity Partners took this information, together with their own analyses, into account in determining whether to invest in BancTec.


                         CAUTIONARY STATEMENT CONCERNING
                           FORWARD-LOOKING INFORMATION

     This proxy statement, the information incorporated in this proxy statement by reference and other statements we have made from time to time, contain statements that may be "forward-looking statements." Those statements including the projections of future operating performance above, include statements regarding our intent, belief or current expectations, as well as the assumptions on which those statements are based. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and actual results may differ materially from those contemplated by forward-looking statements. Important factors currently known to BancTec's management and Colonial that could cause actual results to differ materially from those in forward-looking statements include, but are not limited to, those factors set forth from time to time in reports BancTec files with the Securities and Exchange Commission. We undertake no obligation to update or revise forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events or changes to future operating results over time. You are cautioned not to place too much reliance on such statements.

                               THE SPECIAL MEETING

DATE, TIME AND PLACE OF THE SPECIAL MEETING

     The special meeting will be held on July 21, 1999 at 10:00 a.m., local time at Chase Tower, 2200 Ross Avenue, 7th Floor, Dallas, Texas 75201.

MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING

     The purpose of the special meeting is to consider and vote upon a proposal to approve and adopt the Amended and Restated Agreement and Plan of Merger, dated as of June 17, 1999, by and between Colonial Acquisition Corp., a newly-formed Delaware corporation, and BancTec. Pursuant to the merger agreement, Colonial will be merged with and into BancTec and each outstanding share of BancTec common stock will be converted into the right to receive $18.50 in cash, without interest, other than shares of BancTec common stock held by stockholders who are entitled to and have perfected their dissenters' appraisal rights. Shares held by BancTec, its subsidiaries or Colonial will be canceled in the merger. Accordingly, upon consummation of the merger, the current shares of BancTec common stock will cease to represent ownership interests in BancTec.

     The board of directors of BancTec (the "Board") has determined that the merger is fair to, advisable and in the best interests of the stockholders of BancTec and has approved and adopted the merger agreement. The Board unanimously recommends that the stockholders of BancTec vote FOR approval and adoption of the merger agreement.

PROXY SOLICITATION

     We are soliciting your proxy pursuant to this proxy statement. We will pay all expenses incurred in connection with solicitation of the enclosed proxy. Our officers, directors and regular employees may solicit proxies in person or by telephone. They will receive no additional compensation for their services. In addition, we have retained D.F. King & Company, Inc. to solicit proxies for a fee of $5,500 and $3.50 per telephone contact plus expenses. We have requested brokers and nominees who hold stock in their names to furnish this proxy statement to their customers, and we will reimburse these brokers and nominees for their related out-of-pocket expenses. This proxy statement and the accompanying proxy card are being mailed to stockholders on or about June 23, 1999.

RECORD DATE AND QUORUM REQUIREMENT

     The BancTec common stock is the only outstanding voting security of BancTec. The Board has fixed the close of business on June 16, 1999 as the record date for the determination of stockholders entitled to notice of, and to vote at, the special meeting and any adjournments or postponements of the special meeting. If you hold BancTec common stock at the close of business on the record date, you will be entitled to one vote for each share you hold on each matter submitted to a vote of stockholders. At the close of business on the record date, there were 19,472,846 shares of BancTec common stock issued and outstanding held by 2,407 holders of record. As of March 31, 1999, our directors and executive officers beneficially owned an aggregate of 1,019,595 shares of BancTec common stock, or approximately 5.1% of the outstanding shares of BancTec common stock entitled to vote on the merger, which requires a majority vote.

     The holders of a majority of the outstanding shares entitled to vote at the special meeting must be present in person or represented by proxy to constitute a quorum for the transaction of business. Abstentions are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business.

VOTING PROCEDURES

     Approval of the merger agreement, which is attached as Appendix B, will require the affirmative vote of the holders of a majority of the outstanding shares of BancTec common stock entitled to vote at the special meeting. If you fail to vote, or vote to abstain, it will have the same legal effect as a vote cast against approval. Your broker and, in many cases, your nominee will not have discretionary power to vote on the proposal to be presented at the special meeting. Accordingly, you should instruct your broker or nominee how to vote. A broker non-vote will have the same effect as a vote against the merger.

     If there are insufficient votes to approve the merger agreement at the special meeting, your proxy may be voted to adjourn the special meeting in order to solicit additional proxies in favor of approval of the merger agreement if you voted in favor of the merger agreement or gave no voting instructions. If the special meeting is adjourned or postponed for any purpose, at any subsequent reconvening of the special meeting, your proxy will be voted in the same manner as it would have been voted at the original convening of the meeting unless you withdraw or revoke your proxy. Your proxy may be voted this way even though it may have been voted on the same or any other matter at a previous meeting.

     Under Delaware law, if you do not vote in favor of the merger agreement and comply with certain notice requirements and other procedures, you will have the right to dissent and to be paid cash for the "fair value" of your shares as finally determined under such procedures. This payment may be more or less than the consideration to be received by other stockholders of BancTec under the terms of the merger agreement. If you fail to follow such procedures precisely, you may lose your appraisal rights. See "Rights of Dissenting Stockholders."

VOTING AND REVOCATION OF PROXIES

     You may revoke your proxy at any time before it is exercised by:

     o  filing with the Secretary of BancTec an instrument revoking it;

     o  submitting a properly executed proxy bearing a later date; or

     o  voting in person at the special meeting.

     Subject to such revocation, all your shares represented by a properly executed proxy received by the Secretary of BancTec will be voted in accordance with your instructions, and if no instructions are indicated, will be voted to approve and adopt the merger agreement and in such manner as the persons named on the enclosed proxy card in their discretion determine upon such other business as may properly come before the special meeting or any adjournment or postponement of the special meeting.

     Your shares will be voted by proxy at the special meeting if your proxy card is properly signed, dated and received by the Secretary of BancTec prior to the special meeting.

EFFECTIVE TIME OF THE MERGER AND PAYMENT FOR SHARES

     The effective time of the merger will be the date and time of filing of the certificate of merger with the Secretary of State of the State of Delaware. This is currently expected to occur as soon as practicable after the special meeting, subject to approval and adoption of the merger agreement at the special meeting and satisfaction or waiver of the other terms and conditions of the merger agreement. Detailed instructions with regard to the surrender of BancTec common stock certificates, together with a letter of transmittal, will be forwarded to you by BancTec's exchange agent, American Stock Transfer & Trust Company, promptly after the effective time. The letter of transmittal will contain instructions with respect to the surrender of certificates representing shares of BancTec common stock in exchange for cash. You should not forward stock certificates  to the  Exchange  Agent  until  you have  received  the  letter of transmittal. The exchange agent will send you payment of the merger consideration as promptly as practicable following receipt by the exchange agent of your certificates and other required documents. No interest will be paid or accrued on the cash payable upon the surrender of certificates. You should not send any certificates at this time. If you hold shares through a brokerage or similar account, payment of the merger consideration will be paid to the record holder of your shares (such as your broker), who in turn will be responsible for payment of the merger consideration to you.

OTHER MATTERS TO BE CONSIDERED

     The Board is not aware of any other matter that will be brought before the special meeting. If, however, other matters are presented, your proxy will be voted in the discretion of the holder of your proxy.

                                  THE COMPANIES

BANCTEC

     BancTec is a worldwide systems integration and services company with a 27-year history of innovation in document imaging technology, financial transaction processing and workflow productivity improvement. Serving a variety of industries, including banking, financial services, insurance, healthcare, government agencies and others, we offer a comprehensive portfolio of payment and document processing systems and services, workflow and image management software products, and computer and network support services.

     We are a leading provider of software, equipment and ongoing maintenance of advanced systems used to process high volumes of checks and related payment documents. Our integrated systems are used by many of the largest credit card issuers and other high volume payment processors worldwide. Our leadership extends to an expanding market for servicing personal computers and networks. Fortune 1000 companies, government agencies and leading personal computer manufacturers rely on us for premium nationwide service.

     Founded in 1972, we operate worldwide (with international sales in 1998 representing approximately 29% of total revenues) and serve over 5,000 customers in over 50 countries. Our principal executive offices are located at 4851 LBJ Freeway, Dallas, Texas 75244. The telephone number is (972) 341-4000.

     For a more detailed description of our business and properties, see the descriptions contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 1998, as amended, which is incorporated by reference into this proxy statement and prospectus. See "Where You Can Find More Information."

COLONIAL

     Colonial is a newly formed Delaware corporation organized and currently owned by Welsh, Carson, Anderson & Stowe VIII, L.P. ("WCAS") and its affiliates for the purpose of effecting the merger. The principal executive offices of Colonial are located at c/o Welsh, Carson, Anderson and Stowe VIII, L.P., 320 Park Avenue, New York, New York 10022. The telephone number is (212) 893-9500.

     WCAS is a private investment partnership with over $3.0 billion in committed capital. As of June 17, 1999, WCAS and its affiliates have organized and managed eleven limited partnerships with total capital of approximately $7.6 billion. Since 1979, WCAS and its affiliated investment partnerships have completed over eighty management buyouts concentrated in the healthcare and information services industries. Its principal executive offices are located at 320 Park Avenue, Suite 2500, New York, New York 10022. The telephone number is
(212) 893-9500. The sole general partner of WCAS is WCAS VIII Associates LLC, a Delaware limited liability company.

     Convergent Equity Partners, L.P., a private investment partnership, has agreed to acquire approximately 6.5% of Colonial's outstanding capital stock prior to the merger. None of WCAS, Convergent Equity Partners or Colonial are affiliates of BancTec. Colonial has not otherwise conducted any business or operations.

                                   THE MERGER

GENERAL DESCRIPTION

     At the effective time of the merger, Colonial will be merged with and into BancTec. BancTec will be the surviving corporation and will continue under the name "BancTec, Inc." As a result of the merger, you will receive $18.50 in cash, without interest, for each share of BancTec common stock that you own unless you are entitled to and have perfected your dissenters' appraisal rights. Shares held by BancTec, its subsidiaries or Colonial will be canceled in the merger. In addition, each outstanding and unexercised vested option to purchase BancTec common stock will be converted into the right to receive cash for the difference, if positive, between $18.50 a share and the exercise price of the option, and each restricted stock award will be converted into the right to receive $18.50 a share.

BACKGROUND OF THE MERGER

     In December 1996, the Board directed management to consider alternatives for enhancing value for BancTec shareholders. In January 1997, the Board authorized management to contact Welsh, Carson, Anderson & Stowe to inquire if Welsh Carson was interested in considering the purchase of BancTec. Robert Minicucci, a Welsh Carson partner, was familiar with BancTec's business and the Board believed he might have an interest in pursuing a transaction. Welsh Carson indicated an interest, executed a confidentiality agreement, reviewed a copy of BancTec's business plan and met with management to evaluate BancTec. In February 1997, as part of the effort to enhance shareholder value, BancTec engaged Goldman, Sachs & Co. ("Goldman Sachs") to act as BancTec's financial advisor. Goldman Sachs presented to the Board possible strategic alternatives including a sale or other business combinations involving BancTec. The Board authorized Goldman Sachs to contact, in a controlled process, potential buyers or partners, financial and strategic, in addition to Welsh Carson and determine the level of interest for a purchase or other business combination.

     Beginning in March 1997, Goldman Sachs contacted nine potential financial buyers and seven potential strategic merger partners. Subsequently, BancTec entered into confidentiality and standstill agreements with six of these financial parties, and provided each party with a confidential memorandum describing BancTec. During this period, none of the strategic parties expressed any interest in response to Goldman Sach's inquiries. Of the financial parties contacted, six indicated in writing their interest in acquiring BancTec, at preliminary prices ranging from $24 to $33 per share (BancTec's stock price in March 1997 ranged from a low of $24.13 to a high of $26.50 per share), and requested the opportunity to conduct further due diligence. Welsh Carson declined to submit an indication of interest. BancTec and Goldman Sachs determined to continue discussions with the four firms indicating the highest preliminary prices. Three of these parties conducted extensive further due diligence. Of the three parties, one submitted no proposal, one requested a two month exclusive period to conduct further due diligence and to attempt to secure financing and one party presented a written proposal for acquiring BancTec, which, subject to significant conditions, provided for BancTec stockholders to receive $24 in cash per share plus approximately 25%, in the aggregate, of the outstanding common stock of the post-transaction company.

     The Board considered the written proposal and authorized negotiations with that party. In response to negotiations, the party proposed to the Board in August 1997, a transaction that would provide $26.50 in cash per share plus approximately 23%, in the aggregate, of the outstanding stock of the post-transaction company. Among other conditions, the proposal was subject to the party securing financing and to further due diligence review for a period of up to 30 days. After consultation with Goldman Sachs and outside legal counsel, the Board approved consideration of this revised proposal and authorized management and outside counsel to commence negotiations and preparation of the necessary definitive transaction documents. After conducting further due diligence concerning BancTec and after further discussions with its potential financing sources, the potential financial buyer stated to Goldman Sachs that it was no longer interested in pursuing its proposed purchase of BancTec and offered no alternative proposal. The Board in September 1997, after considering the financial advice of Goldman Sachs, concluded that no further negotiations would be productive and terminated its efforts with this financial buyer and further efforts to sell or find a merger partner for BancTec.

     In October 1997, the Board again discussed and approved alternative plans designed to enhance shareholder value through a stock purchase program of up to two million shares, long-term debt refinancing and redemption of BancTec's subordinated convertible debentures. The Board further approved the offering of a new class of senior notes.

     In December 1997, Goldman Sachs introduced senior BancTec management to a computer industry party that was interested in exploring a strategic merger with BancTec. Senior management conducted preliminary discussions concerning a possible strategic merger of the two companies and reported those discussions to the Board on December 11, 1997. With the Board's approval, senior management continued preliminary discussions and, at its regular meeting on January 27, 1998, the Board reviewed the status of those discussions and authorized management to continue to investigate the potential of a strategic merger and to secure the services of Goldman Sachs as a financial advisor to assist in those efforts. The parties continued discussions but could reach no agreement and on March 17, 1998, discussions were terminated.

     In May 1998, in accordance with the Board's decision in October 1997, BancTec completed its offering of $150,000,000 in principal amount of its 7.5% Senior Notes due 2008.

     In July 1998, BancTec publicly reported that preliminary results of operations for the second quarter ended June 30, 1998 indicated that financial results for the quarter would be below expectations of the investment community and the full year earnings for 1998 were expected to be approximately 15% below 1997 results. In response to the announcement, BancTec's stock price dropped from a closing high of $23.13 per share on June 30 to a closing high of $16.06 per share on July 31, 1998.

     On July 22, 1998, the Board, in an effort to enhance operating results, retained Booz-Allen and Hamilton ("Booz Allen") to assist BancTec in evaluating its business strategy. Booz Allen interviewed BancTec's management and developed its recommendations over the next several months. BancTec's third quarter results announced on October 26, reflected per share earnings of $0.36 a share compared with $0.48 a share the prior year. BancTec also announced its expectations for fourth quarter 1998 earnings per share to be approximately $0.20 compared with $0.48 for fourth quarter 1997. During October 1998, BancTec's stock traded at per share prices ranging from $11.50 to $15.25. On
October 22, 1998 Booz Allen recommended to the Board a restructuring of BancTec's business in certain aspects and the Board instructed management to begin implementation of those recommendations. On November 17, 1998, BancTec publicly announced that Grahame Clark was planning to resign as chief executive officer of BancTec and that a search for his replacement was authorized.

     In early December 1998, during a conversation with Paul Ferri, a director of BancTec, Robert Minicucci of Welsh Carson expressed an interest in pursuing a potential transaction with BancTec. On December 17, 1998, Mr. Ferri reported to the Board his conversation with Welsh Carson. The Board authorized BancTec's management to advise Welsh Carson that the Board would consider an indication of interest in acquiring BancTec if Welsh Carson would commit to proceed promptly. The Board further directed BancTec's management to provide such information to Welsh Carson necessary for its evaluation of BancTec.

     In January and February 1999, Welsh Carson conducted its due diligence evaluation of BancTec with management of BancTec. On Friday, February 26, 1999, Welsh Carson expressed orally to Mike Stone, a director of BancTec who had been designated by the board to lead BancTec's negotiations, its interest in acquiring BancTec for $18.25 cash per share of common stock. Later that day the Board reviewed the Welsh Carson proposal and conferred with senior management and outside legal counsel. At this meeting legal counsel apprised the board of the appropriate process for evaluating the Welsh Carson indication of interest and the consideration of alternatives. The Board requested management to reengage Goldman Sachs as financial advisor to assist the Board in evaluating the proposal. The Board further instructed Mr.

Stone to begin negotiations with Welsh Carson in an effort to increase the price of Welsh Carson's proposal. The Board also called a meeting for Monday, March 1, with management and Goldman Sachs participating in order to consider the proposal further.

     Over that weekend Goldman Sachs reviewed the proposal and current information about BancTec. In addition, Mr. Stone held further discussions with Welsh Carson in an effort to increase the price of Welsh Carson's proposal. During the discussions Welsh Carson increased its proposal to $18.75 a share.

     At the Board's meeting on March 1, which included senior management, Goldman Sachs and outside counsel, the Board discussed potential alternatives to the Welsh Carson proposal including continuing BancTec's current business plans. The Board directed management to evaluate immediately BancTec's business and financial conditions and business plan and strategies in light of the Welsh Carson proposal and to report their findings to the Board. The Board also instructed Goldman Sachs to meet with BancTec's senior management and representatives of Booz Allen in order to evaluate the business and financial plans and projections of BancTec and the Booz Allen recommendations and proposals, and the status and timetable for implementation of such proposals. The Board further authorized Mr. Stone to propose a price of $19 per share to Welsh Carson and to state that the Board would meet on March 5, 1999 to consider Welsh Carson's current proposal and that Welsh Carson needed to have its best and final proposal presented for the Board's consideration.

     At the March 5 Board meeting, Mr. Stone reported that Welsh Carson maintained its proposal of $18.75 a share and represented that financing of its offer was substantially in place and that the offer was not subject to any further business due diligence review and subject only to further due diligence concerning BancTec's legal matters. The Board conferred with senior management, individually and collectively, and with Goldman Sachs concerning its evaluations of BancTec's business and financial strategies and conditions in light of the Welsh Carson proposal. The Board also reviewed with Goldman Sachs the likelihood of obtaining a more favorable proposal from a third party, financial or strategic. Considering all these issues, and consulting with outside counsel, the Board determined to commence negotiations concerning agreements and financing commitments for the Welsh Carson proposal at $18.75 a share.

     Welsh Carson and representatives of BancTec negotiated over the next several days. The agreements as negotiated provided for a transaction whereby the stockholders of BancTec would receive $18.75 a share for approximately 97% of the outstanding common stock of BancTec and approximately 6.5% of the common stock of the post-transaction company for the remaining approximately 3% of the outstanding common stock of BancTec. Welsh Carson also agreed to use commercially reasonable efforts to arrange for an independent third party investor to purchase the approximately 6.5% of the post-merger stock, which would allow the BancTec shareholders to receive $18.75 a share for 100% of their common stock. The Board set Sunday, March 14, 1999, for a meeting to further review and consider approval of the proposed Welsh Carson transaction and the underlying agreements.

     On Friday, March 5, the same day that the Board met to review the Welsh Carson proposal, Mr. Clark received an unsolicited telephone call from a senior executive of a major computer industry company expressing an interest in an unspecified cooperative effort between the two companies including the possible acquisition of BancTec by the industry party. Mr. Clark advised the Board at its meeting that day of the telephone call and the Board, after consultation with its advisors, instructed management, Mr. Stone and Goldman Sachs to attempt to evaluate the legitimacy of the phone call and, if warranted, to continue conversations with that party to determine the party's level of interest. During the weekend of March 6 and 7, Goldman Sachs talked with representatives of the potential strategic merger partner confirming that the call was authorized, that the interest in acquiring BancTec was high and that the party could move rapidly in its further evaluation of BancTec. On Monday, March 8, Goldman Sachs advised the Board of these developments. The Board authorized commencement of negotiations with the strategic merger partner and instructed Goldman Sachs to inform the party that BancTec's management would be available to meet with the party and would immediately provide information necessary for an evaluation of BancTec. The Board also instructed Goldman Sachs to inform the potential strategic merger partner that any acquisition proposal must be presented to the Board by Friday, March 12, 1999. The industry party on March 9, 10, and 11 sent a group of its managers and attorneys to BancTec who met with management and reviewed BancTec's records and plans.

     On Friday, March 12, the strategic party delivered to the Board a written expression of interest in acquiring BancTec in a merger whereby 100% of the BancTec stockholders, in a tax free transaction, would receive a number of shares of stock of the strategic party based on a $21 per share valuation of BancTec's common stock. The expression of interest was subject to several conditions, including the condition that the parties receive a ruling from the Securities and Exchange Commission that the proposed combination would be accounted for as a pooling of interests. The strategic party orally stated that it had substantially completed its business due diligence and expressed a high degree of confidence that the conditions to the transaction could be met.

     At the Board meeting previously scheduled for review of the Welsh Carson proposal on Sunday, March 14, the Board considered both the Welsh Carson proposal and the strategic party's expression of interest. After conferring with Arthur Andersen, BancTec's independent accountants, Goldman Sachs and outside legal counsel, and after considering the higher price, the tax free nature of the transaction and the level of the strategic party's expression of interest, the Board determined to continue negotiations with the strategic party and to seek to promptly satisfy the conditions to a transaction with that party. The Board also directed Mr. Stone to advise Welsh Carson of this new expression of interest by the strategic party and to communicate to Welsh Carson the Board's continuing interest in its proposal, considering the conditional nature of the potential strategic partner's expression of interest. Mr. Stone communicated that day to Welsh Carson the Board's decision concerning the recent strategic party proposal and the Board's desire to continue the Welsh Carson discussions. In response to Mr. Stone, Welsh Carson stated orally, and subsequently confirmed in writing, that it was terminating its proposal.

     During the next several days, BancTec and the strategic party continued discussions and negotiations concerning the proposed strategic merger and due diligence. On March 16, 1999, BancTec inquired of the accounting staff of the Securities and Exchange Commission as to whether the accounting staff would have any objection to pooling of interests accounting for the proposed transaction. The inquiry was limited to certain specific matters. On March 19, a member of the accounting staff responded that the accounting staff would have no objection to the use of pooling of interests accounting in so far as the specific matters were concerned. On the morning of March 22, management of the strategic party continued meetings with BancTec's management. In the afternoon of March 22, the strategic party informed Goldman Sachs that it was no longer interested in pursuing a transaction. Management and Goldman Sachs talked further with the party and were informed that the party was not interested in any further proposals.

     The Board after reviewing these developments directed Mr. Stone and Mr. Clark to talk with Welsh Carson to attempt to revive its interests in a transaction. After several discussions, Welsh Carson agreed to reconsider a transaction and on March 29, communicated with Mr. Stone and Mr. Clark its interest in proceeding with a merger on substantially the same basis as previously proposed but at a reduced price of $18.25 a share. The Board reviewed Welsh Carson's revised merger proposal and instructed Mr. Stone and Mr. Clark to continue negotiations with Welsh Carson to reinstate its original proposal of $18.75 per share. On March 30, Welsh Carson refused to reinstate the offer of $18.75 per share but offered to go forward immediately on the same terms as previously proposed but at $18.50 per share. The Board met on April 1 to consider the merger proposal and, after discussions with its senior management and considering the financial advice of Goldman Sachs and the legal advice of BancTec's outside counsel, approved consideration of the $18.50 per share proposal subject to completion and review of definitive agreements and supporting financing commitments and the evaluation and presentation by Goldman Sachs of the fairness of the transaction from a financial point of view.

     On April 4, 1999 the Board, with senior management and representatives from Goldman Sachs and BancTec's outside legal counsel, reviewed the status of the negotiations with Welsh Carson, the price being offered, the terms of the transaction agreement and the financial commitments, the background of the proposed merger and the strategic and financial reasons for the merger. Goldman Sachs reviewed with the Board the financial analysis performed by Goldman Sachs in its evaluation of the merger consideration and rendered an oral opinion, subsequently confirmed by delivery of a written opinion, to the effect that, as of the date of the opinion, and based upon and subject to the matters stated in the opinion, the merger consideration to be provided in the merger, taken as a whole, was fair from a financial point of view to the holders of BancTec common stock. The Board unanimously approved the merger agreement and instructed BancTec's senior management and legal advisors to execute the merger agreement on behalf of BancTec.

     On Monday, April 5, BancTec and Welsh Carson executed the merger agreement. The transaction was announced on April 5.

     Pursuant to the terms of the merger agreement as executed on April 5, approximately 97% of BancTec's outstanding common stock would be converted into the right to receive $18.50 per share, with approximately 3% of BancTec's outstanding common stock being converted into approximately 6.5% of the surviving corporation's outstanding common stock. The April 5 merger agreement also provided Colonial with the right to cause the merger agreement to be amended so as to provide that all of BancTec's outstanding common stock would be converted into the right to receive $18.50 per share, with none of the outstanding shares of BancTec being converted into shares of the surviving corporation. On June 17, 1999, Colonial exercised its right to amend the April 5 merger agreement, and the amended and restated merger agreement was executed on that date pursuant to which BancTec stockholders would receive $18.50 per share for all outstanding shares of BancTec common stock. The amended transaction was announced on June 18, 1999.

REASONS FOR THE MERGER; RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

     The Board believes that the terms of the merger agreement and the merger are fair to and in the best interests of BancTec and its stockholders. Accordingly, the Board has unanimously approved the merger agreement and the merger and recommends that you approve and adopt the merger agreement. In reaching its determination to recommend the merger agreement, the Board considered a number of factors, including the following:

     1. The Board considered the value of the consideration to be received by BancTec's stockholders in the merger. The Board considered the historical market prices and trading information for BancTec common stock, the price per share offered by WCAS, the certainty of value provided by the cash consideration and the fact that the per share cash merger consideration represents a significant premium over the market prices at which BancTec's common stock had previously traded, including, but not limited to, the fact that the $18.50 per share cash merger consideration represented a 42% premium over the $13 closing price on April 1, 1999, the last trading day before BancTec announced the proposed merger.

     2. As described above under "Background of the Merger," the Board noted that the merger consideration and the ultimate selection of the WCAS proposal was the result of an extensive process that resulted in discussions with a substantial number of potential bidders in a process designed to elicit third-party proposals to acquire BancTec, and that the participants in the process were afforded ample opportunity to submit proposals to BancTec.

     3. The Board considered information concerning BancTec's financial performance, financial condition, business operations and prospects and the market price of BancTec's common stock. The Board considered the prospects of continuing to operate BancTec as an independent public company and the possibility that BancTec's future performance might not in the foreseeable future lead to a trading price for BancTec common stock having a higher present value than the merger consideration.

     4. The Board considered the terms and conditions of the merger agreement, including the amount and form of consideration to be received by BancTec's stockholders, the restrictions relating to solicitation of third party proposals, the termination provisions and the size, nature and events that would trigger the payment of the $12 million termination fee contained in the merger agreement (see "Certain Terms of the Merger Agreement -- Termination Fees and Expenses"). The Board recognized that the provisions limiting BancTec from soliciting or encouraging alternative proposals, and the termination fee provisions, could decrease the likelihood that a third party would offer to acquire BancTec. Nonetheless, the Board believed that such provisions were in the best interests of BancTec's stockholders because they enhanced the likelihood that the merger would be accomplished, thereby providing BancTec's stockholders with the benefits of the merger consideration. Moreover, in evaluating the provisions, the Board also took into account that BancTec had previously contacted a substantial number of potential bidders and afforded them a full opportunity to submit an offer to acquire BancTec. The Board considered whether it was in the best interest of BancTec's stockholders to remain an independent company. The Board decided that the merger best addressed the interests of BancTec's stockholders because of the amount and nature of the merger consideration.

     5. The Board considered the risk that the merger consideration is fixed and will not be adjusted in the event of an increase or decrease in the market price of BancTec's common stock or the value of BancTec's business. The Board recognized that fixed merger consideration is not unusual in a transaction such as the merger and that the fixed merger consideration, while creating a risk to BancTec's stockholders, could also operate to benefit BancTec's stockholders.

     6. The Board considered the strong financial condition and business reputation of WCAS, the experience and high rate of success of WCAS in structuring and completing transactions similar to the merger, the financing commitments obtained by WCAS and WCAS's ability to complete the merger in a timely manner and without substantial additional due diligence.

     7. The Board considered the opinion of Goldman Sachs dated April 4, 1999 as to the fairness, from a financial point of view, of the consideration to be provided in the merger, taken as a whole, as of the date of the opinion, to the holders of BancTec's common stock, and further considered the related financial analyses performed by Goldman Sachs, as described below under "Opinion of BancTec's Financial Advisor."

     The foregoing discussion of factors considered by the Board is not exhaustive, but BancTec believes it includes the material factors considered by the Board. The Board did not quantify or otherwise attempt to assign relative weights to the specific factors the Board considered in reaching its determination to recommend the merger. Rather, the Board viewed its position and recommendation as being based on the total information presented to and considered by the Board.

OPINION OF BANCTEC'S FINANCIAL ADVISOR

     On April 4, 1999, Goldman Sachs delivered its opinion, subsequently confirmed in writing, to the Board that, as of such date, the cash consideration and stock consideration as contemplated in the April 5 merger agreement to be received by the holders of BancTec common stock in the merger, taken as a unitary transaction, were fair from a financial point of view to such holders. Goldman Sachs has updated its written opinion as of the date of the amended and restated merger agreement.

     THE FULL TEXT OF THE WRITTEN OPINION OF GOLDMAN SACHS, DATED JUNE 17, 1999, WHICH SETS FORTH ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN IN CONNECTION WITH THE OPINION, IS ATTACHED HERETO AS APPENDIX A AND IS INCORPORATED HEREIN BY REFERENCE. HOLDERS OF BANCTEC COMMON STOCK ARE URGED TO, AND SHOULD, READ SUCH OPINION IN ITS ENTIRETY.

     In connection with its opinion, Goldman Sachs reviewed, among other things:

       (1) the original merger agreement executed on April 5, 1999, and the amended and restated merger agreement;

       (2) Annual Reports to Stockholders and Annual Reports on Form 10-K of BancTec for the five years ended December 31, 1998;

       (3) certain interim reports to stockholders and Quarterly Reports on Form 10-Q of BancTec;

       (4) certain other communications from BancTec to its stockholders; and

       (5) certain  internal   financial  analyses  and  forecasts  for  BancTec
           prepared by its management.

     Goldman Sachs also held discussions with members of the senior management of BancTec regarding the past and current business operations, financial condition and future prospects of BancTec. In addition, Goldman Sachs reviewed the reported price and trading activity for shares of BancTec common stock, compared certain financial and stock market information for BancTec with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the information technology services industry specifically and in other industries generally and performed such other studies and analyses as it considered appropriate.

     Goldman Sachs relied upon the accuracy and completeness of all of the financial and other information reviewed by it and assumed such accuracy and completeness for purposes of rendering its opinion. In that regard, Goldman Sachs assumed with the consent of BancTec's Board of Directors that the internal prospective financial information prepared by the management of BancTec had been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of BancTec. In addition, Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities of BancTec or any of its subsidiaries and Goldman Sachs was not furnished with any such evaluation or appraisal. Goldman Sachs was not requested to solicit, and did not solicit, interest from other parties with respect to an acquisition of or other business combination with BancTec. The advisory services and the opinion of Goldman Sachs expressed in its fairness opinion were provided for the information and assistance of BancTec's Board of Directors in connection with its consideration of the transaction contemplated by the merger agreement and such opinion does not constitute a recommendation as to how any BancTec stockholder should vote with respect to the merger.

     THE FOLLOWING IS A SUMMARY OF THE MATERIAL FINANCIAL ANALYSES USED BY GOLDMAN SACHS IN CONNECTION WITH PROVIDING ITS OPINION TO BANCTEC'S BOARD OF
DIRECTORS ON APRIL 4, 1999. CERTAIN OF THE SUMMARIES OF FINANCIAL ANALYSES INCLUDE INFORMATION PRESENTED IN TABULAR FORMAT. IN ORDER FULLY TO UNDERSTAND THE FINANCIAL ANALYSES USED BY GOLDMAN SACHS, THE TABLES MUST BE READ TOGETHER WITH THE TEXT OF EACH SUMMARY. THE TABLES ALONE DO NOT CONSTITUTE A COMPLETE DESCRIPTION OF THE FINANCIAL ANALYSES. GOLDMAN SACHS UTILIZED SUBSTANTIALLY THE SAME TYPE OF FINANCIAL ANALYSIS IN CONNECTION WITH PROVIDING THE WRITTEN OPINION ATTACHED HERETO AS APPENDIX A.

     Selected  Companies  Analysis.  Goldman Sachs reviewed and compared certain financial information relating to BancTec to corresponding financial information, ratios and public market multiples for 48 publicly traded corporations (collectively, the "Selected Companies") in specified sections of the IT services industry:

o in the contract programming/integration sector:

 Analysts International Corporation
 Ciber, Inc.                                            Keane, Inc.
 Complete Business Solutions, Inc.                      Mastech Corporation
 Computer Horizons Corp.                                Metamor Worldwide, Inc.
 Computer Task Group, Incorporated                      Metro Information Services, Inc.
 Data Dimensions, Inc.                                  Renaissance Worldwide, Inc.
 Data Processing Resources Corporation                  Sykes Enterprises, Incorporated
 IMRglobal Corp.                                        Syntel, Inc.

o in the maintenance sector:

  BancTec
  CompuCom Systems, Inc.                                Inacom Corp.
  DecisionOne Corporation                               Wang Laboratories, Inc.

o in the government sector:

  CACI International, Inc
  Litton Industries, Inc.                               Maximus, Inc.
  Lockheed Martin Corporation                           TRW Inc.

o in the transaction processing sector:

  Automatic Data Processing, Inc.                       Galileo International, Inc.
  Ceridian Corporation                                  National Data Corporation
  Equifax Inc.                                          Paychex, Inc.
  First Data Corporation                                The SABRE Group Holdings, Inc.

o in the category of full service information technology companies:

  Computer Sciences Corporation
  Electronic Data Systems Corporation                   NCR Corporation
  International Business Machines Corporation           Unisys Corporation

o and in the systems integration/consulting sector:

  American Management Systems, Incorporated
  AnswerThink Consulting Group, Inc.                    International Network Services
  Atlantic Data Services, Inc.                          Tier Technologies, Inc.
  Cambridge Technology Partners                         Technology Solutions Company
    (Massachusetts), Inc.                               Sapient Corporation
  Diamond Technology Partners Incorporated              Whittman-Hart, Inc.


     The Selected Companies were chosen because they are publicly traded companies with operations that for purposes of this analysis may be considered similar to BancTec. Goldman Sachs calculated and compared various financial multiples and ratios. The multiples and ratios for each of the Selected Companies were based on the most recent publicly available information and estimates provided by Goldman Sachs published research and Independent Broker Estimate Services ("IBES"). IBES estimates were calendarized for companies with non-December year-end. The following tables present the ranges, the mean and the median indicated for the Selected Companies of each of: market value as a percentage of the prior 52-week high; multiples of enterprise value to trailing twelve months ("LTM") revenue, earnings before income, taxation, depreciation, and amortization ("EBITDA") and earnings before income and taxation ("EBIT"); and multiples of equity value to estimated calendar year 1999, 2000, and 2001 earnings per share ("EPS"), and the ratio of price/earnings to 5-year IBES estimated growth ("PEG") for 1999 and 2000.


                                 CONTRACT PROGRAMMING/INTEGRATION
                                        SELECTED COMPANIES
                            -------------------------------------------
                                  RANGE            MEAN        MEDIAN
                            -----------------   ----------   ----------
% of 52-Wk High .........   20.3% -- 100.0%         40.5%        39.6%
Revenue (LTM) ...........     .4x -- 3.6x            1.3x         1.2x
EBITDA (LTM) ............    3.3x -- 17.7x           8.9x         8.3x
EBIT (LTM) ..............    3.6x -- 23.0x          10.0x         9.4x
EPS (CY1999) ............    4.4x -- 27.4x          13.3x        12.5x
EPS (CY2000) ............    4.4x -- 21.5x          10.5x         9.7x
EPS (CY2001) ............    3.1x -- 16.6x           7.9x         7.2x
1999 PEG ................     .1x -- .9x              .5x          .4x
2000 PEG ................     .1x -- .7x              .4x          .3x

                                            MAINTENANCE
                                        SELECTED COMPANIES

                            -------------------------------------------
                                  RANGE            MEAN        MEDIAN
                            -----------------   ----------   ----------
% of 52-Wk High .........    7.0% -- 62.5%          35.5%        37.3%
Revenue (LTM) ...........     .1x -- 1.0x             .5x          .5x
EBITDA (LTM) ............    3.3x -- 7.5x            5.1x         4.5x
EBIT (LTM) ..............    6.3x -- 211.6x         66.0x         7.8x
EPS (CY1999) ............    5.8x -- 20.4x          10.9x         8.6x
EPS (CY2000) ............    3.5x -- 10.0x           6.4x         6.1x
EPS (CY2001) ............    2.9x -- 8.1x            5.5x         5.5x
1999 PEG ................     .3x -- 1.2x             .7x          .7x
2000 PEG ................     .2x -- .7x              .4x          .5x


                                            GOVERNMENT
                                        SELECTED COMPANIES
                            -------------------------------------------
                                  RANGE            MEAN        MEDIAN
                            -----------------   ----------   ----------
% of 52-Wk High .........   64.1% -- 84.8%          73.7%        75.9%
Revenue (LTM) ...........     .7x -- 1.7x            1.0x          .8x
EBITDA (LTM) ............    5.5x -- 14.9x           8.9x         8.2x
EBIT (LTM) ..............    9.0x -- 16.1x          11.5x        10.5x
EPS (CY1999) ............   10.5x -- 19.2x          13.3x        12.8x
EPS (CY2000) ............    9.4x -- 14.8x          11.4x        11.4x
EPS (CY2001) ............    8.5x -- 11.4x           9.8x         9.6x
1999 PEG ................     .6x -- 1.3x            1.0x         1.1x
2000 PEG ................     .5x -- 1.2x             .9x          .9x

                                      TRANSACTION PROCESSING
                                        SELECTED COMPANIES
                            ------------------------------------------
                                  RANGE           MEAN        MEDIAN
                            ----------------   ----------   ----------
% of 52-Wk High .........   74.7% -- 98.6%         89.6%        91.8%
Revenue (LTM) ...........    2.2x -- 7.0x           4.1x         3.8x
EBITDA (LTM) ............    9.6x -- 41.3x         17.2x        12.3x
EBIT (LTM) ..............   13.8x -- 49.1x         22.4x        17.6x
EPS (CY1999) ............   18.3x -- 50.7x         28.5x        24.1x
EPS (CY2000) ............   15.4x -- 40.5x         24.1x        21.1x
EPS (CY2001) ............   13.0x -- 32.0x         20.3x        18.7x
1999 PEG ................    1.0x -- 2.3x           1.7x         1.7x
2000 PEG ................     .8x -- 2.0x           1.4x         1.4x


                                         FULL SERVICE IT
                                        SELECTED COMPANIES

                            ------------------------------------------
                                  RANGE           MEAN        MEDIAN
                            ----------------   ----------   ----------
% of 52-Wk High .........   73.6% -- 94.3%         86.4%        89.8%
Revenue (LTM) ...........     .7x -- 2.4x           1.4x         1.4x
EBITDA (LTM) ............    8.7x -- 13.5x         10.4x        10.2x
EBIT (LTM) ..............   12.4x -- 30.4x         20.8x        21.0x
EPS (CY1999) ............   21.8x -- 26.4x         23.7x        23.5x
EPS (CY2000) ............   17.1x -- 22.2x         19.5x        19.1x
EPS (CY2001) ............   11.6x -- 19.6x         16.0x        16.0x
1999 PEG ................    1.2x -- 2.0x           1.5x         1.3x
2000 PEG ................     .9x -- 1.7x           1.3x         1.1x

                                   SYSTEM INTEGRATION/CONSULTING
                                        SELECTED COMPANIES
                            -------------------------------------------
                                  RANGE            MEAN        MEDIAN
                            -----------------   ----------   ----------
% of 52-Wk High .........   16.2% -- 100.0%         61.0%        68.6%
Revenue (LTM) ...........     .2x -- 13.0x           4.6x         2.4x
EBITDA (LTM) ............    1.1x -- 64.9x          23.8x        11.8x
EBIT (LTM) ..............    1.1x -- 74.9x          31.9x        21.5x
EPS (CY1999) ............   10.1x -- 76.1x          35.8x        27.6x
EPS (CY2000) ............    7.3x -- 53.6x          24.9x        21.2x
EPS (CY2001) ............    5.6x -- 36.5x          17.7x        16.5x
1999 PEG ................     .3x -- 1.7x             .9x         1.0x
2000 PEG ................     .2x -- 1.2x             .7x          .7x


     Selected Transactions Analysis. Goldman Sachs analyzed certain information relating to 34 selected merger transactions involving more than $12 billion in the information technology services industry since 1996 (collectively, the "Selected Transactions"):

The Continuum Company, Inc./Hogan Systems, Inc.

Interim Services Inc./Brandon Systems Corporation

Medaphis Corporation/BSG Corporation

Amdahl Corporation/Trecom Business Systems, Inc.

Computer Sciences Corporation/The Continuum Company, Inc.

Affiliated Computer Services, Inc./The Genix Group, Inc.

Wang Laboratories, Inc./I-NET, Inc.

The Registry, Inc./Renaissance Solutions, Inc.

Northrop Grumman Corporation/Logicon, Inc.

Sprint Corporation/Paranet, Inc.

CGI Group, Inc./ISI Systems Inc.

Cambridge Technology  Partners (Massachusetts),
  Inc./Peter Chadwick Holdings Limited

The Registry, Inc./The Hunter Group, Inc.

Affiliated Computer Services, Inc./Computer Data Systems, Inc.

General Dynamics Corporation/Computing Devices International

SunGard Data Systems Inc./Infinity Financial Technology, Inc.

International Telecommunication Data Systems,
  Inc./Computer Sciences Corporation's TRIS subsidiary

TRW Inc./BDM International, Inc.

MATRIXX Marketing Inc./AT&T Solutions
  Customer Care, Wang Laboratories, Inc./Olsy
 (Ing. C. Olivetti & C. S.P.A.)

Accustaff Incorporated/Actium Corporation

Renaissance Worldwide, Inc./Neoglyphics Media Corporation

Computer Horizons Corp./Princeton Softech, Inc.

Ciber, Inc./The Summit Group, Inc.

Xerox Corporation/XLConnect Solutions, Inc.,
 Keane, Inc./Bricker & Associates, Inc.

USWeb Corporation/Gray Peak Technologies, Inc.

Cognizant Technology Solutions

Corporation/Walsh International Inc.

Complete Business Solutions, Inc./Claremont
 Technology Group, Inc.

USWeb Corporation/CKS Group, Inc.

InaCom Corp./Vanstar Corporation

Cambridge Technology Partners (Massachusetts),
 Inc./Excell Data Corporation

Computer Associates International,
 Inc./Computer Management Sciences, Inc.

Electronic Data Systems Corporation/MCI
 Systemhouse

The following table presents the ranges, the mean and the median indicated for the Selected Transactions of each of the premium to the price the day prior to announcement and the premium to the prior 52-week high price.


                                                 SELECTED TRANSACTIONS

                                      ------------------------------------------
                                             RANGE          MEAN         MEDIA
                                      -----------------  ----------   ----------
Premiums Over Market ..............   (11.1)% -- 42.5%      25.7%         28.6%
Premium Over 52-Week High .........   (52.0)% -- 36.0%      (1.9)%         1.1%


     Discounted Future Cash Flow Analysis. Goldman Sachs performed a discounted cash flow analysis based on the financial projections provided by management of BancTec. The analysis derives a range of present values per share of BancTec common stock as of January 1, 1999. Goldman Sachs utilized a discount rate range of 10.0% to 14.0%, and exit valuations based on multiples of terminal year EBITDA of 4.0x to 6.0x. As determined by Goldman Sachs, the reference range values were $14.45 to $26.64 per share of BancTec common stock. Goldman Sachs noted that, given the nature of the information technology services industry, discounted cash flow valuation ranges are extremely sensitive to changes in both operating assumptions and revenue assumptions.

     With respect to the discounted cash flow analysis, Goldman Sachs noted that the selection of an appropriate discount rate is an inherently subjective process, and is affected by such factors as BancTec's cost of capital, the uncertainty associated with achieving the projections provided by BancTec's management and transaction risk generally. Goldman Sachs also noted that the discounted cash flow analysis is a widely used valuation methodology, but that it relies on numerous assumptions regarding the future performance of a company and the future economic environment, including earnings growth rates, unlevered free cash flows, terminal values and discount rates, all of which are inherently uncertain because they are predicated upon future events and circumstances.

     Implied Equity Value Analysis. Goldman Sachs performed an implied equity value analysis based on the financial projections provided by management of BancTec. The first part of the analysis used a one year forward earnings multiple applied to one year forward earnings to find the equity value at the beginning of each year. This part of the analysis revealed an equity value consistently rising over time, with the estimated value of the equity by the year 2006 ranging from approximately $650 million to approximately $950 million, based on earnings multiples ranging from 10.0x to 14.0x. The second part of the analysis, which used a 13% discount rate to determine the present value of the equity, revealed an equity present value ranging from approximately $300 million to approximately $400 million, based on earnings multiples ranging from 10.0x to 14.0x.

     The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs's opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all such analyses. No company or transaction used in the above analyses as a comparison is directly comparable to BancTec or to the merger. The analyses were prepared solely for purposes of Goldman Sachs' providing its opinion to the Board as to the fairness from a financial point of view of the consideration to be received in the merger and do not purport to be appraisals or necessarily reflect the prices at which business or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of BancTec, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast. As described above, Goldman Sachs's opinion to the Board was one of many factors taken into consideration by the Board in making its determination to approve the merger agreement. The foregoing summary describes material financial analyses used by Goldman Sachs in connection with providing its opinion to the Board on April 4, 1999, but does not purport to be a complete description of the analysis performed by Goldman Sachs in connection with such opinion and is qualified by reference to the written opinion of Goldman Sachs set forth in Appendix A hereto.

     Goldman Sachs, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes. BancTec selected Goldman Sachs as its financial advisor because it is a nationally recognized investment banking firm that has substantial experience in advising on transactions similar to the merger.

     Goldman Sachs has provided certain investment banking services to BancTec from time to time, including having acted as co-managing underwriter of an offering of $150 million aggregate principal amount of 7 1/2% Notes due 2000 of BancTec in May 1998, and as its financial advisor in connection with, and having participated in certain of the negotiations leading to, the merger agreement. Goldman Sachs also has provided certain investment banking services to WCAS and its affiliates from time to time, including having provided financing and advisory services to Welsh Carson and its affiliates, and may provide investment banking services to Welsh Carson in the future. In addition, certain affiliates of Goldman Sachs have co-invested with Welsh Carson and its affiliates in certain transactions sponsored by Welsh Carson or its affiliates. Goldman Sachs provides a full range of financial advisory and securities services and, in the course of its normal trading activities, may from time to time effect transactions in and hold securities, including derivative securities, of BancTec for its own account and for the accounts of customers.

     Pursuant to a letter agreement dated March 4, 1999, BancTec engaged Goldman
Sachs  to  act  as  its  financial   advisor  in  connection  with  a  potential
transaction. Pursuant to the terms of this engagement letter, BancTec has agreed to pay Goldman Sachs upon consummation of the merger a transaction fee equal to
 .75% of the aggregate consideration paid in the transaction (as though 100% of the outstanding common stock on a fully diluted basis had been acquired), plus the principal amount of all indebtedness for borrowed money as set forth on the most recent consolidated balance sheet of BancTec prior to the consummation of the merger. This fee would be equal to approximately $3.9 million based on the $18.50 per share consideration of approximately $370 million and total principal amount of indebtedness as of March 31, 1999 of approximately $150 million. BancTec has agreed to reimburse Goldman Sachs for its reasonable out-of-pocket expenses, including attorney's fees and disbursements plus any sales, use or similar taxes, and to indemnify Goldman Sachs against certain liabilities, including certain liabilities arising under the federal securities laws.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     In considering the recommendations of the Board, you should be aware that certain of BancTec's executives (one of whom is also a director) have certain interests in the merger that are different from, or in addition to, your interest as a BancTec stockholder generally.

     COMMON STOCK. Shares of BancTec common stock held by officers and directors of BancTec will be converted into the right to receive the same merger consideration as shares of BancTec held by other stockholders.

     EMPLOYMENT AGREEMENTS. Grahame N. Clark, Jr., Donald H. Herbener, Tod V. Mongan, Raghavan Rajaji, Kevin L. Roper, John A. Torkelson, Scott J. Wilson, and James R. Wimberly each have entered into employment agreements that terminate on October 23, 2003. These employment agreements contain severance provisions which provide that these employees will receive the following severance payments if their employment is terminated within three years after the occurrence of specified events, such as the merger: each of Messrs. Clark, Rajaji and Mongan would receive a severance payment of 2.99 years' annual compensation, each of Messrs. Herbener and Roper would receive a severance payment of two years' annual compensation, and each of Messrs. Wimberly, Wilson and Torkelson would receive a severance payment of one year's annual compensation.

     OFFICERS' AND DIRECTORS' INDEMNIFICATION INSURANCE. The merger agreement provides that, for a period of six years after the effective time, the surviving corporation will indemnify the present and former officers, directors, employees and agents of BancTec and its subsidiaries from liabilities arising out of actions or omissions in these capacities prior to the effective time of the merger, to the full extent permitted under Delaware law or as provided in BancTec's or its subsidiaries' organizational documents or any written indemnification agreements. In addition, the surviving entity will maintain directors' and officers' insurance coverage for six years after the effective time on terms no less favorable to these indemnified parties than existing insurance coverage, but the surviving corporation will not be required to pay an annual premium in excess of 200% of the last premium paid prior to the date of the merger agreement.

     STOCK OPTIONS AND RESTRICTED STOCK. The merger agreement provides that BancTec will take the necessary actions to provide for the cancellation at the effective time of the merger of all outstanding options to acquire BancTec common stock in exchange for a cash payment equal to $18.50 for each share (the amount that would be payable to that holder had he exercised the option) less the exercise price per share of the option. In addition, BancTec will cancel all restricted stock awards in exchange for a cash payment of $18.50 for each share (the amount that would be payable to that holder had the restrictions on the stock award lapsed). If all of the options to acquire BancTec common stock or restricted stock awards were exchanged for cash as described above, certain members of management of BancTec would be entitled to a maximum aggregate cash payment of approximately $6,044,286, and the directors of BancTec would be entitled to a maximum aggregate cash payment of approximately $318,250.

     DEFERRED COMPENSATION. BancTec's deferred compensation plan provides that participants will become fully vested in contributions made by BancTec and will receive a distribution of their account balances upon the occurrence of the merger. As a result, certain members of BancTec's management will receive distributions in an aggregate amount of approximately $589,163 in contributions by BancTec under this plan.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following discussion summarizes the material federal income tax considerations relevant to the merger that are generally applicable to holders of BancTec common stock. This discussion is based on currently existing provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed Treasury Regulations thereunder and current administrative rulings and court decisions, all of which are subject to change. Any such change, which may or may not be retroactive, could alter the tax consequences to the holders of BancTec common stock as described herein. Special tax consequences not described below may be applicable to particular classes of taxpayers, including financial institutions, broker-dealers, persons who are not citizens or residents of the United States or who are foreign corporations, foreign partnerships or foreign estates or trusts, persons who will own stock of BancTec (actually or constructively, under certain constructive ownership rules in the Code) after the merger, and holders who acquired their stock through the exercise of an employee stock option or otherwise as compensation.

     The receipt of the merger consideration in the merger by holders of BancTec common stock will be a taxable transaction for federal income tax purposes. Each holder's gain or loss per share of BancTec common stock will be equal to the difference between $18.50 and the holder's basis in that particular share of the BancTec common stock. Such gain or loss generally will be a capital gain or loss. In the case of individuals, trusts and estates, such capital gain will be subject to a maximum federal income tax rate of 20% for shares of BancTec common stock held for more than 12 months prior to the date of disposition.

     A holder of BancTec common stock may be subject to backup withholding at the rate of 31% with respect to merger consideration received pursuant to the merger, unless the holder (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or (ii) provides a correct taxpayer identification number ("TIN"), executes a certification concerning no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. To prevent the possibility of backup federal income tax withholding on payments made with respect to shares of BancTec common stock pursuant to the merger, each holder must provide the exchange agent with his current TIN by completing a Form

W-9 or Substitute Form W-9. A holder of BancTec common stock who does not provide BancTec with his or her correct TIN may be subject to penalties imposed by the Internal Revenue Service (the "IRS"), as well as backup withholding. Any amount withheld under these rules will be creditable against the holder's federal income tax liability. BancTec (or its agent) will report to the holders of BancTec common stock and the IRS the amount of any "reportable payments," as defined in Section 3406 of the Code, and the amount of tax, if any, withheld with respect thereto.

     THE FOREGOING TAX DISCUSSION IS INCLUDED FOR GENERAL INFORMATION ONLY AND IS BASED UPON PRESENT LAW. THE FOREGOING DISCUSSION DOES NOT DISCUSS TAX CONSEQUENCES UNDER THE LAWS OF STATES OR LOCAL GOVERNMENTS OR ANY OTHER JURISDICTION OR TAX CONSEQUENCES TO CATEGORIES OF STOCKHOLDERS THAT MAY BE
SUBJECT TO SPECIAL RULES, SUCH AS FOREIGN PERSONS, TAX-EXEMPT ENTITIES, INSURANCE COMPANIES, FINANCIAL INSTITUTIONS AND DEALERS IN STOCKS AND SECURITIES. THE FOREGOING DISCUSSION MAY NOT BE APPLICABLE TO A STOCKHOLDER WHO ACQUIRED HIS OR HER SHARES OF BANCTEC COMMON STOCK PURSUANT TO THE EXERCISE OF STOCK OPTIONS OR OTHERWISE AS COMPENSATION. EACH HOLDER OF BANCTEC COMMON STOCK SHOULD CONSULT SUCH HOLDER'S OWN TAX ADVISOR CONCERNING THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO SUCH HOLDER, INCLUDING THE APPLICATION AND EFFECT OF FEDERAL, STATE, LOCAL AND OTHER TAX LAWS AND THE POSSIBLE EFFECT OF CHANGES IN SUCH TAX LAWS.

ANTICIPATED ACCOUNTING TREATMENT

     The merger will be accounted for as a recapitalization for accounting and financial reporting purposes. Accordingly, the historical basis of BancTec's assets and liabilities will not be affected by the merger.

GOVERNMENTAL APPROVALS

     Transactions such as the merger are subject to review by the Department of Justice and the Federal Trade Commission to determine whether they comply with applicable antitrust laws. Under the provisions of the HSR Act, the merger may not be consummated until the 30-day waiting period requirement of the HSR Act has been satisfied unless the Department of Justice or the Federal Trade Commission formally requests additional information or grants early termination of the waiting period. BancTec and WCAS filed notification reports, together with a request for early termination of the waiting period, with the Department of Justice and the Federal Trade Commission under the HSR Act on June 16, 1999.

LITIGATION RELATING TO THE MERGER

     As of the date of this proxy statement, BancTec is aware of four lawsuits that have been filed by alleged stockholders of BancTec relating to the merger. All four lawsuits were filed in the Chancery Court for New Castle County, Delaware. Each of the lawsuits names BancTec, its directors and Colonial as defendants. The plaintiff in each lawsuit seeks to represent a purported class of all public holders of BancTec common stock. BancTec expects the lawsuits to be consolidated into a single action.

     The lawsuits allege, among other things, that the directors of BancTec breached their fiduciary duties to BancTec's stockholders by approving the merger. In particular, the lawsuits allege that the directors allowed the stock price to be capped, depriving the plaintiffs of an opportunity to realize an increase in the value of BancTec common stock, that the terms of the transaction were not the result of an auction process or "active market check" and that the merger consideration is inadequate. The lawsuits seek, among other things, preliminary and permanent injunctive relief prohibiting consummation of the merger, unspecified damages, attorneys' fees and other relief. BancTec expects that these four lawsuits will be consolidated into a single action. BancTec intends to contest these lawsuits vigorously.

                      CERTAIN TERMS OF THE MERGER AGREEMENT

     The following description of the merger agreement describes the material terms of the merger agreement. The full text of the merger agreement is attached to this proxy statement as Appendix B and is incorporated herein by reference. BancTec encourages you to read the entire merger agreement.

EFFECTIVE TIME OF THE MERGER

     The merger agreement provides that the closing of the merger will take place no later than the second business day after the satisfaction or waiver of the conditions to the merger. At the closing, BancTec will file the necessary documents with public officials to complete the merger. BancTec expects that, if all conditions to the merger have been satisfied or waived, the effective time will occur on the date of the special meeting or as soon thereafter as practicable.

GENERAL

     The merger agreement provides that, subject to satisfaction of certain conditions, Colonial will be merged with and into BancTec and that, following the merger, the separate existence of Colonial will cease and BancTec will continue as the surviving corporation. At the effective time, and subject to the terms and conditions set forth in the merger agreement:

   o the stockholders of BancTec will receive $18.50 in cash, without interest, for each share of BancTec common stock that they own, other than shares held by stockholders who are entitled to and have perfected their dissenters' appraisal rights. These shares will be cancelled in the merger. Shares held by BancTec, its subsidiaries or Colonial will be cancelled in the merger, and no cash payment will be made to these stockholders in exchange for this cancellation.

   o the outstanding shares of common stock of Colonial will be converted into shares of common stock of the surviving corporation.

     As a result of the merger, the BancTec common stock will no longer be publicly traded.

SURRENDER AND EXCHANGE OF STOCK CERTIFICATES

     As of the effective time of the merger, the surviving corporation will deposit with American Stock Transfer & Trust Company, the exchange agent, an amount of cash equal to the aggregate amount of merger consideration to be paid to holders of BancTec common stock. The exchange agent will as promptly as practicable send payment of the merger consideration in exchange for surrendered BancTec common stock certificates.

     Promptly after the effective time of the merger, the exchange agent will send to each holder of BancTec common stock certificates a letter of transmittal containing instructions for exchanging the holder's BancTec common stock certificates for the merger consideration payable to that holder. Upon surrender to the exchange agent of an outstanding certificate or certificates which represented BancTec common stock and acceptance of that certificate by the exchange agent, the exchange agent will deliver to the holder of that certificate the amount of merger consideration owed to the holder pursuant to the merger agreement. No interest will be paid or accrue on any cash payable to any holder of BancTec common stock certificates.

     Any portion of the merger consideration payable to holders of BancTec common stock certificates which remains undistributed for more than six months after the effective time will be delivered to the surviving corporation. Any holder of BancTec common stock certificates who has not previously exchanged his certificates may thereafter only look to the surviving corporation and only as one of its general creditors for payment of that portion of the merger consideration owed to the holder pursuant to the merger agreement.

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

     If you do not have your BancTec common stock certificate, you may make an affidavit of that fact. In addition, the surviving corporation may require that you post a bond in a reasonable amount determined by the surviving corporation with respect to the missing stock certificate. Upon receipt of the affidavit and any required bond, the exchange agent will issue the merger consideration payable to you in exchange for your BancTec common stock certificate.

STOCK PLANS AND EMPLOYEE BENEFIT MATTERS

     BancTec has agreed to take all actions necessary to provide for the cancellation at the effective time of all outstanding options to acquire BancTec common stock in exchange for a cash payment to each holder of options equal to the merger consideration that would be payable to that holder had he exercised the option less the exercise price per share of that option. BancTec has also agreed to take all actions necessary to provide for the cancellation of all restricted stock grants in exchange for a cash payment equal to the merger consideration per share that would be payable at the time the restrictions on the stock would otherwise lapse.

     Colonial has agreed in the merger agreement that the surviving corporation, for a period of one year after the merger, will provide employees of BancTec and its subsidiaries with cash compensation, employee benefit and incentive compensation and similar plans and programs (other than equity-based compensation plans and programs) that will provide compensation and benefits which in the aggregate are at least as favorable as those provided to these employees as of the date of the merger agreement.

FINANCING

     WCAS has received a written commitment, dated April 5, 1999, from Chase Securities Inc. and Chase Bank of Texas, N.A. to provide up to $125 million of financing under senior secured credit facilities, and WCAS has received written commitments, dated April 5, 1999, from WCAS Capital Partners III, L.P. to provide up to $160 million of senior subordinated financing and from WCAS to provide Colonial with up to $145 million in equity (collectively, the "Commitment Letters").

RIGHTS AGREEMENT AMENDMENTS

     Effective as of May 26, 1998, BancTec has amended and restated the Rights Agreement dated as of May 26, 1998, between BancTec and American Stock Transfer & Trust Company. In addition, BancTec has entered into an amendment to this First Amended and Restated Rights Agreement under which (i) the execution of the merger agreement and the consummation of the merger will not result in a "Distribution Date" under the rights agreement, (ii) the execution of the merger agreement and the consummation of the merger will not result in Colonial or its affiliates being an "Acquiring Person" under the rights agreement and (iii) the rights agreement will be terminated immediately prior to the effective time of the merger.

REPRESENTATIONS AND WARRANTIES

     The merger agreement contains customary representations and warranties of BancTec relating to various aspects of its businesses and financial statements and other matters, including among other things:

     o  its organization, standing and corporate power,

     o  its organizational documents,

     o  its capital stock and securities owned by it,

     o its authority to enter into and the validity and enforceability of the merger agreement,

     o  the   absence  of   conflicts,   breaches,   violations,   defaults   or
        terminations, accelerations or creation of liens under its certificate of incorporation, bylaws and certain other agreements,

     o required consents and approvals of, and registrations or filings with, certain governmental entities relating to the merger,

     o  its capital structure,

     o  its subsidiaries,

     o  stockholder   agreements,   voting   trusts  or  other   agreements   or
        arrangements relating to the voting of any shares,

     o the documents and reports filed with the Securities and Exchange Commission (the "SEC") and the accuracy and completeness of the information contained in these documents and reports, and its financial statements,

     o  this  proxy   statement  and  the  accuracy  and   completeness  of  the
        information contained in this proxy statement,

     o the absence of certain changes or events such as events with a material adverse effect on BancTec; amendments of terms of securities; declarations of dividends or distributions; incurrence, assumption or guarantee of debt; creation or assumption of liens, making of loans, advances or capital contributions; damage, destruction or casualty loss; agreements relating to its assets or business; grants of severance pay, entering into employment of compensation agreements or increases in compensation or benefits; labor disputes; and cancellation of licenses and permits,

     o  the absence of undisclosed material liabilities,

     o  compliance with applicable laws,

     o  litigation,

     o  taxes,

     o pension and benefit plans and other matters relating to the Employee Retirement Income Security Act of 1974,

     o  environmental matters,

     o  intellectual property,

     o  real property,

     o  personal property,

     o  insurance,

     o  material contracts,

     o  labor matters,

     o  transactions with affiliates,

     o  effect of possible Year 2000 problems on BancTec,

     o  the amendment of the rights agreement,

     o  the opinion of its financial advisor,

     o  the absence of broker fees other than for its financial advisor,

     o  the Board's resolution to recommend the merger to the stockholders,

     o  the stockholder vote required to consummate the merger,

     o  the inapplicability of the Delaware takeover statute, and

     o the vesting of stock options and restricted stock awards.

     The merger agreement also contains customary representations and warranties of Colonial relating to various aspects of its business, including among other things:

     o  its organization, standing and corporate power,

     o  its capital structure,

     o its authority to enter into and the validity and enforceability of the merger agreement,

     o  the   absence  of   conflicts,   breaches,   violations,   defaults   or
        terminations, accelerations or creation of liens under its certificate of incorporation, bylaws and certain other agreements,

     o required consents and approvals of, and registrations or filings with, certain governmental entities relating to the merger,

     o the documents and reports filed with the SEC and the accuracy and completeness of the information contained in these documents and reports,

     o  this  proxy   statement  and  the  accuracy  and   completeness  of  the
        information contained in this proxy statement,

     o  the absence of any subsidiaries,

     o  its lack of status as an interested stockholder,

     o  the interim operations of Colonial,

     o the absence of broker fees other than for Chase Securities Inc. and as set forth in the Commitment Letters; and

     o  financing.

     The representations and warranties expire at the effective time of the merger.

CONDUCT OF BUSINESS PRIOR TO THE MERGER

     BancTec has agreed that prior to the merger it will operate its business in the ordinary course consistent with past practice and will use its best efforts to preserve intact its businesses, maintain its rights and licenses, keep available the services of its current officers and key employees and preserve its relationships with customers and suppliers. In addition, BancTec and Colonial have agreed to advise each other of any change or event that is or would cause a material breach of any of their representations or warranties contained in the merger agreement. BancTec will file all reports required to be filed by it with the SEC or the New York Stock Exchange between the date of the merger agreement and the effective time of the merger and will deliver to Colonial copies of these reports promptly after they are filed. BancTec has agreed that none of these reports will contain, as of the date of its filing, any untrue statement of a material fact or omit to state a material fact required to be stated in order to make the statements in the report, in light of the circumstances under which they were made, not misleading.

     In addition, except as expressly permitted by the merger agreement or previously disclosed to Colonial in the merger agreement, the merger agreement places specific restrictions on the ability of BancTec and its subsidiaries to:

     o enter into any new line of business or incur any capital expenditures (other than capital expenditures contemplated in its capital budget or not in excess of $5,000,000, individually or in the aggregate);

     o declare, set aside or pay any dividends on or make other distributions in respect of any of its capital stock (except for cash dividends paid to BancTec and its wholly-owned subsidiaries with regard to its subsidiaries' capital stock);

     o adjust, split, combine or reclassify any of its capital stock, or issue, authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, capital stock;

     o repurchase, redeem or otherwise acquire, or permit any subsidiary to purchase or otherwise acquire, any shares of capital stock, or any debt securities, warrants or options, in each case issued by BancTec or its subsidiaries;

     o grant any options, warrants or other rights to purchase shares of capital stock;

     o amend the terms of or reprice any BancTec stock option or restricted stock award outstanding on the date of the merger agreement or amend the terms of any current BancTec stock option plan;

     o issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its or its subsidiaries' capital stock, or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any of the foregoing, or any securities or equity equivalents (including stock appreciation rights), except for shares issuable upon the exercise of stock options and restricted stock awards outstanding on the date of the merger agreement and issuances of capital stock of BancTec's subsidiaries to BancTec or to a wholly-owned subsidiary of BancTec;


     o amend or propose to amend its certificate of incorporation or bylaws (or other organizational documents);

     o merge or consolidate with, or acquire any equity interest in, any corporation, partnership, association or other business organization, or enter into an agreement with respect thereto, except for:

     o a merger of a wholly-owned subsidiary with or into BancTec or another wholly-owned subsidiary of BancTec, or

     o the creation of a wholly-owned subsidiary in the ordinary course of business.

     o acquire or agree to acquire a substantial portion of the assets of any corporation, partnership, association or other business organization or any division or business thereof;

     o sell, lease, mortgage, encumber or otherwise dispose of, any material assets other than sales or leases in the ordinary course of business consistent with past practice;

     o enter into, adopt, amend or terminate any employee benefit plan or any existing, employment, severance or termination agreement with any director, officer or employee (except as may be required by applicable law);

     o increase in any manner the compensation (including, without limitation, salary, bonus or other benefits) of any of its directors, officers or employees or provide any other benefit not required by any plan and arrangement as in effect as of the date of the merger agreement (except for increases made with respect to employees other than executive officers in the ordinary course of business and consistent with past practice);

     o assume or incur any indebtedness for borrowed money (except for lease obligations incurred in the ordinary course of business and consistent with past practice or drawdowns under its existing revolving credit facility or uncommitted lines of credit, if any, made in the ordinary course of business consistent with past practice or as contemplated in BancTec's capital budget);

     o issue or sell any debt securities or warrants or rights to acquire any debt securities;

     o  guarantee any debt obligations of any other person;

     o change its fiscal year or make any material changes with respect to accounting methods, principles or practices in effect as of December 31, 1998, except as required by the SEC, applicable law or generally accepted accounting principles;

     o pay, discharge, or satisfy any claims (including claims of stockholders), liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), except for the payment, discharge or satisfaction of liabilities or obligations in the ordinary course of business consistent with past practice;

     o waive, release, grant or transfer any rights of material value or modify or change in any material respect rights of material value (including, without limitation, the waiver or release of any rights under confidentiality or standstill agreements);

     o settle or compromise any litigation (whether or not commenced prior to the date of the merger agreement), other than settlements or compromises of litigation where the amount paid (after giving effect to insurance proceeds actually received) in settlement or compromise does not exceed $3,500,000, but the aggregate amount paid in connection with the settlement or compromise of all these litigation matters may not exceed $10,000,000;

     o enter into or commit to enter into, or assume, any operating or capital lease, other than any operating or capital lease contemplated by BancTec's capital budget or operating budget;

     o authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution;

     o enter into any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, except as may be required by applicable law;

     o enter into any agreement, contract, commitment, transaction or understanding with any officer, director, employee or affiliate of BancTec, any subsidiary or any individual related by blood, marriage or adoption to any such individual or any entity in which any such person or individual owns any beneficial interest that would be required to be disclosed under Item 404 of Regulation S-K under the Exchange Act.

     o make any material tax election, or take any tax position or amend in any material respect any tax return, except in the ordinary course of business consistent with past practice;

     o enter into any license with respect to any intellectual property unless such license is non-exclusive and entered into in the ordinary course consistent with past practice;

     o fail to keep in full force and effect insurance comparable in amount and scope of coverage to insurance now carried by it;

     o agree to or make any commitment to take or take any action that would result in any of the representations and warranties of BancTec set forth in the merger agreement that are qualified as to materiality being untrue, any of these representations and warranties that are not qualified as to materiality being untrue in any material respect or any of the conditions to the merger set forth in the merger agreement not being satisfied, in each case as of any time prior to the effective time of the merger, or any action prohibited by the merger agreement; or

     o fail to take any action necessary to prevent any representation or warranty of BancTec set forth in the merger agreement from being inaccurate (in the case of representations and warranties that are qualified as to materiality) or inaccurate in any material respect (in the case of representations and warranties that are not qualified as to materiality) as of any time prior to the effective time of the merger.

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

NO SOLICITATION

     In the merger agreement, BancTec has agreed that:

     o it will not, nor will it permit any of its subsidiaries to, nor will it authorize or permit any officer, director or employee of, or any investment bank, attorney or other advisor or representative of, BancTec or any of its subsidiaries to, directly or indirectly, solicit, initiate, encourage or knowingly facilitate the submission of any Acquisition Proposal (as defined below) or enter into or participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, any Acquisition Proposal;

     o it will immediately cease and cause to be terminated any existing activities, discussions or negotiations conducted prior to the date of the merger agreement with respect to an Acquisition Proposal; and

     o  it  will  promptly   advise  Colonial  orally  and  in  writing  of  any
        Acquisition   Proposal,   the  material  terms  and  conditions  of  the
        Acquisition Proposal and the identity of the person making the Acquisition Proposal and any determination by the Board with respect to the Acquisition Proposal. BancTec will keep Colonial informed, as promptly as reasonably practicable, about the status of any actions, including any discussions, taken pursuant to an Acquisition Proposal.

     However, the merger agreement does not prohibit:

     o BancTec's Board from taking and disclosing to the stockholders of BancTec a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Securities Exchange Act of 1934; and

     o following receipt from a third party, without any solicitation, initiation or encouragement, directly or indirectly, by BancTec or any representative of BancTec, of a bona fide Acquisition Proposal (but only to the extent that the Board shall conclude in good faith, after consultation with its outside counsel, that any of the following actions are required in order for the Board to act in a manner that is consistent with its fiduciary duties under applicable law):

     o BancTec from engaging in discussions or negotiations with that third party and furnishing that third party information concerning it and its business, properties and assets if the third party executes a confidentiality agreement no less favorable to BancTec than the existing confidentiality agreement between BancTec and WCAS (except that the third party confidentiality agreement need not require approval or request of BancTec's Board prior to the making of an offer or proposal to the Board); and

     o  the  Board  from  withdrawing,   modifying,  refusing  to  recommend  or
        terminating the merger agreement in accordance with the terms of the merger agreement (or taking any combination of these actions).

     The term "Acquisition Proposal" means:

     o any inquiry, proposal or offer from any person relating to any direct or indirect acquisition or purchase of assets or a business that constitutes 20% or more of the net revenues, net income or assets of BancTec and its subsidiaries, taken as a whole, or 20% or more of the outstanding BancTec common stock,

     o any tender offer or exchange offer (including by BancTec or any of its subsidiaries) that if consummated would result in any person beneficially owning 20% or more of the outstanding BancTec common stock, or

     o any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving BancTec or any of its subsidiaries, other than the transactions contemplated by the merger agreement.

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

CONDITIONS PRECEDENT

     CONDITIONS TO THE OBLIGATIONS OF EACH PARTY

     The respective obligations of each party to complete the merger are subject to the satisfaction or waiver prior to the effective time of the following conditions:

     o adoption of the merger agreement by the affirmative vote of the holders of a majority of the outstanding shares of BancTec common stock entitled to vote thereon;

     o expiration or termination of the applicable waiting period under the HSR Act;

     o no temporary restraining order, preliminary or permanent injunction or other order or decree issued by any governmental entity of competent jurisdiction enjoining or otherwise preventing the consummation of the merger will be in effect; and

     o  no  statute,  rule,  regulation  or other law will  have  been  enacted,
        promulgated  or  otherwise  issued  by  any  governmental   entity  that
        prohibits the consummation of the merger.

     CONDITIONS TO OBLIGATIONS OF COLONIAL

     The obligation of Colonial to effect the merger is subject to the satisfaction of the following conditions:

     o the representations and warranties of BancTec set forth in the merger agreement to the extent qualified by materiality or material adverse effect qualifiers, will be true and correct and, to the extent not qualified by materiality or material adverse effect qualifiers, will be true and correct in all material respects, in each case as of the date of the merger agreement and as of the effective time of the merger as though made on and as of the effective time, except as contemplated or permitted by the merger agreement and, to the extent that these representations and warranties will have been expressly made as of an earlier date, they will have been true and correct as of that earlier date, and Colonial will have received a certificate to this effect signed on behalf of BancTec by its chief executive officer or its chief financial officer;

     o BancTec will have performed or complied with in all material respects all material obligations required to be performed or complied with by it under the merger agreement at or prior to the effective time of the merger, and Colonial will have received a certificate to this effect signed on behalf of BancTec by its chief executive officer or its chief financial officer;

     o Colonial will have arranged the financing required to complete the merger substantially on the terms contemplated by the Commitment Letters or alternative financing on terms no less favorable than those set forth in the Commitment Letters, unless the failure to arrange the financing was the result of a failure by Colonial to perform any covenant or condition contained therein or in the merger agreement, a failure by WCAS or Convergent Equity Partners, L.P. or their respective affiliates to perform their respective obligations contained in the Commitment Letters or in the merger agreement or the inaccuracy of any representation or warranty of Colonial;

     o Colonial will have received evidence, in form and substance reasonably satisfactory to it, that the consents, approvals, authorizations, qualifications and orders of governmental entities and other third parties as are necessary in connection with the transactions contemplated by the merger agreement have been obtained, other than those the failure of which to be obtained, individually or in the aggregate, would not have a material adverse effect on BancTec; and

     o There will not be pending any suit, action or proceeding brought any governmental entity seeking to prohibit or limit in any material respect the ownership or operation by BancTec, Colonial or any of their respective affiliates of a substantial portion of the business or assets of BancTec and its subsidiaries, taken as a whole, or to require any of these persons to dispose of or hold separate any material portion of the business or assets of BancTec and its subsidiaries, taken as a whole, as a result of the merger or any of the other transactions contemplated by the merger agreement or seeking to impose limitations on the ability of WCAS or any of its affiliates or Convergent Equity Partners to acquire or hold, or exercise full rights of ownership of, any shares of BancTec common stock, including, without limitation, the right to vote the BancTec common stock on all matters properly presented to the stockholders of BancTec or seeking to prohibit WCAS or any of its affiliates or any such investor from effectively controlling in any material respect a substantial portion of the business or operations of BancTec or its subsidiaries, in each case after giving effect to any actions required to be taken pursuant to the obligations of the parties to use reasonable best efforts to consummate the merger and the other transactions contemplated by the merger agreement.

     CONDITIONS TO OBLIGATION OF BANCTEC

     The obligation of BancTec to effect the merger is subject to the satisfaction of the following conditions:

     o The representations and warranties of Colonial set forth in the merger agreement to the extent qualified by materiality or material adverse effect qualifiers, will be true and correct and, to the extent not qualified by materiality or material adverse effect qualifiers, will be true and correct in all material respects, in each case as of the date of the merger agreement and as of the effective time of the merger as though made on and as of the effective time, except as contemplated or permitted by the merger agreement and, to the extent that these representations or warranties will have been expressly made as of an earlier date, they will have been true and correct as of that earlier date, and BancTec will have received a certificate to this effect signed on behalf of Colonial by a director of Colonial who will also be a managing member of the sole general partner of WCAS;

     o Colonial will have performed or complied with in all material respects all material obligations required to be performed or complied with by it under the merger agreement at or prior to the effective time of the merger, and BancTec will have received a certificate to this effect signed on behalf of Colonial by a director of Colonial who will also be a managing member of the sole general partners of WCAS;

     o Colonial will have arranged the financing substantially on the terms contemplated by the Commitment Letters or alternative financing on terms no less favorable than those set forth in the Commitment Letters, unless the failure to arrange the financing was the result of a failure by BancTec to perform any covenant or condition contained in the merger agreement or the inaccuracy of any representation or warranty of BancTec; and

     o Colonial will have caused the valuation firm which has delivered a solvency letter to the financial institutions providing the debt financing for the merger (or, if no letter has been provided to these financial institutions, a valuation firm reasonably acceptable to BancTec) to have delivered to BancTec, a letter addressed to its Board in form and substance reasonably satisfactory to the Board as to the solvency of BancTec and its subsidiaries after giving effect to the merger, the financing arrangements contemplated by Colonial with respect to the merger and the other transactions contemplated by the merger agreement.

TERMINATION

     The merger agreement may be terminated at any time prior to the effective time as follows:

     o  by mutual written consent of BancTec and Colonial;

     o by either Colonial or BancTec, upon written notice to the other party, if any governmental entity of competent jurisdiction shall have issued a final and non-appealable permanent injunction or other order or decree enjoining or otherwise preventing the merger, but the

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

        party seeking to terminate the merger agreement pursuant to this provision must have used its reasonable best efforts to prevent or contest the imposition of, or seek the lifting or stay of, that injunction, order or decree;

     o by either Colonial or BancTec, unless the party seeking to terminate the merger agreement is in material breach of its obligations under the merger agreement, if BancTec or Colonial breaches or fails to perform any of its representations, warranties, covenants or other agreements under the merger agreement, and that breach or failure to perform would give rise to the failure of a condition to Colonial's obligation to effect the merger, in the case of a breach or failure to perform on the part of BancTec, or to BancTec's obligation to effect the merger, in the case of a breach or failure to perform on the part of Colonial, and that breach or failure to perform is incapable of being cured by the party so breaching or failing to perform or is not cured within 10 days after the terminating party gives written notice of the breach to the other party and no cure is effected during that period;

     o by either Colonial or BancTec, if the merger will not have been consummated on or before September 15, 1999, unless the failure to consummate the merger is the result of a material breach of the merger agreement by the party seeking to terminate the merger agreement;

     o by either Colonial or BancTec, if, upon a vote at a duly held meeting of BancTec's stockholders or any adjournment of such a meeting, BancTec stockholder approval will not have been obtained;

     o by Colonial, upon written notice to BancTec if the Board of BancTec or any committee of the Board has withdrawn or modified in a manner adverse to Colonial its approval or recommendation of the merger or the merger agreement, approved or recommended any Acquisition Proposal or resolved to do any of the foregoing; or

     o by BancTec, if the Board of BancTec determines, in the exercise of its good faith judgment as to fiduciary duties to its stockholders imposed by law, after consultation with outside counsel, that termination is required by reason of an Acquisition Proposal being made in order for BancTec's Board to act in a manner consistent with its fiduciary duties under applicable law, but BancTec must notify Colonial promptly of its intention to terminate the merger agreement or enter into a definitive agreement with respect to any Acquisition Proposal.


TERMINATION FEES AND EXPENSES

     The merger agreement provides that all costs and expenses incurred in connection with the merger and the merger agreement will be paid by the party incurring the expenses.

     BancTec will pay Colonial a termination fee equal to $12,000,000, if:

     o the merger agreement is terminated by Colonial because the Board of BancTec has withdrawn or modified in a manner adverse to Colonial its approval or recommendation of the merger or the merger agreement, approved or recommended any Acquisition Proposal or resolved to do any of the foregoing;

     o the merger agreement is terminated by BancTec because in the exercise of its good faith judgment as to its fiduciary duties to its stockholders imposed by law, after consultation with outside counsel, the Board of BancTec determines that termination is required by reason of an Acquisition Proposal being made in order for the Board to act in a manner consistent with its fiduciary duties under applicable law; or

     o BancTec enters into, agrees to enter into or consummates a transaction within one year after the date of termination of the merger agreement that is the subject of an inquiry, proposal or offer that is an Acquisition Proposal that was publicly announced or submitted to BancTec prior to the termination of the merger agreement (unless the termination is by mutual written consent of Colonial and BancTec or a result of a governmental entity of

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

        competent jurisdiction having issued a final, non-appealable injunction or other order or decree enjoining or otherwise preventing the consummation of the merger or by reason of Colonial's failure to comply with or perform, or Colonial's breach of, in any material respect, any of its covenants or agreements contained in the merger agreement).

     BancTec has agreed to pay any termination fee owed by it to Colonial within two business days following the occurrence of one of the events described above.

INDEMNIFICATION

     The merger agreement provides that, for a period of six years after the effective time, the surviving corporation will indemnify the present and former officers, directors, employees and agents of BancTec and its subsidiaries from liabilities arising out of actions or omissions in these capacities at or prior to the effective time of the merger, to the full extent permitted under Delaware law or as provided in BancTec's or its subsidiaries' organizational documents or any existing indemnification agreements or arrangements. In addition, the surviving entity will maintain the current policies of directors' and officers' insurance coverage maintained by BancTec for six years after the effective time, but the surviving entity may substitute policies of at least the same coverage containing terms and conditions which are on terms no less advantageous. In addition, the surviving entity will not be required to pay an annual premium in excess of 200% of the last premium paid prior to the date of the merger agreement, and if the surviving entity is unable to obtain the insurance required by this provision, it will obtain as much comparable insurance as possible for an annual premium equal to this maximum amount.

AMENDMENT

     The merger agreement may be amended, modified or supplemented only by written agreement of Colonial and BancTec at any time before the effective time. After receipt of the BancTec stockholder approval, however, no amendment will be made which by law requires further approval by the stockholders of BancTec without obtaining this further stockholder approval.

                        RIGHTS OF DISSENTING STOCKHOLDERS

     You are entitled to appraisal rights under Section 262 of the Delaware General Corporation Law (the "DGCL"). Section 262 of the DGCL is reprinted in its entirety as Appendix C to this proxy statement. All references in Section 262 of DGCL and in this summary to a "stockholder" are to the record holder of shares of BancTec common stock as to which appraisal rights are asserted. If you have a beneficial interest in shares of BancTec common stock that are held of record in the name of another person, such as a broker or nominee, you must act promptly to cause the record holder to properly follow the steps summarized below in a timely manner to perfect whatever appraisal rights you may have.

     The following discussion is not a complete statement of the law relating to appraisal rights and is qualified in its entirety by reference to Appendix C. IF YOU WISH TO EXERCISE STATUTORY APPRAISAL RIGHTS OR PRESERVE YOUR RIGHT TO DO SO, YOU SHOULD REVIEW THIS DISCUSSION AND APPENDIX C CAREFULLY TO COMPLY STRICTLY WITH THE PROCEDURES SET FORTH HEREIN AND THEREIN, OR YOU MAY LOSE YOUR APPRAISAL RIGHTS.

     If you elect to demand the appraisal of your shares you must deliver to BancTec a written demand for appraisal of your shares of BancTec common stock before the taking of the vote on the merger at the special meeting. The demand must reasonably inform BancTec of your identity and that you intend to demand the appraisal of your shares of BancTec common stock. This written demand for appraisal of the shares of BancTec common stock must be in addition to and separate from your proxy or vote against the merger. Voting against, abstaining from voting, or failing to vote on the merger will not constitute a demand for appraisal within the meaning of Section 262. If you elect to demand appraisal rights, you will not be granted appraisal rights under Section 262 if you have either voted in favor of the merger or consented to the merger in writing (including by granting the proxy solicited by this proxy statement or by returning a signed proxy without specifying a vote

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

against the merger or a direction to abstain from the vote). Additionally, appraisal rights will not be granted under Section 262 if you do not continuously hold through the effective time of the merger your shares of BancTec common stock with respect to which you demand appraisal.

     You must fully and correctly execute a demand for appraisal as your name appears on the certificate or certificates representing your shares of BancTec common stock. If your shares of BancTec common stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, the fiduciary must execute the demand. If the shares of BancTec common stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, all joint owners must execute the demand. An authorized agent, including an agent for two or more joint owners, may execute your demand for appraisal; however, the agent must identify you as the record owner and expressly disclose the fact that, in exercising the demand, this person is acting as your agent.

     If you elect to exercise your appraisal rights, you must mail or deliver your written demand to the Secretary of BancTec at 4851 LBJ Freeway, Suite 1100, Dallas, Texas 75244. The written demand for appraisal must specify your name and mailing address, the number of shares of BancTec common stock you own, and that you are thereby demanding appraisal of your shares. Within ten days after the effective time of the merger, BancTec must provide notice of the effective time to all stockholders who have complied with Section 262 and who have not voted for or consented to adoption of the merger agreement.

     Within 120 days after the effective time, either BancTec or any stockholder who has complied with the required conditions of Section 262 may file a petition in the Delaware Court of Chancery (the "Delaware Chancery Court") demanding a determination of the value of the shares of BancTec common stock of the dissenting stockholders. If a petition for an appraisal is timely filed, after a hearing on the petition, the Delaware Chancery Court will determine which stockholders are entitled to appraisal rights and will appraise the shares of BancTec common stock owned by these stockholders, determining the fair value of these shares of BancTec common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest to be paid, if any, upon the amount determined to be the fair value. In determining this fair value, the Delaware Chancery Court is to take into account all relevant factors.

     The Delaware Supreme Court has discussed the factors that can be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered, and that "fair price obviously requires consideration of all relevant factors involving the value of a company." The Delaware Supreme Court has stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. The Delaware Supreme Court has also stated that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered."

     If you seek appraisal you should know that the "fair value" of your shares of BancTec common stock determined under Section 262 could be more than, the same as, or less than the merger consideration you will receive in the merger, and that the opinion of Goldman, Sachs & Co. as to fairness, from a financial point of view, is not an opinion as to fair value under Section 262. The cost of the appraisal proceeding may be determined by the Delaware Chancery Court and taxed against the parties as the Delaware Chancery Court deems equitable in the circumstances. Upon application of a dissenting stockholder, the Delaware Chancery Court may order that all or a portion of the expenses incurred by any dissenting stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts, be charged pro rata against the value of all shares of BancTec common stock entitled to appraisal.

     If you have duly demanded appraisal in compliance with Section 262, you will not, from and after the effective time of the merger, be entitled to vote for any purpose the shares of BancTec

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

common stock subject to your demand or to receive payment of dividends or other distributions on your shares of BancTec common stock, except for dividends or distributions payable to stockholders of record at a date prior to the effective time.

     At any time within 60 days after the effective time, you shall have the right to withdraw your demand for appraisal and to accept the terms offered in the merger. After this period, you may withdraw your demand for appraisal only with the consent of BancTec. If no petition for appraisal is filed with the Delaware Chancery Court within 120 days after the effective time, stockholders' rights to appraisal shall cease, and all holders of shares of BancTec common stock will be entitled to receive the merger consideration as provided for in the merger agreement. Inasmuch as BancTec has no obligation to file such a petition, and has no present intention to do so, any stockholder who desires such a petition to be filed is advised to file it on a timely basis. However, no petition timely filed in the Delaware Chancery Court demanding appraisal will be dismissed as to any stockholder without the approval of the Delaware Chancery Court, and this approval may be conditioned upon such terms as the Delaware Chancery Court deems just.

                              INDEPENDENT AUDITORS

     The consolidated balance sheets of BancTec as of December 31, 1997 and December 31, 1998, and the related consolidated statements of operation, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1998, incorporated by reference in this proxy statement have been audited by Arthur Andersen LLP, as stated in their report. A representative of Arthur Andersen LLP will be at the special meeting to answer appropriate questions from stockholders and will have the opportunity to make a statement if so desired.

                              STOCKHOLDER PROPOSALS

     Any proposals of holders of BancTec common stock intended to be presented at the annual meeting of stockholders of BancTec to be held in 1999 must have been received by BancTec no later than January 1, 1999, to be included in BancTec's proxy statement and form of proxy relating to that meeting.

                                  OTHER MATTERS

     As of the date of this proxy statement, the Board knows of no other business to be presented at the special meeting. If other matters do properly come before the meeting, or any adjournments or postponements thereof, it is the intention of the persons named in the proxy to vote on such matters in their sole discretion.

                       WHERE YOU CAN FIND MORE INFORMATION

     BancTec is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports, proxy and information statements or prospectuses and other information with the Securities and Exchange Commission. Reports, proxy and information statements or prospectuses and other information filed by BancTec with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the web site (http://www.sec.gov) maintained by the SEC, or at its regional offices located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of this material can be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Shares of BancTec common stock are listed on the New York Stock Exchange and are traded under the symbol "BTC." Reports and other information concerning BancTec can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

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

     The SEC allows BancTec to "incorporate by reference" information into this document, which means that BancTec can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be a part of this document, except for any information superseded by information contained directly in this document. This document incorporates by reference certain documents that BancTec has previously filed with the SEC. These documents contain important business information about BancTec and its financial condition.

     BancTec may have sent to you some of the documents incorporated by reference, but you can obtain any of them through BancTec, the SEC or the SEC's Internet World Wide Web site described above. Documents incorporated by reference are available from BancTec without charge, excluding exhibits unless specifically incorporated by reference as an exhibit to this document. Stockholders may obtain documents incorporated by reference in this document by requesting them in writing or by telephone at the following address and telephone number:

                                  BANCTEC, INC.
                          4851 LBJ Freeway, Suite 1100
                               Dallas, Texas 75244
                                 (972) 341-4904
                             Attention: Susan Seiter
                          Director, Investor Relations

     Statements contained in this proxy statement or in any document incorporated in this proxy statement by reference as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to that contract or other document filed as an exhibit to that other document, and each such statement shall be deemed qualified in its entirety by such reference.

IF YOU WOULD LIKE TO REQUEST DOCUMENTS FROM BANCTEC, PLEASE DO SO AT LEAST FIVE BUSINESS DAYS BEFORE THE DATE OF THE SPECIAL MEETING IN ORDER TO RECEIVE TIMELY DELIVERY OF SUCH DOCUMENTS PRIOR TO THE SPECIAL MEETING.

     You should rely only on the information contained or incorporated by reference in this document to vote your shares at the special meeting. BancTec has not authorized anyone to provide you with information that is different from what is contained in this document. This document is dated June 23, 1999. You should not assume that the information contained in this document is accurate as of any date other than that date, and the mailing of this document to stockholders does not create any implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make such proxy solicitation in such jurisdiction.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents previously filed with the SEC by BancTec are incorporated by reference in this proxy statement:

       (i) BancTec's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, as amended by Form 10-K/A filed April 29, 1999;

       (ii)   BancTec's Current Report on Form 8-K filed on April 7, 1999;

       (iii) BancTec's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1999; and

       (iv)   BancTec's Current Report on Form 8-K filed on June 21, 1999.

     All documents field by BancTec with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this proxy statement and prior to the date of the special meeting shall be deemed to be incorporated by reference herein and shall be a part of this

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

proxy statement from the date of filing of such documents. Any statements contained in a document incorporated by reference herein or contained in this proxy statement shall be deemed to be modified or superseded for purposes of this proxy statement to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part of this proxy statement except as so modified or superseded.

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

                                                                      APPENDIX A

                       [GOLDMAN, SACHS & CO. LETTERHEAD]

PERSONAL AND CONFIDENTIAL
-------------------------

June 17, 1999

Board of Directors
BancTec, Inc.
4851 LBJ Freeway, 12th Floor
Dallas, Texas 75244

Gentlemen:

You have requested our opinion as to the fairness from a financial point of view to the holders of the outstanding shares of Common Stock, par value $.01 per share (the "Company Common Stock"), of BancTec, Inc. (the "Company") of the Consideration (as defined below) to be received by such holders in the Merger (as defined below) pursuant to the Amended and Restated Agreement and Plan of Merger, dated as of June 17, 1999, between Colonial Acquisition Corp. ("Acquisition"), a corporation formed at the direction of Welsh, Carson, Anderson & Stowe VIII, L.P. ("WCAS VIII"), an affiliate of Welsh, Carson, Anderson & Stowe, L.P. ("Welsh Carson"), and the Company (the "Agreement"). The Agreement provides that Acquisition will be merged with and into the Company
(the "Merger") and each outstanding share of Company Common Stock will be converted into $18.50 per share in cash (the "Consideration").

Goldman, Sachs & Co., as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. We are familiar with the Company having provided certain investment banking services to the Company from time to time, including having acted as co-managing underwriter of an offering of $150 million aggregate principal amount of 7 1/2% Notes due 2000 of the Company in May 1998, and as its financial advisor in connection with, and having participated in certain of the negotiations leading to, the Agreement. We also have provided certain investment banking services to Welsh Carson and its affiliates from time to time, including having provided financing and advisory services to Welsh Carson and its affiliates, and may provide investment banking services to Welsh Carson in the future. In addition, certain affiliates of Goldman, Sachs & Co. have co-invested with Welsh Carson and its affiliates in certain transactions sponsored by Welsh Carson or its affiliates. Goldman, Sachs & Co. provides a full range of financial advisory and securities services and, in the course of its normal trading activities, may from time to time effect transactions and hold securities, including derivative securities, of the Company for its own account and for the accounts of customers.

In connection with this opinion, we have reviewed, among other things: the Agreement; Annual Reports to Stockholders and Annual Reports on Form 10-K of the Company for the five years ended December 31, 1998; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company; certain other communications from the Company to its stockholders; and certain internal financial analyses and forecasts for the Company prepared by its management. We also have held discussions with members of the senior management of the Company regarding its past and current business operations, financial condition and future prospects. In addition, we have reviewed the reported price and trading activity for the Company Common Stock, compared certain financial and stock market information for the Company with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the information technology services industry specifically and in other industries generally and performed such other studies and analyses as we considered appropriate.

We have relied upon the accuracy and completeness of all of the financial and other information reviewed by us and have assumed such accuracy and completeness for purposes of rendering this opinion. In addition, we have not made an independent evaluation or appraisal of the assets and liabilities of the Company or any of its subsidiaries and we have not been furnished with any such evaluation or appraisal. We were not requested to solicit, and did not solicit, interest from other parties with respect to an acquisition of or other business combination with the Company. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the transaction contemplated by the Agreement and such opinion does not constitute a recommendation as to how any holder of Company Common Stock should vote with respect to such transaction.

Based upon and subject to the foregoing and based upon such other matters as we consider relevant, it is our opinion that as of the date hereof the Consideration to be received by the holders of Company Common Stock in the Merger pursuant to the Agreement is fair from a financial point of view to such holders.

Very truly yours,

/s/ Goldman, Sachs & Co.
----------------------------------------
 GOLDMAN, SACHS & CO.

                                                                     APPENDIX B

                              AMENDED AND RESTATED

                          AGREEMENT AND PLAN OF MERGER


                                   dated as of

                                  June 17, 1999

                                 by and between


                                  BANCTEC, INC.


                                       and


                           COLONIAL ACQUISITION CORP.

                                TABLE OF CONTENTS

                                 --------------
                                                                                      PAGE
                                                                                      -----
                                    ARTICLE I
                                   THE MERGER
Section 1.01. The Merger .........................................................     1
Section 1.02. Closing ............................................................     1
Section 1.03. Effective Time .....................................................     2
Section 1.04. Effects of the Merger ..............................................     2


                                   ARTICLE II
                    EFFECT OF THE MERGER ON THE CAPITAL STOCK
                        OF THE CONSTITUENT CORPORATIONS;
                            EXCHANGE OF CERTIFICATES

Section 2.01. Effect on Capital Stock.............................................     2
   (a) Cancellation of Certain Stock..............................................     2
   (b) Conversion of Company Common Stock.........................................     2
   (c) Cancellation and Retirement of Company Common Stock........................     2
   (d) Dissenting Shares..........................................................     2
   (e) Acquisiton Common Stock....................................................     3
Section 2.02. Exchange of Certificates ...........................................     3
   (a) Exchange Agent.............................................................     3
   (b) Exchange Procedures........................................................     3
   (c) No Further Ownership Rights in Company Common
       Stock Exchanged For Cash...................................................     4
   (d) Termination of Exchange Fund...............................................     4
   (e) No Liability...............................................................     4
   (f) Investment of Exchange Fund................................................     4
   (g) Lost Certificates..........................................................     4
   (h) Withholding Rights.........................................................     4
Section 2.03. Stock Plans ........................................................     4

                             ARTICLE III
                   REPRESENTATIONS AND WARRANTIES

Section 3.01. Representations and Warranties of the Company.......................     5
   (a) Organization, Qualifications and Corporate
       Power; Materiality.........................................................     5
   (b) Organization Documents; Capital Stock and Securities Owned.................     5
   (c) Authorization of Agrement, Non-Contavention, Etc...........................     5
   (d) Capital Structure..........................................................     6
   (e) Subsidiaries...............................................................     7
   (f) Voting of Shares...........................................................     7
   (g) SEC Documents; Financial Statements........................................     7
   (h) Disclosure Documents; Information Supplied.................................     8
   (i) Absence of Certain Changes or Events.......................................     8
   (j) No Undisclosed Material Liabilities........................................     9
   (k) Compliance with Law; Litigation............................................     9
   (l) Taxes......................................................................     9


                                       ii

                                                                                      PAGE
                                                                                      -----
   (m)  Pension and Benefit Plans; ERISA .........................................     10
   (n)  Environmental Matters ....................................................     11
   (o)  Intellectual Property ........................ ...........................     11
   (p)  Real Properties ..........................................................     12
   (q)  Tangible Personal Property ...............................................     12
   (r)  Insurance ................................................................     13
   (s)  Contracts ................................................................     13
   (t)  Labor Matters ............................................................     13
   (u)  Transactions with Affiliates .............................................     14
   (v)  Year 2000 ................................................................     14
   (w)  Rights Agreement .........................................................     14
   (x)  Opinion of Financial Advisor .............................................     14
   (y)  Brokers ..................................................................     14
   (z)  Board Recommendation .....................................................     14
   (aa) Vote Required ............................................................     14
   (bb) State Takeover Statute Inapplicable ......................................     15
   (cc) Stock Plans ..............................................................     15
Section 3.02. Representations and Warranties of Acquisition  ......... ...........     15
   (a)  Organization, Qualifications and Corporate Power .........................     15
   (b)  Capital Structure ........................................................     15
   (c)  Authorization of Agreement, Non-Contravention, Etc .......................     15
   (d)  Information Supplied .....................................................     16
   (e)  Subsidiaries .............................................................     16
   (f)  Acquisition Not an Interested Stockholder ................................     16
   (g)  Interim Operations of Acquisition ........................................     16
   (h)  Brokers ..................................................................     16
   (i)  Financing ................................................................     16

                                       iii

                                                                                      PAGE
                                                                                      -----

                                   ARTICLE IV
                              COVENANTS RELATING TO
                               CONDUCT OF BUSINESS

Section 4.01. Covenants of the Company ...........................................    17
   (a) Ordinary Course ...........................................................    17
   (b) Dividends; Change in Stock ................................................    17
   (c) Issuance of Securities ....................................................    17
   (d) Governing Documents .......................................................    17
   (e) No Acquisitions ...........................................................    17
   (f) No Dispositions ...........................................................    17
   (g) Indebtedness ..............................................................    18
   (h) Accounting Matters ........................................................    18
   (i) Advice of Changes; Filings ................................................    18
   (j) Compensation; Benefit Plans ...............................................    18
   (k) Discharges or Waiver of Claims ............................................    18
   (l) Leases and Lease Commitments ..............................................    18
   (m) Liquidation Plan, Etc .....................................................    18
   (n) Collective Bargaining Agreements ..........................................    18
   (o) Transactions with Affiliates ..............................................    18
   (p) Tax Matters ...............................................................    19
   (q) Intellectual Property .....................................................    19
   (r) Insurance .................................................................    19
   (s) Other Actions .............................................................    19
Section 4.02. Covenants of Acquisition ...........................................    19
   (a) Other Actions .............................................................    19
   (b) Advice of Changes .........................................................    19

                                    ARTICLE V
                                OTHER AGREEMENTS

Section 5.01. No Solicitation .....................................................   19
Section 5.02. Recapitalization ....................................................   20
Section 5.03. Preparation of the Proxy Statement ..................................   20
Section 5.04. Company Stockholder Meeting .........................................   21
Section 5.05. Access to Information ...............................................   21
Section 5.06. Reasonable Best Efforts .............................................   21
Section 5.07. Indemnification and Insurance .......................................   22
Section 5.08. Benefits Matters ....................................................   23
Section 5.09. Resignations of Directors ...........................................   24
Section 5.10. Solvency at Closing .................................................   24

                                       iv

                                                                                      PAGE
                                                                                      ----
                                   ARTICLE VI
                              CONDITIONS PRECEDENT

Section 6.01. Conditions to Each Party's Obligation to Effect the Merger .........     24
 (a) Company Stockholder Approval ................................................     24
 (b) HSR Act and Other Approvals .................................................     24
 (c) No Injunctions or Restraints; Illegality ....................................     24
Section 6.02. Conditions to the Obligations of Acquisition to Effect the Merger ..     24
 (a) Representations and Warranties ..............................................     24
 (b) Performance of Obligations of the Company ...................................     25
 (c) Consents, Etc ...............................................................     25
 (d) No Litigation................................................................     25
 (e) Financing....................................................................     25
Section 6.03. Conditions to the Obligations of the Company to Effect the Merger ..     25
 (a) Representations and Warranties ..............................................     25
 (b) Performance of Obligations of Acquisition ...................................     25
 (c) Financing....................................................................     26
 (d) Solvency Letter .............................................................     26
Section 6.04. Frustration of Closing Conditions ..................................     26

                                   ARTICLE VII
                            TERMINATION AND AMENDMENT

Section 7.01. Termination ........................................................     27
Section 7.02. Effect of Termination ..............................................     27
Section 7.03. Fees and Expenses ..................................................     27

                                  ARTICLE VIII
                               GENERAL PROVISIONS

Section 8.01. Nonsurvival of Representations and Warranties.......................     28
Section 8.02. Confidentiality Agreement...........................................     28
Section 8.03. Publicity...........................................................     28
Section 8.04. Amendment...........................................................     29
Section 8.05. Extension; Waiver...................................................     29
Section 8.06. Notices.............................................................     29
Section 8.07. Counterparts........................................................     29
Section 8.08. Entire Agreement; No Third-Party Beneficiaries; Rights of Ownership.     29
Section 8.09. Governing Law.......................................................     29
Section 8.10. Successors and Assigns..............................................     29
Section 8.11. Jurisdiction........................................................     29
Section 8.12. Headings; Interpretation............................................     29
Section 8.13. Severability........................................................     29
Section 8.14. WAIVER OF JURY TRIAL................................................     30
Section 8.15. Reference; No Waiver................................................     30


                           DISCLOSURE SCHEDULE

     Section 2.05          Stock Plans

     Section 3.01(b)       Shares of Capital Stock and Securities Owned

     Section 3.01(c)       Approvals and Consents Required

     Section 3.01(e)       Subsidiaries

     Section 3.01(f)       Registration Rights, Stockholder and Voting
                           Agreements

     Section 3.01(i)(1)    Certain Changes or Events

     Section 3.01(i)(6)    Loans and Investments

     Section 3.01(i)(8)    Transactions, Commitments, Contracts or Agreements

     Section 3.01(i)(10)   Compensation and Benefits

     Section 3.01(i)(10)   Employment and Compensation Arrangements

     Section 3.01(j)       Material Liabilities

     Section 3.01(l)       Taxes

     Section 3.01(m)(1)    Pension and Benefit Plans; ERISA

     Section 3.01(m)(5)    Increases in Compensation

     Section 3.01(n)       Environmental Matters

     Section 3.01(o)       Intellectual Property

     Section 3.01(p)(i)    Owned Properties

     Section 3.01(p)(ii)   Leased Properties

     Section 3.01(r)       Insurance

     Section 3.01(s)       Contracts

     Section 3.01(t)       Labor Matters

     Section 3.01(u)       Transactions with Affiliates

     Section 4.01(e)       Mergers, Acquisitions, Etc.

     Section 4.01(m)       Liquidation Plan, Etc.

                AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER

     AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER, dated as of June 17, 1999 (the "Agreement"), by and between BancTec, Inc., a Delaware corporation (the "COMPANY"), and Colonial Acquisition Corp., a Delaware corporation ("ACQUISITION").

                             W I T N E S S E T H :

     WHEREAS, the Company and Acquisition have entered into that certain Agreement and Plan of Merger dated as of April 5, 1999 (the "Original Merger Agreement");

     WHEREAS, subsequent to the date of the Original Merger Agreement, the Company and Acquisition have each determined that it is in the best interests of each of the foregoing entities and their respective stockholders to enter into this Agreement, which amends and restates the Original Merger Agreement.

     WHEREAS, the Boards of Directors of each of Acquisition and the Company have unanimously deemed it advisable and in the best interests of their respective stockholders for Acquisition to merge with and into the Company (the "MERGER") pursuant to Section 251 of the Delaware General Corporation Law upon the terms and subject to the conditions set forth herein;

     WHEREAS, the Boards of Directors of each of Acquisition and the Company have unanimously adopted resolutions approving and declaring advisable this Agreement and the Merger;

     WHEREAS, Welsh, Carson, Anderson & Stowe VIII, L.P. ("WCAS VIII"), as the holder of all the issued and outstanding capital stock of Acquisition has approved and adopted this Agreement, the Merger and the transactions contemplated hereby;

     WHEREAS, the Merger requires the approval of this Agreement by the affirmative vote of the holders of a majority of the outstanding shares of common stock, $.01 par value per share, of the Company (the "COMPANY COMMON STOCK");

     WHEREAS, it is intended that the Merger be recorded as a recapitalization for financial reporting purposes and each of the parties, after discussion with their respective auditors, believe that the Merger is eligible for such accounting treatment; and

     WHEREAS, each of Acquisition and the Company desires to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe certain conditions for the Merger;

     NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

                                    ARTICLE I
                                   THE MERGER

     Section 1.01. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL"), Acquisition shall be merged with and into the Company at the Effective Time (as defined in Section 1.03). Following the Merger, the separate corporate existence of Acquisition shall cease and the Company shall continue as the surviving corporation (the "SURVIVING CORPORATION") and shall succeed to and assume all the rights and obligations of Acquisition in accordance with the DGCL.

     Section 1.02. Closing. Unless this Agreement shall have been terminated and the transactions contemplated herein abandoned pursuant to Section 7.01, and subject to the satisfaction or waiver of the conditions set forth in Article VI, the closing of the Merger (the "CLOSING") will take place at 10:00 a.m. on a date to be specified by the parties, which shall be no later than the second business day following the satisfaction or waiver of all the conditions set forth in
Article VI (the "CLOSING DATE"), at the offices of Reboul, MacMurray, Hewitt, Maynard & Kristol, 45 Rockefeller Plaza, New York, New York 10111, unless another time, date or place is agreed to by the parties hereto.

     Section 1.03. Effective Time. Subject to the provisions of this Agreement, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger (the "CERTIFICATE OF MERGER") in accordance with the relevant provisions of the DGCL with the Secretary of State of the State of Delaware. The Merger shall become effective upon the completion of the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or at such time thereafter as is provided in the Certificate of Merger (the time the Merger becomes effective being hereinafter referred to as the "EFFECTIVE TIME").

     Section 1.04. Effects of the Merger. (a) The Merger shall have the effects as set forth in the applicable provisions of the DGCL.

     (b) The directors of Acquisition and the officers of the Company immediately prior to the Effective Time shall, from and after the Effective Time, be the initial directors and officers, respectively, of the Surviving Corporation until their successors have been duly elected or appointed and qualified, or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and Bylaws.

     (c) The Certificate of Incorporation of Acquisition, as amended pursuant to the Certificate of Merger relating thereto, shall be the Certificate of Incorporation of the Surviving Corporation following the Merger until thereafter changed or amended as provided therein or by applicable law.

     (d) The Bylaws of Acquisition as in effect at the Effective Time shall be the Bylaws of the Surviving Corporation following the Merger until thereafter changed or amended as provided therein or by the Certificate of Incorporation of the Surviving Corporation or applicable law.

                                   ARTICLE II
                    EFFECT OF THE MERGER ON THE CAPITAL STOCK
                        OF THE CONSTITUENT CORPORATIONS;
                            EXCHANGE OF CERTIFICATES

     Section 2.01. Effect on Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the Company, Acquisition or the holders of Company Common Stock or of any shares of capital stock of
Acquisition:

     (a) Cancellation of Certain Stock. Each share of Company Common Stock that is owned by Acquisition or by the Company or any of its subsidiaries (other than those held in connection with the Stock Plans (as defined in Section 2.05)) shall automatically be canceled and retired and shall cease to exist and no consideration shall be delivered in exchange therefor.

     (b)  Conversion  of  Company  Common Stock. Except as otherwise provided in
Section 2.01(a) or as provided in 2.01(d) with respect to shares of Company Common Stock as to which appraisal rights have been exercised, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive from the Surviving Corporation following the Merger an amount in cash equal to $18.50 (the "Merger Consideration").

     (c) Cancellation and Retirement of Company Common Stock. Except as provided in Section 2.01(d), all shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares referred to in Section 2.01(a), which shall be canceled and retired in accordance therewith) shall no longer be outstanding and shall automatically be canceled and retired and shall cease to have any rights with respect thereto except the right to receive the Merger Consideration, without interest thereon.

     (d) Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock that are outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has validly demanded appraisal for such shares in accordance with Section 262 of the DGCL ("Dissenting Shares") shall not be converted into a right to receive the Merger Consideration, unless such holder fails to perfect or withdraws or otherwise loses its right to appraisal. If after the Effective Time, any such holder fails to perfect or withdraws or loses its right to appraisal, such Dissenting Shares shall be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consideration to which such holder is entitled, without interest thereon. The Company shall give prompt notice to Acquisition of any demands, attempted withdrawals of such demands and any other instruments served pursuant to applicable law received by the Company for appraisal of shares of Company Common Stock, and, prior to the Effective Time, Acquisition shall have the right to direct all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Acquisition, make any payment with respect to, or settle, offer to settle or approve any withdrawal of any such demands.

     (e) Acquisition Common Stock. Each share of common stock, par value $.01 per share, of Acquisition (the "Acquisition Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation as of the Effective Time. Each share of Class A Common Stock, par value $.01 per share, of Acquisition (the "Acquisition Class A Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of Class A Common Stock, par value $.01 per share, of the Surviving Corporation.

     Section 2.02. Exchange of Certificates. (a) Exchange Agent. Prior to the Effective Time, Acquisition shall appoint a bank or trust company that is reasonably satisfactory to the Company to act as exchange and paying agent (the "EXCHANGE AGENT") for the payment of the Merger Consideration. As of the Effective Time, the Surviving Corporation shall deposit with the Exchange Agent, for the benefit of the holders of shares of Company Common Stock, cash in an amount sufficient to pay the aggregate Merger Consideration required to be paid pursuant to Section 2.01 in exchange for outstanding shares of Company Common Stock (such cash being hereinafter referred to as the "EXCHANGE FUND").

     (b) Exchange Procedures. As soon as reasonably practicable (and in any event no later than ten days) after the Effective Time, the Surviving Corporation shall cause the Exchange Agent to mail or deliver to each person who was, immediately prior to the Effective Time, a holder of record of Company Common Stock that was converted into the right to receive the Merger
Consideration pursuant to Section 2.01(b), (i) a letter of transmittal in customary form and containing customary provisions and (ii) instructions for use in effecting the surrender of certificates representing such person's shares of Company Common Stock in exchange for the Merger Consideration. Promptly after the Effective Time, each holder of record of an outstanding certificate or certificates which prior thereto represented shares of Company Common Stock (the "CERTIFICATES") shall, upon surrender to the Exchange Agent of such Certificates or, if such shares are held in book-entry or other uncertificated form, upon the entry through a book-entry transfer agent of the surrender of such shares of Company Common Stock on a book-entry account statement (any references herein to Certificates shall be deemed to include references to book-entry account statements relating to the ownership of Company Common Stock), and acceptance thereof by the Exchange Agent, be entitled to receive in exchange therefor an amount of cash equal to the Merger Consideration per share multiplied by the number of shares represented by such Certificates and the Certificates so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Common Stock that is not registered in the transfer records of the Company, the payment of the Merger Consideration may be made to a person other than the person in whose name the Certificate so surrendered is registered if, and only if, such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of such Certificate or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered as contemplated by this
Section 2.02, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration which the holder thereof has the right to receive in respect of such Certificate pursuant to this Article
II. No interest shall be paid or will accrue on any cash payable as Merger Consideration pursuant to this Article II.

     (c) No Further Ownership Rights in Company Common Stock Exchanged For Cash. All cash paid upon the surrender therefor of Certificates in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock exchanged for cash theretofore represented by such Certificates, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock which were outstanding immediately prior to the Effective Time and which have been converted, in whole or in part, pursuant to this Agreement into the right to receive the Merger Consideration, and if after the Effective Time such Certificates are presented to the Company for transfer, they shall be canceled against delivery of the Merger Consideration.

     (d) Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the holders of the Certificates for more than six months after the Effective Time shall be delivered to the Surviving Corporation, upon demand, and any holders of the Certificates who have not theretofore complied with this Article II shall thereafter look only to the Surviving Corporation (as general creditors thereof) for payment of their claim for Merger Consideration.

     (e) No Liability. None of the Company, Acquisition, the Surviving Corporation or the Exchange Agent shall be liable to any person in respect of any cash or other property from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificate shall not have been surrendered prior to two years after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration would otherwise escheat to or become the property of any
Governmental   Entity  (as  defined  in  Section   3.01(c)),   any  such  Merger
Consideration shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

     (f) Investment of Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund as directed by the Surviving Corporation. Any interest and other income resulting from investments shall be paid to the Surviving Corporation.

     (g) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable and customary amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall deliver in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration with respect thereto pursuant to this Agreement.

     (h) Withholding Rights. The Surviving Corporation shall be entitled to deduct and withhold from consideration otherwise payable to any holder of Company Common Stock or Company Stock Options (as defined in Section 2.03) pursuant to this Agreement such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "CODE"), or under any provision of state, local or foreign tax law.

     Section 2.03. Stock Plans. Each of the Company's stock option or stock purchase plans (the "COMPANY STOCK PLANS") and options to acquire shares of Company Common Stock or shares of restricted stock of the Company outstanding on the date hereof (the "COMPANY STOCK OPTIONS"), including without limitation information concerning the date of vesting of such options or the lapse of restrictions on such restricted stock and the acceleration of such vesting or restrictions by virtue of the Merger or the transactions contemplated hereby, is as previously delivered to Acquisition and listed in Section 2.03 of the Disclosure Schedule. The Company shall take all actions necessary to provide that, as of the Effective Time, (i) each Company Stock Option so surrendered for cash shall be canceled, and (ii) in consideration for such cancellation, the Company shall pay to each such holder of Company Stock Options an amount in cash equal to the product of (1) the excess, if any, of the Merger Consideration over the per-share exercise price thereof and (2) the number of shares of Company Common Stock subject thereto immediately prior to the Effective Time (the "EXCESS OPTION PAYMENT AMOUNT").

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

     Section 3.01. Representations and Warranties of the Company. The Company represents and warrants as of the date hereof (or such other date as shall be expressly specified) to Acquisition as follows:

     (a) Organization, Qualifications and Corporate Power; Materiality. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and is duly licensed or qualified to do business as a foreign corporation and is in good standing in each other jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such licensing or qualification necessary and where the failure to so qualify would in the aggregate have a material adverse effect (as defined) on the Company. As used in this Agreement, "MATERIAL ADVERSE EFFECT" means, when used in connection with the Company, any change, effect, event, occurrence or development that is, or is reasonably likely to be, materially adverse to the business, results of operations or condition (financial or other) of the Company and its Subsidiaries (as defined in Section 3.01(e)(i)), taken as a whole; "material adverse effect" means, when used in connection with Acquisition, any change, effect, event, occurrence or development that is materially adverse to Acquisition's ability to consummate the transactions contemplated hereby.

     (b) Organizational Documents; Capital Stock and Securities Owned. The Company has made available to Acquisition complete and correct copies of its charter and bylaws and the charter and bylaws (or other organizational documents) of each of its Subsidiaries, in each case as amended to the date of this Agreement. The Company has the corporate power and authority to own and hold its properties and to carry on its business as currently conducted. Except as set forth in Section 3.01(b) of the Disclosure Schedule, the Company does not own of record or beneficially, directly or indirectly, (i) any shares of outstanding capital stock or securities convertible into capital stock of any other corporation or (ii) any participating interest in any partnership, joint venture or other non-corporate business enterprises.

     (c) Authorization of Agreement, Non-Contravention, Etc. The Company has all requisite corporate power and authority to enter into this Agreement and, subject to obtaining the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock (the "COMPANY STOCKHOLDER APPROVAL") with respect to the Merger, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject to obtaining the Company Stockholder Approval with respect to the Merger. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Acquisition, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any breach or violation of, or result in the termination of, or accelerate the performance required by, or give right to a right of termination, cancellation or acceleration of any obligation under, or the creation of a Lien (as defined in 3.01(d)) pursuant to (i) any provision of the charter (or similar organizational documents) or bylaws of the Company or any Subsidiary of the Company or (ii) subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in the following sentence, any loan or credit agreement, note, mortgage, indenture, lease, Company Benefit Plan (as defined in Section 3.01(m)) or other agreement, obligation, instrument, permit, concession, franchise, license, or any judgment, order, decree, statute, law, ordinance, rule or regulation (collectively "LAWS") applicable to the Company or any Subsidiary or their respective properties or assets, in any case under this clause (ii) which would, individually or in the aggregate, have a material adverse effect on the Company except as set forth in
Section 3.01(c) of the Disclosure Schedule. Except as set forth in Section 3.01(c) of the Disclosure Schedule, no consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality (a "GOVERNMENTAL ENTITY") is required by or with respect to the Company or any Subsidiary in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, the failure of which to be obtained or made would, individually or in the aggregate, have a material adverse effect on the Company or would prevent or materially delay the consummation of the transactions contemplated hereby, except for (A) the filing with the Securities and Exchange Commission ("SEC") of
(i) a proxy statement in definitive form prepared in accordance with Regulation 14A promulgated under the Exchange Act (such proxy statement as amended or supplemented from time to time being hereinafter referred to as the "PROXY STATEMENT") relating to the consideration of the Company Stockholder Approval at a meeting (the "COMPANY STOCKHOLDER MEETING") of the stockholders of the Company duly called and convened to consider the approval of this Agreement and (ii) such reports under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "EXCHANGE ACT"), as may be required in connection with this Agreement, the Merger and the other transactions contemplated hereby, (B) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (C) filings required pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR ACT"), (D) filings necessary to satisfy the applicable requirements of state securities or "blue sky" laws and (E) those required under the rules and regulations of the New York Stock Exchange, Inc. ("NYSE") (collectively, the "REQUIRED FILINGS").

     (d) Capital Structure. The authorized capital stock of the Company consists of 45,000,000 shares of Company Common Stock and 1,000,000 shares of preferred stock, $.01 par value, of the Company ("COMPANY PREFERRED STOCK" and, together with the Company Common Stock, the "COMPANY CAPITAL STOCK"). At the
close of business on March 29, 1999, (A) 19,461,601 shares of Company Common Stock were outstanding, (B) no shares of Company Preferred Stock were outstanding, (C) options to acquire 2,918,406 shares of Company Common Stock from the Company pursuant to the Company Stock Plans were outstanding, and (D) common stock purchase rights ("PURCHASE RIGHTS") to acquire certain shares of Company Common Stock from the Company pursuant to the Rights Agreement (as defined in Section 3.01(w)) were outstanding. Other than as set forth above, at the close of business on March 9, 1999, there were outstanding no shares of Company Capital Stock or options, warrants or other rights to acquire Company Capital Stock from the Company. Since March 9, 1999, (x) there have been no issuances by the Company of shares of Company Capital Stock other than issuances of shares of Company Common Stock pursuant to the exercise of Company Stock Options outstanding as of March 9, 1999 and (y) there have been no issuances by the Company of options, warrants or other rights to acquire capital stock from the Company except as expressly permitted by this Agreement. No bonds, debentures, notes or other indebtedness having the right to vote (or convertible into or exchangeable for securities having the right to vote) on any matters on which stockholders of the Company may vote are issued or outstanding. All outstanding shares of Company Common Stock are, and any shares of Company Common Stock that may be issued upon the exercise of Company Stock Options when issued will be, duly authorized, validly issued, fully paid and nonassessable, and will be delivered free and clear of all claims, liens, mortgages, encumbrances, pledges or security interests (collectively, "LIENS") and not subject to preemptive rights. Other than as set forth above, and except for this Agreement, the Stock Option Agreement, the Company Stock Plans, the Company Stock Options and the Purchase Rights, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements or undertakings of any kind to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound obligating the Company or any Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity or voting securities of the Company or of any

Subsidiary or obligating the Company or any Subsidiary to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement or undertaking. There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its Subsidiaries.

     (e) Subsidiaries. (i) Each Subsidiary that is a corporation is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly licensed or qualified to do business as a foreign corporation and is in good standing in each other jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such licensing or qualification necessary and where the failure to so qualify would in the aggregate have a material adverse effect on the Company. For purposes of this Agreement, "SUBSIDIARY" means any corporation or other entity (including any partnership referred to in Section 3.01(e)(ii) below) of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are directly or indirectly owned by the Company. All Subsidiaries and their respective jurisdictions of incorporation are identified in Section 3.01(e) of the Disclosure Schedule.

     (ii) Each partnership (whether or not limited partnership) and each limited liability company in which the Company directly or indirectly owns a partnership interest or membership interest, as the case may be, entitling it to 50% or more of the voting interest therein, and each limited partnership for which the Company or a Subsidiary is a general partner, has been duly organized and is in good standing under the laws of its jurisdiction of organization, and is duly licensed or qualified to do business and is in good standing in each other jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such licensing or qualification necessary and where the failure to so qualify would in the aggregate have a material adverse effect on the Company. The Company has previously delivered to Acquisition a list of all such partnerships and limited liability companies.

     (iii) Except as set forth in Section 3.01(e) of the Disclosure Schedule, all of the outstanding capital stock of, or other ownership interests in, each Subsidiary is owned by the Company, directly or indirectly, free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests).

     (f) Voting of Shares. As of the date hereof, there are not any stockholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting of any shares of the Company. All registration rights agreements, stockholder agreements and voting agreements to which the Company or any of its Subsidiaries is a party are identified in Section 3.01(f) of the Disclosure Schedule.

     (g) SEC Documents; Financial Statements. The Company has filed and made available to Acquisition a correct and complete copy of each report, schedule, registration statement and definitive proxy statement required to be filed by the Company with the SEC since January 1, 1996 (the "COMPANY SEC DOCUMENTS"). As of their respective dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended, or the Exchange Act, as the case may be, applicable to such Company SEC Documents. None of the Company SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Company SEC Documents comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis ("GAAP") during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited interim financial statements, as permitted by Form 10-Q, or for normal year-end adjustments that are not, in the aggregate, material) and fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended.

     (h) Disclosure Documents; Information Supplied. Each document required to be filed by the Company with the SEC in connection with the transactions contemplated by this Agreement (the "COMPANY DISCLOSURE DOCUMENTS"), including without limitation the the Proxy Statement and any amendments or supplements thereto, will comply as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations thereunder, and each such document required to be filed with any Governmental Entity other than the SEC will comply in all material respects with the provisions of applicable law as to the information required to be contained therein. At the date the Proxy Statement is first mailed to the stockholders of the Company or at the time of the Company Stockholder Meeting, the Proxy Statement will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. At the time of the filing of any Company Disclosure Document other than the Proxy Statement and at the time of any distribution thereof, such Company Disclosure Document will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The representations and warranties contained in this Section 3.01(h) do not apply to statements or omissions included or incorporated by reference in the Company Disclosure
Documents based upon information supplied to the Company by Acquisition specifically in writing for inclusion or incorporation by reference therein.

     (i) Absence of Certain Changes or Events. Since December 31, 1998, the Company and its Subsidiaries have conducted their businesses only in the ordinary course of business and in a manner consistent with past practice (except in connection with the negotiation, execution and delivery of this Agreement) and there has not been:

     (1) any event, occurrence or development of a state of circumstances or facts which has had a material adverse effect except as set forth in Section 3.01(i)(1) of the Disclosure Schedule;

     (2) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of Company Capital Stock, or any repurchase, redemption or other acquisition by the Company or any Subsidiary of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company or any Subsidiary;

     (3) any amendment of any material term of any outstanding security of the Company or any Subsidiary;

     (4) any incurrence, assumption or guarantee by the Company or any Subsidiary of any indebtedness for borrowed money other than in the ordinary course of business and in amounts and on terms consistent with past practice, but in any event not in excess of $1,000,000 individually or $5,000,000 in the aggregate;

     (5) any creation or assumption by the Company or any Subsidiary of any Lien on any material asset other than in the ordinary course of business consistent with past practices, but in any event not securing any obligation in excess of $5,000,000;

     (6) any making of any loan, advance or capital contributions to or investment in any person other than loans, advances or capital contributions to or investments in wholly-owned Subsidiaries made in the ordinary course of business consistent with past practice except as set forth in Section 3.01(i)(6) of the Disclosure Schedule;

     (7) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of the Company or any Subsidiary which, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect;

     (8) except as set forth in Section 3.01(i)(8) of the Disclosure Schedule, any transaction or commitment made, or any contract or agreement entered into, by the Company or any Subsidiary relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by the Company or any Subsidiary of any contract or other right, in either case, material to the Company and its Subsidiaries taken as a whole, other than transactions and commitments in the ordinary course of business consistent with past practice and those contemplated by this Agreement;

     (9) any change in any method of accounting or accounting practice by the Company or any Subsidiary, except for any such change required by reason of a concurrent change in GAAP;

     (10) except as set forth in Section 3.01(i)(10) of the Disclosure Schedule, any (i) grant of any severance or termination pay to any director, officer or employee of the Company or any Subsidiary, (ii) entering into of any employment, deferred compensation or similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of the Company or any Subsidiary, other than, with respect to employees other than executive officers only, in the ordinary course of business consistent with past practice, (iii) increase in benefits payable under any existing severance or termination pay policies or employment agreements or (iv) increase in compensation, bonus or other benefits payable to directors, officers or employees of the Company or any Subsidiary, other than, with respect to employees other than executive officers only, in the ordinary course of business consistent with past practice, in each case except as set forth in Section 3.01(i)(10) of the Disclosure Schedule;

     (11) any labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any employees of the Company or any Subsidiary, or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to such employees; or

     (12) any cancellation of any licenses, sublicenses, franchises, permits or agreements to which the Company or any Subsidiary is a party, or any notification to the Company or any Subsidiary that any party to any such arrangements intends to cancel or not to renew such arrangements beyond its expiration date as in effect on the date hereof, which cancellation or notification, individually or in the aggregate, has had or reasonably could be expected to have a material adverse effect.

     (j) No Undisclosed Material Liabilities. There are no liabilities of the Company or any Subsidiary of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, that could reasonably be expected to have, individually or in the aggregate, a material adverse effect, other than (i) liabilities reflected in the Company's financial statements (together with the related notes thereto) filed with the Company's annual report on Form 10-K for the year ended December 31, 1998, (ii) liabilities incurred in the ordinary course of business consistent with past practice since December 31, 1998, which in the aggregate would not have a material adverse effect upon the Company and its Subsidiaries, taken as a whole; (iii) liabilities under this Agreement or for professional fees and expenses in connection with the transactions contemplated hereby; and (iv) as previously disclosed and as set forth in Section 3.01(j) of the Disclosure Schedule.

     (k) Compliance with Law; Litigation. The Company and its Subsidiaries hold all permits, licenses, variances, exemptions, authorizations, orders and approvals of all Governmental Entities (the "COMPANY PERMITS") that are required for them to own, lease or operate their properties and assets and to carry on their businesses as presently conducted, and there has occurred no default under any such Company Permit, except for the lack of any Company Permit or for defaults under any Company Permit which lack or default would not have, individually or in the aggregate, a material adverse effect on the Company. The conduct by the Company and its Subsidiaries of their respective businesses has been in compliance with all Laws, with such exceptions as would not have, individually or in the aggregate, a material adverse effect on the Company. As of the date hereof, there is no claim, suit, action or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries that could reasonably be expected, individually or in the aggregate, to have a material adverse effect on the Company, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company or any Subsidiary that would have, individually or in the aggregate, a material adverse effect on the Company.

     (l) Taxes. (i) Each of the Company, its Subsidiaries and any affiliated, combined or unitary group of which any such corporation or other entity is or was a member (A) have duly and timely filed, or have caused to be filed on their behalf, all material tax returns, reports, declarations, estimates, information returns and statements required to be filed by them (collectively, "TAX RETURNS"), or requests for extensions to file such Tax Returns have been timely filed and granted and have not expired, and as of the time of filing, such Tax Returns are correct and complete in all material respects; (B) have duly and timely paid in full (or the Company has paid on its behalf) or made adequate provision in the Company's accounting records for all material Taxes for all past and current periods for which the Company or any of its Subsidiaries is liable; and (C) has complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and has in all material respects timely withheld from employee wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid over. The most recent financial statements contained in the Company SEC Documents reflect adequate accruals for all Taxes payable by the Company and its Subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements. Section 3.01(l) of the Disclosure Schedule sets forth the last taxable period through which the federal income tax returns of the Company and any of its Subsidiaries have been examined by the Internal Revenue Service or otherwise closed. All deficiencies asserted as a result of any such examinations and any examination by any applicable state, local or foreign taxing authority which have not been or will not be appealed or contested in a timely manner have been paid, fully settled or adequately provided for in the most recent financial statements contained in the Company SEC Documents. Except as set forth in Section 3.01(l) of the Disclosure Schedule, no federal, state, local or foreign tax audits or other administrative proceedings or court proceedings are currently pending with regard to any federal, state, local or foreign Taxes for which the Company or any of its Subsidiaries would be liable, and no deficiencies for any such Taxes have been proposed, asserted or assessed or, to the best knowledge of the Company, threatened against the Company or any of its Subsidiaries pursuant to such examination of the Company or any of its Subsidiaries by such federal, state, local or foreign taxing authority with respect to any period. Except as set forth in Section 3.01(l) of the Disclosure Schedule, no requests for waivers of the time to assess any Taxes against the Company or any of its Subsidiaries have been granted or are pending, and neither the Company nor any of its Subsidiaries has executed (or will execute prior to the Effective Time) any closing agreement pursuant to Section 7121 of the Code, or any predecessor provision thereof or any similar provision of state, local or foreign income tax law that relates to the assets or operations of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries is a party to any agreement providing for the allocation or sharing of liability for any Taxes. The Company has made available to Acquisition complete and accurate copies of all income and franchise Tax Returns and all other material Tax Returns filed by or on behalf of the Company or any of its Subsidiaries for the taxable years ending on or prior to December 31, 1997. Except as set forth in Schedule 3.01(l) of the Disclosure Schedule, neither the Company nor any of its Subsidiaries has made any payments subject to Section 280G of the Code, or is obligated to make any such payments that will not be deductible under Section 280G of the Code, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Section 280G of the Code. Neither the Company nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. As used in this Agreement, the terms "TAX" and "TAXES" include all federal, state, local or foreign income, franchise, property, sales, use, ad valorem, payroll, social security, unemployment, assets, value added, withholding, excise, severance, transfer, employment, alternative or add-on minimum and other taxes, charges, fees, levies, licenses or other assessments, including without limitation obligations for withholding taxes from payments due or made to any other person, together with any interest, penalties, additions to tax or additional amounts imposed by any taxing authority.

     (m)  Pension  and  Benefit  Plans;  ERISA. Except as otherwise set forth in
Section 3.01(m) of the Disclosure Schedule:

     (1) Section 3.01(m)(1) of the Disclosure Schedule lists each "employee benefit plan" (as such term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) maintained by the Company or any Subsidiary or to which the Company or any Subsidiary contributes or is required to contribute or in which any employee or former employee of the Company or any Subsidiary participates or is otherwise covered (a "COMPANY BENEFIT PLAN"). The only Company Benefit Plans that individually or collectively would constitute an "employee pension benefit plan" as defined in Section 3(2) of ERISA are identified as such in the list described above. The Company and each Subsidiary have complied and currently are in compliance, both as to form and operation in all material respects, with the applicable provisions of ERISA and the Code, respectively, with respect to each Company Benefit Plan.

     (2) Each of the Company Benefit Plans that is intended to be "qualified" within the meaning of Section 401(a) of the Code does so qualify and is exempt from taxation pursuant to Section 501(a) of the Code where the failure to so qualify would have a material adverse effect on the Company.

     (3) Neither the Company nor any Subsidiary has maintained, contributed to or been required to contribute to a "multiemployer plan" (as defined in Section 3(37) of ERISA). No amount is due or owing from the Company or any Subsidiary on account of a "multiemployer plan" (as defined in Section 3(37) of ERISA) or on account of any withdrawal therefrom.

     (4) Other than normal claims for benefits, there is no claim pending against the Company or any Subsidiary under the Code, ERISA or other applicable law with respect to any of the Company Benefit Plans. Full payment has been made, or will be made in accordance with Section 404(a)(6) of the Code, of all amounts that are required to be paid under Section 412 of the Code and the terms of each Company Benefit Plan that is intended to be qualified under Section 401(a) of the Code; and none of the Company Benefit Plans nor any trust established thereunder has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code) whether or not waived. The Company and the Subsidiaries have no current liability for plan termination or withdrawal under Title IV of ERISA.

     (5) The consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee or officer of the Company or any Subsidiary to severance pay, unemployment compensation or any other payment or (ii) accelerate the time of payment or vesting (except as provided in Section 2.03), or increase the amount of compensation due any such employee or officer except as disclosed in Section 3.01(m)(5) of the Disclosure Schedule.

     (6) The Company has provided (or made available to) Acquisition with correct and complete copies of (i) written plans and summary plan descriptions for each of the Company Benefit Plans; (ii) each trust agreement, insurance policy or other instrument relating to the funding of each of the Company Benefit Plans; (iii) the two most recent Annual Reports (Form 5500 series) and accompanying schedules filed with the Internal Revenue Service or United States Department of Labor with respect to each of the Company Benefit Plans and (iv) the most recent audited financial statement for each of the Company Benefit Plans.

     (n) Environmental Matters. Except as set forth in Section 3.01(n) of the Disclosure Schedule, (i) the Company and its Subsidiaries operate their assets, properties, businesses and operations in material compliance with all applicable environmental laws, ordinances and regulations, (ii) neither the Company nor any Subsidiary has knowledge of or has received written notice of any claim, action, suit, proceeding, hearing or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, or hazardous or toxic material or waste (collectively, an "ENVIRONMENTAL EVENT") relating to their assets, properties, businesses and operations and (iii) to the knowledge of the Company, no notice of any Environmental Event was given to any person or entity that occupied the offices of the Company and its Subsidiaries prior to the date such offices were occupied or used in their business. Without limiting the generality of the foregoing, to the knowledge of the Company, neither the Company nor any Subsidiary has disposed of or placed on or in such offices any waste materials, hazardous materials or hazardous substances in violation of law.

     (o) Intellectual Property. Except as set forth in Section 3.01(o) of the Disclosure Schedule, each of the Company and its Subsidiaries owns or has a valid right to use each trademark, trade name, patent, service mark, brand mark, brand name, computer program, database, industrial design and copyright required, owned or used in connection with the operation of its businesses, including any registrations thereof and pending applications therefor, and each license or other contract relating thereto that is material to the conduct of its businesses (collectively, the "COMPANY INTELLECTUAL PROPERTY"), except where the failure to own or have a right to use such property would not have, individually or in the aggregate, a material adverse effect on the Company. All material Company Intellectual Property (other than computer programs, databases and commercially available software) is set forth in Section 3.01(o) of the Disclosure Schedule. Except as set forth in Section 3.01(o) of the Disclosure Schedule, the use of the Company Intellectual Property by the Company or its Subsidiaries does not conflict with, infringe upon, violate or interfere with or constitute an appropriation of any right, title, interest or goodwill, including without limitation any trademark, trade name, patent, service mark, brand mark, brand name, computer program, database, industrial design, copyright or any pending application therefor of any other person, which in any case could result in a material adverse effect on the Company. Except as set forth in Section 3.01(o) of the Disclosure Schedule, the Company's rights to the use of all Company Intellectual Property will not be adversely affected by the transactions contemplated in this Agreement. The Company has taken all reasonable precautions to prevent disclosure of any confidential Company Intellectual Property.

     (p) Real Properties.

     (i) Except as otherwise disclosed in the Company SEC Documents, Section 3.01(p)(i) of the Disclosure Schedule sets forth a list of all material real property owned in fee by the Company or any of its Subsidiaries (individually, an "OWNED PROPERTY" and, collectively, the "OWNED PROPERTIES"). To the best knowledge of the Company, the Company has good and marketable fee title to each Owned Property, including the buildings, structures and other improvements located thereon, in each case free and clear of all Liens, except (i) Liens which, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the Company and (ii) Liens for Taxes and other governmental charges which are not yet due and payable. There are no condemnations or eminent domain (which term, as used herein, shall include other compulsory acquisitions or takings by Governmental Entities) proceedings pending or threatened against any Owned Property or any material portion thereof. The Company has not received any notice from any city, village or other Governmental Entity of any zoning, ordinance, land use, building, fire or health code or other legal violation in respect of any Owned Property, other than violations which have been corrected or which, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the Company.

     (ii) Except as otherwise disclosed in the Company SEC Documents, Section 3.01(p)(ii) of the Disclosure Schedule sets forth a list of all material real property (including land and buildings) that is leased by the Company or any of its Subsidiaries as lessee or sublessee (the "LEASED REAL ESTATE"). The Company has delivered or caused to be delivered to Acquisition complete and accurate copies of the written lease and subleases that are described in Section 3.01(p)(ii) of the Disclosure Schedule or otherwise disclosed in the Company SEC Documents. There are no condemnations or eminent domain proceedings pending or threatened against any Leased Real Estate or any material portion thereof. The Company has not received any notice from any city, village or other Governmental Entity of any zoning, ordinance, land use, building, fire or health code or other legal violation in respect of any Leased Real Estate, other than violations which have been corrected or which, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the Company.

     (iii) The Owned Properties and the Leased Real Estate constitute, in the aggregate, all of the material real property used to conduct the business of the Company and its Subsidiaries in the manner in which such business was conducted during the fiscal year ended December 31, 1998.

     (q) Tangible Personal Property. The Company and its Subsidiaries (A) have good and valid title to all the tangible personal property material to the operation of the business conducted by the Company and its Subsidiaries taken as a whole and reflected in the latest audited financial statements included in the Company SEC Documents as being owned by the Company and its Subsidiaries or acquired after the date thereof (except properties sold or otherwise disposed of in the ordinary course of business since the date thereof), free and clear of all Liens except (1) statutory Liens securing payments not yet due and (2) such imperfections and irregularities of title or Liens as do not affect the use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties, in either case in such a manner as to have, individually or in the aggregate, a material adverse effect on the Company, and (B) are collectively the lessee of all tangible personal property material to the operation of the business conducted by the Company and its Subsidiaries and reflected as leased in the latest audited financial statements included in the Company SEC Documents (or on the books and records of the Company as of the date thereof) or acquired after the date thereof (except for leases that have expired by their terms) and are in possession of the properties purported to be leased thereunder, and each such leases is valid and in full force and effect without default thereunder by the lessee or the lessor, other than defaults that would not, individually or in the aggregate, have a material adverse effect on the Company. Each of the Company and its Subsidiaries enjoys peaceful and undisturbed possession under all such leases. Such owned and leased tangible personal property is in good working order, reasonable wear and tear excepted, and is suitable for the use for which it is intended, except that, which would not, individually or in the aggregate, have a material adverse effect on the Company.

      (r) Insurance. The Company and its Subsidiaries are covered by valid and currently effective insurance policies issued in favor of the Company or its Subsidiaries that are customary for companies of similar size and financial condition. Except as set forth in Section 3.01(r) of the Disclosure Schedule, all such policies are in full force and effect, all premiums due thereon have been paid and the Company has complied with the provisions of such policies. All such policies will remain in full force and effect after giving effect to this Agreement and the transactions contemplated hereby. Except as set forth in
Section 3.01(r) of the Disclosure Schedule, the Company has not been advised of any defense to coverage in connection with any claim to coverage asserted or noticed by the Company under or in connection with any of its extant insurance policies. The Company has not received any written notice from or on behalf of any insurance carrier issuing policies or binders relating to or covering the Company and its Subsidiaries that there will be a cancellation or non-renewal of existing policies or binders, or that alteration of any equipment or any improvements to real estate occupied by or leased to or by the Company or its Subsidiaries, purchase of additional equipment, or material modification of any of the methods of doing business, will be required.

     (s) Contracts. Except as set forth in Section 3.01(s) of the Disclosure Schedule, and except for matters that would not, individually or in the aggregate, have a material adverse effect on the Company, (i) the Company and any of its Subsidiaries are not party to or bound by any agreement that materially limits the ability of the Company, the Surviving Corporation, or any of their Subsidiaries to compete in any line of business in any geographic area;
(ii) neither the Company nor any of its Subsidiaries is (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect under any agreement; (iii) to the best knowledge of the Company, none of the other parties to any agreement is (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect under any contract and (iv) neither the Company nor any of its Subsidiaries has received any written notice of the intention of any party to terminate any agreement whether as a termination for convenience or for default of the Company or any of its Subsidiaries thereunder.

     (t) Labor Matters. Except as set forth in Section 3.01(t) of the Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to, or is bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is the Company or any of its Subsidiaries currently the subject of a proceeding asserting that it or any such Subsidiary has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel it or such Subsidiaries to bargain with any labor organization as to wages and conditions of employment. There is (i) no strike, labor dispute, slowdown or stoppage pending or threatened against the Company or any of its Subsidiaries and (iii) no union representation question existing with respect to the employees of the Company or any of its Subsidiaries.

     (u) Transactions with Affiliates. Except as set forth in the Company SEC Documents or Section 3.01(u) of the Disclosure Schedule, neither the Company nor any officer, director, employee or affiliate of the Company, any Subsidiary or any individual related by blood, marriage or adoption to any such individual or any entity in which any such person or individual owns any beneficial interest, is a party to any agreement, contract, commitment, transaction or understanding with or binding upon the Company or any of its Subsidiaries or any of their respective assets or has any material interest in any material property owned by the Company or its Subsidiaries or has engaged in any transaction with any of the foregoing within the last twelve months.

     (v) Year 2000. The Company has reviewed its operations and has inquired of third parties with which the Company and its Subsidiaries have a material relationship to evaluate the extent to which the business or operations of the Company and its Subsidiaries will be affected by the Year 2000 Problem. As a result of such review and inquiries, the Company has no reason to believe, and does not believe, the Year 2000 Problem will have a material adverse effect on the Company and its Subsidiaries, taken as a whole, or result in any material loss or interference with any of the business or operations of the Company and its Subsidiaries, taken as a whole. The "YEAR 2000 PROBLEM" as used herein means any significant risk that computer hardware or software used in the receipt, transmission, processing, manipulation, storage, retrieval, retransmission or other utilization of data or in the operation of mechanical or electrical systems of any kind will not, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively as in the case of dates or time periods occurring prior to January 1, 2000.

     (w) Rights Agreement. Subject to the terms and conditions of this Agreement, the Company has duly entered into an amendment to the First Amended and Restated Rights Agreement dated as of May 26, 1998 (the "RIGHTS AGREEMENT") between the Company and American Stock Transfer & Trust Company, as Rights Agent, pursuant to which the Rights Agreement and the Rights will not be applicable to the Merger, and the execution of this Agreement and the consummation of the Merger shall not result in a "Distribution Date" under the Rights Agreement and the consummation of the Merger shall not result in Acquisition or its affiliates being an "Acquiring Person," result in the occurrence of an event described in Section 11(a)(ii) or Section 13 of the Rights Agreement or otherwise result in the ability of any person to exercise any Purchase Rights under Rights Agreement or require the Purchase Rights to separate from the shares of Company Common Stock to which they are attached. A correct and complete copy of the Rights Agreement has been provided to Acquisition.

     (x) Opinion of Financial Advisor. The Board of Directors of the Company has received the oral opinion of Goldman, Sachs & Co. (the "FINANCIAL ADVISOR") to the effect that, as of such date, the Merger Consideration to be received by the holders of Company Common Stock in the Merger is fair from a financial point of view to such holders, and such opinion has not been withdrawn or materially and adversely modified. The Financial Advisor has represented to the Company that it will promptly deliver to the Company a written opinion confirming in writing the oral opinion described above.

     (y) Brokers. No broker, investment banker, financial advisor or other person, other than the Financial Advisor, the fees and expenses of which will be paid by the Company, is entitled any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company's arrangements with the Financial Advisor have been fully disclosed to Acquisition prior to the date hereof.

     (z) Board Recommendation. As of the date hereof, the Board of Directors of the Company, at a meeting duly called and held, by the unanimous vote of the directors present at such meeting, (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable, fair to and in the best interests of the stockholders of the Company and has approved the same and (ii) resolved to recommend, subject to their fiduciary duties under applicable Law and Section 5.01, that the holders of shares of Company Common Stock approve and adopt this Agreement.

     (aa) Vote Required. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock is the only vote of the holders of any class or series of the Company's capital stock necessary (under applicable Law or otherwise) to approve this Agreement and the transactions contemplated hereby.

     (bb) State Takeover Statute Inapplicable. The Board of Directors of the Company has approved this Agreement, the Merger and the transactions contemplated hereby and such approval, assuming the accuracy of Acquisition's representation in Section 3.02(f) hereof, is sufficient to render the provisions of Section 203 of the DGCL inapplicable to the Merger, this Agreement and the transactions contemplated hereby.

     (cc) Stock Plans. All of the outstanding Company Stock Options shall have vested pursuant to their terms at the Effective Time and shall not be exercisable after the Effective Time.

     Section 3.02. Representations and Warranties of Acquisition. Acquisition represents and warrants as of the date hereof (or such other date as shall be expressly specified) to the Company as follows:

     (a) Organization, Qualifications and Corporate Power. Acquisition is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and is duly licensed or qualified to do business as a foreign corporation and is in good standing in each other jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such licensing or qualification necessary and where the failure to so qualify would in the aggregate have a material adverse effect. Acquisition has the corporate power and authority to own and hold its properties and to carry on its business as currently conducted.

     (b) Capital Structure. As of the date of this Agreement, the authorized capital stock of Acquisition consists of 1,000 shares of Acquistion Common Stock, 1,000 shares of which have been validly issued and are fully paid, nonassessable and owned of record and beneficially by WCAS VIII or its affiliates. Immediately prior to the Closing, the authorized capital stock of Acquisition will consist of (i) 30,000,000 shares of Acquisition Common Stock,
(ii) 1,000,000 shares of Acquisition Class A Common Stock, and (iii) 1,000,000 shares of preferred stock, par value $.01 per share ("Acquisition Preferred Stock"). No shares of Acquisition Class A Common Stock or Acquisition Preferred Stock are issued and outstanding.

     (c) Authorization of Agreement, Non-Contravention, Etc. Acquisition has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate and stockholder action on the part of Acquisition. This Agreement has been duly executed and delivered by Acquisition and constitutes a valid and binding obligation of Acquisition, enforceable against Acquisition in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any breach or violation of, or result in the termination of, or accelerate the performance required by, or give right to a right of termination, cancellation or acceleration of any obligation under, or the creation of a Lien pursuant to (i) any provision of the charter (or similar organizational documents) or bylaws of Acquisition or (ii) subject to obtaining or making the Required Filings, any loan or credit agreement, note, mortgage, indenture, lease or other agreement, obligation, instrument, permit, concession, franchise, license, or any Laws applicable to Acquisition or its properties or assets, in any case under this clause (ii) which would, individually or in the aggregate, have a material adverse effect on Acquisition. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Acquisition in connection with the execution and delivery of this Agreement by Acquisition or the consummation by Acquisition of the transactions contemplated hereby, the failure of which to be obtained or made would, individually or in the aggregate, have a material adverse effect on Acquisition or would prevent or materially delay the consummation of the transactions contemplated hereby, except for the Required Filings.

     (d) Information Supplied. The information supplied or to be supplied by Acquisition for inclusion or incorporation by reference in any Company Disclosure Document will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (i) in the case of the Proxy Statement, at the date the Proxy Statement is first mailed to the stockholders of the Company or at the time of the Company Stockholder Meeting, or (ii) in the case of any Company Disclosure Document other than the Proxy Statement, at the time of the filing of such Company Disclosure Document and at the time of any distribution thereof. The representations and warranties contained in this Section 3.02(d) do not apply to statements or omissions included or incorporated by reference in the Company Disclosure Documents based upon information supplied to Acquisition by the Company specifically in writing for inclusion or incorporation by reference therein. Any document required to be filed by Acquisition or its affiliates with any Governmental Entity other than the SEC will comply in all material respects with the provisions of applicable law as to the information required to be contained therein.

     (e) Subsidiaries. Acquisition does not own, directly or indirectly, any capital stock or other ownership interest in any person.

     (f) Acquisition Not an Interested Stockholder. As of the date of this Agreement, neither Acquisition, Convergent Equity Partners L.P. nor any of their respective affiliates or associates (as such terms are defined under the Exchange Act) is an "interested stockholder" as such term is defined in Section 203 of the DGCL.

     (g) Interim Operations of Acquisition. Acquisition was formed on March 8, 1999 solely for the purpose of engaging in the transaction contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby. Except for (i) obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated hereby and (ii) this Agreement and any other agreements or arrangements contemplated by this Agreement or in furtherance of the transactions contemplated hereby, Acquisition has not incurred, directly or indirectly, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any person.

     (h) Brokers. No broker, investment banker, financial advisor or other person, other than Chase Securities Inc., and except as contemplated by the Commitment Letters (as defined in Section 3.02(i)), the fees and expenses of which in each case will be paid by Acquisition or, if the Merger is consummated, the Surviving Corporation, is entitled any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Acquisition.

     (i) Financing. Acquisition (or WCAS VIII in the case of clause (i) below) has received and executed commitment letters, each dated as of the date hereof (the "COMMITMENT LETTERS"), from (i) Chase Securities Inc. and Chase Bank of Texas, N.A. (collectively, "CHASE"), pursuant to which Chase has committed, subject to the terms and conditions set forth therein, to provide the Surviving Corporation with up to $120.0 million of financing under available senior secured credit facilities; (ii) WCAS VIII and Convergent Equity Partners L.P., pursuant to which such entities have committed, subject to the terms and conditions set forth therein, to provide to Acquisition up to $145.0 million in equity; and (iii) WCAS Capital Partners III, L.P. or an affiliate thereof, pursuant to which it has committed to provide up to $160.0 million of senior subordinated financing (the financings referred to in clauses (i), (ii) and (iii) above being collectively referred to as the "FINANCING"). Such Financing is adequate to pay in full in cash at closing the Merger Consideration, together with all fees and expenses of Acquisition and the Surviving Corporation associated with the transactions contemplated hereby, and to make any other payments necessary to consummate the transactions contemplated hereby. True and complete copies of the Commitment Letters have been furnished to the Company. WCAS VIII or Acquisition has fully paid any and all commitment fees or other fees required by such Commitment Letters to be paid as of the date hereof (and will duly pay any such fees after the date hereof); provided that, if the Merger is consummated, the Surviving Corporation will reimburse WCAS VIII for such commitment fees or other fees required by such Commitment Letters. The Commitment Letters are valid and in full force and effect and no event has occurred which (with or without notice, lapse of time or both) would constitute a default thereunder on the part of Acquisition, WCAS VIII, Convergent Equity Partners L.P. or their respective affiliates or would adversely affect the probability that such Financing will actually be funded.

                                   ARTICLE IV
                    COVENANTS RELATING TO CONDUCT OF BUSINESS

   Section 4.01. Covenants of the Company. During the period from the date of this Agreement until the Effective Time, the Company agrees as to itself and its Subsidiaries that (expressly as expressly contemplated, required or permitted by this Agreement or as set forth in the Disclosure Schedule):

     (a) Ordinary Course. The Company and its Subsidiaries shall carry on their respective businesses only in the ordinary course consistent with past practice in all material respects and use their best efforts to preserve intact their present businesses, maintain their rights and licenses, keep available the services of their current officers and employees and preserve their relationships with customers, suppliers and others having business dealings with them. The Company shall not, nor shall it permit any of its Subsidiaries to, enter into any new line of business, or incur or commit to any capital expenditures, other than capital expenditures and obligations or liabilities incurred or committed to that are either (i) contemplated in the Company's current capital budget, a copy of which has been furnished to Acquisition prior to the date hereof (the "CAPITAL BUDGET"), or (ii) not in excess of $5,000,000 individually or in the aggregate.

     (b) Dividends; Change in Stock. The Company shall not, nor shall it permit any of its Subsidiaries to, nor shall it propose to (i) declare, set aside or pay any dividends on or make other distributions in respect of any capital stock (except for cash dividends paid to the Company and its wholly-owned Subsidiaries with regard to the Company's Subsidiaries' capital stock), (ii) adjust, split, combine or reclassify any capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for capital stock or (iii) repurchase, redeem or otherwise acquire, or permit any Subsidiary to purchase or otherwise acquire, any shares of capital stock or any debt securities, warrants or options, in each case issued by the Company or any of its Subsidiaries.

     (c) Issuance of Securities. The Company shall not, nor shall it permit any of its Subsidiaries to, (i) issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its or any of its Subsidiaries' capital stock of any class or any securities convertible into or exchange for, or any rights, warrants or options to acquire, any of the foregoing, or any other securities or equity equivalents (including stock appreciation rights), except for (x) shares issuable upon the exercise of Company Stock Options outstanding as of the date hereof and (y) issuances of capital stock of the Subsidiaries to the Company or to a wholly owned Subsidiary of the Company; (ii) amend the terms of or reprice any Company Stock Option outstanding on the date of this Agreement or amend the terms of any Stock Option Plan in effect as of the date hereof.

     (d) Governing Documents. The Company shall not, nor shall it permit any of its Subsidiaries to, amend or propose to amend its certificate of incorporation or bylaws (or other organizational documents).

     (e) No Acquisitions. Except as set forth in Section 4.01(e) of the Disclosure Schedule, the Company shall not, nor shall it permit any of its Subsidiaries to, (i) merge or consolidate with, or acquire any equity interest in, or enter into an agreement with respect to the foregoing, except for (A) a merger of a wholly-owned Subsidiary with or into the Company or another wholly-owned Subsidiary or (B) the creation of a wholly-owned Subsidiary of the Company in the ordinary course of business; or (ii) acquire or agree to acquire a substantial portion of the assets of, any corporation, partnership, association or other business organization or any division or business thereof.

     (f) No Dispositions. The Company shall not, nor shall it permit any of its Subsidiaries to, sell, lease, mortgage, encumber or otherwise dispose of, any material assets (including, without limitation, capital stock or other ownership interest in any Subsidiary), other than sales or leases in the ordinary course of business consistent with past practice.

     (g) Indebtedness. The Company shall not, nor shall it permit any of its Subsidiaries to, (i) assume or incur any indebtedness for borrowed money (except for lease obligations incurred in the ordinary course of business and consistent with past practice or drawdowns by the Company under its existing revolving credit facility or uncommitted lines of credit, if any, made in the ordinary course of business consistent with past practice or as contemplated by the Capital Budget), (ii) issue or sell any debt securities or warrants or rights to acquire any debt securities or (iii) guarantee any debt obligations of any other person.

     (h) Accounting Matters. The Company shall not, nor shall it permit any of its Subsidiaries to, change its fiscal year or make any material changes with respect to its accounting methods, principles or practices in effect as of December 31, 1998, except as required by the SEC, applicable Law or GAAP.

     (i) Advice of Changes; Filings. The Company shall advise Acquisition of any change or event that would cause or constitute a material breach of any of its representations or warranties contained herein The Company shall file all reports required to be filed by it with the SEC or NYSE between the date of this Agreement and the Effective Time and shall deliver to Acquisition copies of all such reports promptly after the same are filed. Any such report shall not contain, as of the date of its filing, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (j) Compensation; Benefit Plans. The Company shall not, nor shall it permit any of its Subsidiaries to, (i) enter into, adopt, amend or terminate any Company Benefit Plan, any other employee benefit plan, any existing employment, severance or termination agreement with any director, officer or employee, except as may be required by applicable Law, or (ii) increase in any manner the compensation (including, without limitation, salary, bonus or other benefits) of any of its directors, officers or employees or provide any other benefit not required by any plan and arrangement as in effect as of the date hereof, except for increases made, with respect to employees other than executive officers, in the ordinary course of business and consistent with past practice.

     (k) Discharges or Waiver of Claims. The Company shall not, nor shall it permit any of its Subsidiaries to, (i) pay, discharge, or satisfy any claims (including claims of stockholders), liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), except for the payment, discharge or satisfaction of liabilities or obligations in the ordinary course of business consistent with past practice; (ii) waive, release, grant or transfer any rights of material value or modify or change in any material respect rights of material value (including, without limitation, the waiver or release of any rights under confidentiality or standstill agreements), or (iii) settle or compromise any litigation (whether or not commenced prior to the date of this Agreement), other than settlements or compromises of litigation where the amount paid (after giving effect to insurance proceeds actually received) in settlement or compromise does not exceed $3,500,000, provided that the aggregate amount paid in connection with the settlement or compromise of all such litigation matters shall not exceed $10,000,000.

     (l) Leases and Lease Commitments. The Company shall not, nor shall it permit any of its Subsidiaries to, enter into or commit to enter into, or assume, any operating or capital lease, other than any such lease contemplated by the Capital Budget or the Company's operating budget, a copy of which has been provided to Acquisition prior to the date hereof.

     (m) Liquidation Plan, Etc. Except as set forth in Section 4.01(m) of the Disclosure Schedule, the Company shall not, nor shall it permit any of its Subsidiaries to, authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution.

     (n) Collective Bargaining Agreements. The Company shall not, nor shall it permit any of its Subsidiaries to, enter into any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, except as may be required by applicable law.

     (o) Transactions with Affiliates. The Company shall not, nor shall it permit any of its Subsidiaries to, enter into any agreement, contract, commitment, transaction or understanding with any officer, director, employee or affiliate of the Company, any Subsidiary or any individual related by blood, marriage or adoption to any such individual or any entity in which any such person or individual owns any beneficial interest that would be required to be disclosed under Item 404 of Regulation S-K under the Exchange Act.

     (p) Tax Matters. The Company shall not, nor shall it permit any of its Subsidiaries to, make any material Tax election, take any Tax position or amend in a material respect any Tax Return, except in the ordinary course of business consistent with past practice.

     (q) Intellectual Property. The Company shall not, nor shall it permit any of its Subsidiaries to, enter into any license with respect to Company Intellectual Property unless such license is non-exclusive and entered into in the ordinary course consistent with past practice.

     (r) Insurance. The Company shall not, nor shall it permit any of its Subsidiaries to, fail to keep in full force and effect insurance comparable in amount and scope of coverage to insurance now carried by it.

     (s) Other Actions. The Company shall not, nor shall it permit any of its Subsidiaries to, agree to take, make any commitment (whether orally or in writing) to take or take (i) any action that would result in any of the representations and warranties of the Company set forth in this Agreement that are qualified as to materiality being untrue, any of such representations and warranties that are not so qualified being untrue in any material respect or any of the conditions to the Merger set forth in Article VI not being satisfied, in each case as of any time prior to the Effective Time, or (ii) any action prohibited by this Agreement. The Company shall not, nor shall it permit any of its Subsidiaries to, fail to take any action necessary to prevent any such representation or warranty from being inaccurate (in the case of representations and warranties that are qualified as to materiality) or inaccurate in any material respect (in the case of representations and warranties that are not so qualified) as of any time prior to the Effective Time.

     Section 4.02. Covenants of Acquisition. During the period from the date of this Agreement until the Effective Time, Acquisition agrees that:

     (a) Other Actions. Acquisition shall not agree to take, make any commitment (whether orally or in writing) to take or take (i) any action that would result in any of its representations and warranties set forth in this Agreement that are qualified as to materiality being untrue, any of such representations and warranties that are not so qualified being untrue in any material respect or any of the conditions to the Merger set forth in Article VI not being satisfied, in each case as of any time prior to the Effective Time, or
(ii) any action prohibited by this Agreement. Acquisition shall not fail to take any action necessary to prevent any such representations or warranty from being inaccurate (in the case of representations and warranties that are qualified as to materiality) or inaccurate in any material respect (in the case of representations and warranties that are not so qualified) as of any time prior to the Effective Time.

     (b) Advice of Changes. Acquisition shall advise the Company of any change or event that would cause or constitute a material breach of any of its representations or warranties contained herein or which it believes will result in any of the debt or equity financing necessary for the consummation of the Merger and the other transactions contemplated hereby not being available to it on terms no less favorable than those set forth in the Commitment Letters.

                                    ARTICLE V
                                OTHER AGREEMENTS

     Section 5.01. No Solicitation. (a) The Company shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any officer, director or employee of, or any investment banker, attorney or other advisor or representative of, the Company or any of its Subsidiaries (collectively, "COMPANY REPRESENTATIVES") to, directly or indirectly, (i) solicit, initiate, encourage or knowingly facilitate the submission of any Acquisition Proposal (as defined in Section 5.01(d)) or (ii) enter into or participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, any Acquisition Proposal; provided, however, that notwithstanding any other provision of this Agreement, (A) the Company's Board of Directors may take and disclose to the stockholders of the Company a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act and (B) following receipt from a third party, without any solicitation, initiation or encouragement, directly or indirectly, by the Company or any Company Representative, of a bona fide Acquisition Proposal, (w) the Company may engage in discussions or negotiations with such third party and may furnish such third party information concerning it, and its business, properties and assets if such third party executes a confidentiality agreement no less favorable to the Company than the existing confidentiality agreement between the Company and WCAS VIII (the "CONFIDENTIALITY AGREEMENT") (except that such third party confidentiality agreement need not require approval or request of the Company's Board of Directors prior to the making of an offer or proposal to such Board of Directors), (x) the Board of Directors of the Company may withdraw, modify or not make its recommendation referred to in Section 3.01(z),
(y) terminate this Agreement in accordance with Article VII or (z) take any combination of the actions described in clauses (w), (x) and (y) above, but in each case referred to in clauses (A) and (B) only to the extent that the Company's Board of Directors shall conclude in good faith, after consultation with the Company's outside counsel, that such action is required in order for the Company's Board of Directors to act in a manner consistent with its fiduciary duties under applicable Law.

     (b) The Company will immediately cease and cause to be terminated any existing activities, discussions and negotiations conducted heretofore with respect to an Acquisition Proposal.

     (c) The Company will promptly advise Acquisition orally and in writing of any Acquisition Proposal, the material terms and conditions of such Acquisition Proposal and the identity of the person making any such Acquisition Proposal and any determination by the Board of Directors of the Company pursuant to the last proviso of Section 5.01(a) with respect to an Acquisition Proposal. The Company will keep Acquisition informed, as promptly as reasonably practicable, as to the status of any actions, including any discussions, taken pursuant to such Acquisition Proposal.

     (d) As used in this Agreement, "ACQUISITION PROPOSAL" means any inquiry, proposal or offer from any person relating to (i) any direct or indirect acquisition or purchase of assets or a business that constitutes 20% or more of the net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole, or 20% or more of the outstanding Company Common Stock, (ii) any tender offer or exchange offer (including by the Company or any of its Subsidiaries) that if consummated would result in any person beneficially owning 20% or more of the outstanding Company Common Stock, or (iii) any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its Subsidiaries, other than the transactions contemplated by this Agreement.

     Section 5.02. Recapitalization. Each of the Company and Acquisition shall use all reasonable best efforts to cause the transactions contemplated by this Agreement, including the Merger, to be accounted for as a recapitalization and such accounting treatment to be accepted by their respective accountants and the SEC, and neither the Company nor Acquisition shall take any action that would be reasonably likely to cause such accounting treatment not to be obtained. In the event that Acquisition reasonably determines that it will not be permitted to account for the transactions contemplated by this Agreement as a recapitalization, the parties shall take all commercially reasonable actions to amend this Agreement to cause the transactions contemplated hereby to be accounted for as a recapitalization; provided that no such amendment may be implemented if such amendment would reasonably be expected to (i) cause the consideration to be received by the holders of Company Common Stock or options under the Company Stock Plans to be less than the consideration that such holders would have been entitled to receive under the Original Merger Agreement, or (ii) result in the parties hereto being unable, after using reasonable best efforts, to cause a Closing to occur on or prior to the date set forth in
Section 7.01(b)(iii).

     Section 5.03. Preparation of the Proxy Statement. As promptly as practicable following the date of this Agreement, the Company shall prepare and file with the SEC the Proxy Statement. Acquisition will cooperate with the Company in connection with preparation of the Proxy Statement, including furnishing to the Company all information regarding Acquisition and its affiliates as may be required to be disclosed therein. The Company shall use its best efforts to cause a definitive Proxy Statement to be distributed to its stockholders as promptly as practicable thereafter. No filing of, or amendment or supplement to, the Proxy Statement will be made by the Company without providing Acquisition the opportunity to review and comment thereon and to approve the same, provided that such approvals shall not be unreasonably withheld or delayed. The Company will advise Acquisition, promptly after it receives notice thereof, of any request by the SEC for amendment of the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information. The Company and Acquisition agree to notify the other party and to correct any information provided by it that shall have become false or misleading and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the stockholders of the Company.

     Section 5.04. Company Stockholder Meeting. As promptly as practicable after the date hereof, the Company shall, subject to its fiduciary duties and Section 5.01, take all action necessary in accordance with all applicable laws and its Certificate of Incorporation and By-laws, to duly call, give notice of, convene and hold the Company Stockholder Meeting to consider and vote upon the approval and adoption of this Agreement and the Merger and for such other purposes as may be necessary or desirable. The Board of Directors of the Company has determined that the Merger is advisable and in the best interests of the stockholders of the Company and shall, subject to its fiduciary duties and Section 5.01, recommend that the stockholders of the Company vote to approve and adopt this Agreement and the Merger and any other matters to be submitted to stockholders in connection therewith.

     Section 5.05. Access to Information. Upon reasonable notice, the Company shall, and shall cause its Subsidiaries and its and their respective officers, directors, employees, representatives and agents to afford access to the officers, employees, accountants, counsel and other representatives of Acquisition (including financing sources and their employees, accountants, counsel and other representatives), during normal business hours during the period prior to the Effective Time, to all of the Company's and its
Subsidiaries' properties, books, leases, contracts, commitments, officers, employees, accountants, counsel, other representatives and records. Acquisition will, and will cause its advisors and representatives who receive nonpublic information regarding the Company to agree to, hold any such information in confidence to the extent required by, and in accordance with, the terms of the Confidentiality Agreement.

     Section 5.06. Reasonable Best Efforts. (a) Subject to the terms and conditions herein provided, each of the Company and Acquisition shall, and shall cause its Subsidiaries to, use all reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate or make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including (i) the formation of subsidiaries and all other actions necessary or advisable to consummate the Financing, (ii) the obtaining of any necessary consent, authorization, order or approval of, or any exemption by, any Governmental Entity and/or any public or private third party which is required to be obtained by such party or any of its subsidiaries in connection with the Merger and the other transactions contemplated by this Agreement, and the making or obtaining of all necessary filing and registrations with respect thereto (including without limitation filings required under the HSR Act), (iii) the defending of any lawsuits or other legal proceedings challenging this Agreement and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

     (b) Acquisition shall not, and shall cause WCAS VIII and their affiliates not to, terminate, amend or modify in any respect the Commitment Letters in a manner that could reasonably be expected to adversely affect the probability that such Financing will actually be funded, or the timing thereof, without prior written consent of the Company.

     (c) The Company agrees to, and to cause its Subsidiaries and its and their respective officers, directors, employees, advisors and accountants to, reasonably cooperate with Acquisition in connection with the arrangement of any financing to be consummated prior to or contemporaneously with the closing in respect of the transactions contemplated by this Agreement, as may be reasonably requested by Acquisition.

     Section 5.07. Indemnification and Insurance. (a) Acquisition agrees that all rights to indemnification now existing in favor of any officers, directors, employees or agents of the Company or any of its Subsidiaries as provided in their respective charters or bylaws (or similar organizational documents) and any existing indemnification agreements or arrangements of the Company or its Subsidiaries shall survive the Merger and shall continue in full force and effect for a period of not less than six years from the Effective Time (or such longer period as may be provided in any existing indemnification agreement between the Company and any current or former officer or director thereof); provided that, in the event any claim or claims are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims shall continue until final disposition of any and all such claims.

     (b) The Company shall, and from and after the Effective Time, the Surviving Corporation shall, for a period of six years after the Effective Time, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date of this Agreement or who becomes prior to the Effective Time, an officer, director, employee or agent of the Company or any of its Subsidiaries (collectively, the "INDEMNIFIED PARTIES") against all losses, expenses (including attorneys' fees), claims, damages, liabilities or amounts that are paid in settlement with the approval of the indemnifying party (which approval shall not be unreasonably withheld) of, or otherwise in connection with, any threatened or actual claim, action, suit, proceeding or investigation (a "CLAIM"), based in whole or in part on or arising in whole or in part out of the fact that the Indemnified Party (or the person controlled by the Indemnified Party) is or was a director, officer, employee or agent (including, without limitation, a trustee or fiduciary of any Company Benefit Plan) of the Company or any of its Subsidiaries and pertaining to any matter existing or arising out of actions or omissions occurring at or prior to the Effective Time (including, without limitation, any Claim arising out of this Agreement or any of the transactions contemplated hereby), whether asserted or claimed prior to, at or after the Effective Time, in each case to the fullest extent permitted under Delaware law, and shall pay any expenses, as incurred, in advance of the final disposition of any such action or proceeding to each Indemnified Part to the fullest extent permitted under Delaware law. In determining whether an Indemnified Party is entitled to indemnification under this Section 5.07, if requested by such Indemnified Party, such determination shall be made by special, independent counsel selected by the Surviving Corporation and approved by the Indemnified Party (which approval shall not be unreasonably withheld), and who has not otherwise performed services for the Surviving Corporation or its affiliates within the last three years (other than in connection with such matters). Without limiting the foregoing, in the event any such claim, action, suit, proceeding or investigation is brought against any Indemnified Parties (whether arising before or after the Effective Time), (i) the Indemnified Parties may retain the Company's regularly engaged independent legal counsel or counsel satisfactory to them and reasonably satisfactory to the Company (or satisfactory to them and reasonably satisfactory to the Surviving Corporation after the Effective Time), and the Company (or after the Effective Time, the Surviving Corporation) shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties as promptly as statements therefor are received; and (ii) the Company (or after the Effective Time, the Surviving Corporation) will use all reasonable efforts to assist in the vigorous defense of any  such  matter,  provided  that  neither  the  Company  nor the  Surviving
Corporation shall be liable for any settlement effected without its prior written consent, which consent shall not unreasonably be withheld. In the event of any Claim, any Indemnified Party wishing to claim indemnification will promptly notify the Company (or after the Effective Time, the Surviving
Corporation) thereof (provided that failure to so notify the Surviving Corporation will not affect the obligations of the Surviving Corporation except to the extent that the Surviving Corporation shall have been prejudiced as a result of such failure) and shall deliver to the Company (or after the Effective Time, the Surviving Corporation) the undertaking contemplated by Section 145(e) of the DGCL, but without any requirement for the posting of a bond. Without limiting the foregoing, in the event any such Claim is brought against any of the Indemnified Parties, such

Indemnified Parties may retain only one law firm (plus one local counsel, if necessary) to represent them with respect to each such matter unless the use of counsel chosen to represent the Indemnified Parties would present such counsel with a conflict of interest, or the representation of all of the Indemnified Parties by the same counsel would be inappropriate due to actual or potential differing interests between them, in which case such additional counsel as may be required (as shall be reasonably determined by the Indemnified Parties and the Company or the Surviving Corporation, as the case may be) may be retained by the Indemnified Parties at the cost and expense of the Company (or the Surviving Corporation) and the Company (or the Surviving Corporation) shall pay all reasonable fees and expenses of such counsel for such Indemnified Parties. The Company (or the Surviving Corporation shall use all reasonable efforts to assist in the vigorous defense of any such Claim, provided that the Company (or the Surviving Corporation) shall not be liable for any settlement effected without its written consent, which consent, however, shall not be unreasonably withheld. Notwithstanding the foregoing, nothing contained in this Section 5.07 shall be deemed to grant any right to any Indemnified Party which is not permitted to be granted to an officer, director, employee or agent of the Company under Delaware law, assuming for such purposes that the Company's certificate of incorporation and bylaws provide for the maximum indemnification permitted by law.

     (c) Acquisition agrees that the Company and, from and after the Effective Time, the Surviving Corporation shall cause to be maintained in effect for not less than six years from the Effective Time the current policies of the directors' and officers' liability insurance maintained by the Company; provided that (i) the Surviving Corporation may substitute therefor policies of at least the same coverage containing terms and conditions which are no less advantageous; (ii) such substitution shall not result in any gaps or lapses in coverage with respect to matters occurring prior to the Effective Time; and
(iii) the Surviving Corporation shall not be required to pay an annual premium in excess of 200% of the last annual premium paid by the Company prior to the date hereof and if the Surviving Corporation is unable to obtain the insurance required by this Section 5.07(c) it shall obtain as much comparable insurance as possible for an annual premium equal to such maximum amount.

     (d) Following the Merger, if the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person or persons, then, and in each such case, proper provision shall be made so that the successors and assigns of the Surviving Corporation, and any of their successors and assigns, assume the obligations of the parties hereto and the Surviving Corporation set forth in this Section 5.07.

     (e) This Section 5.07 shall survive the consummation of the Merger at the Effective Time, is intended to benefit the Company, the Surviving Corporation and the Indemnified Parties (each of whom may enforce the provisions of this Section 5.07) and shall be binding on the successors and assigns of the Surviving Corporation.

     Section 5.08. Benefits Matters. (a) Acquisition agrees that the Company will honor and, from and after the Effective Time, the Surviving Corporation and its Subsidiaries will honor all obligations under employment agreements, Company Benefit Plans and all other employee benefit plans, programs, policies and arrangements of the Company and its Subsidiaries in accordance with the terms thereof.

     (b) Acquisition agrees that the Surviving Corporation will take such actions as are necessary so that, for a period of at least one year from the Effective Time, employees of the Company and its Subsidiaries will be provided cash compensation, employee benefit and incentive compensation and similar plans and programs (other than equity-based compensation plans and programs) as will provide compensation and benefits which in the aggregate are no less favorable than those provided to such employees as of the date hereof.

     (c) To the extent permitted under applicable Law, each employee of the Company or its Subsidiaries shall be given credit for all service with the Company or its Subsidiaries (or service credited by the Company or its Subsidiaries) under all employee benefit plans, programs, policies and arrangements maintained by the Surviving Corporation in which they participate or in which they become participants for purposes of eligibility, vesting and benefit accrual including, without limitation, for purposes of determining (1) short-term and long-term disability benefits, (2) severance benefits, (3) vacation benefits and (4) benefits under any retirement plan.

     (d) This Section 5.08, which shall survive the consummation of the Merger at the Effective Time and shall continue without limit except as expressly set forth herein, is intended to benefit and bind the Company, the Surviving Corporation and any person referenced in this Section 5.08, each of whom may enforce the provisions of this Section 5.08 whether or not party to this Agreement. Except as provided in clause (a) above, nothing contained in this
Section 5.08 shall create any beneficiary rights in any employee or former employee (including any dependent thereof) of the Company, any of its Subsidiaries or the Surviving Corporation in respect of continued employment for any specified period of any nature or kind whatsoever. In addition, nothing in this Section 5.08 shall be construed to limit the ability of the Surviving Corporation or any of its Subsidiaries to review Company Benefit Plans and all other employee benefit plans, programs, policies and arrangements from time to time and make such changes as it or they deem appropriate.

     Section 5.09. Resignations of Directors. Prior to the Effective Time, the Company shall deliver to Acquisition evidence satisfactory to Acquisition of the resignation of all directors of the Company, effective at the Effective Time.

     Section 5.10. Solvency at Closing. Acquisition agrees for the benefit of the directors of the Company to take all actions necessary to ensure that, immediately following the Effective Time, the Surviving Corporation will be solvent for all purposes under federal bankruptcy and applicable state fraudulent transfer and fraudulent conveyance laws.

                                   ARTICLE VI
                              CONDITIONS PRECEDENT

     Section 6.01. Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of the parties to effect the Merger shall be subject to the satisfaction or waiver at or prior to the Effective Time of the following conditions:

     (a) Company Stockholder Approval. The Company Stockholder Approval shall have been obtained.

     (b) HSR Act and Other Approvals. Any waiting period applicable to the Merger under the HSR Act shall have expired or been terminated and the approvals listed in Section 3.01(c) of the Disclosure Schedule shall have been obtained.

     (c) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order or decree issued by any Governmental Entity of competent jurisdiction enjoining or otherwise preventing the consummation of the Merger shall be in effect; provided, however, that each of the parties shall use reasonable best efforts to prevent the entry of any such injunction or other order or decree and to cause any such injunction or other order or decree that may be entered to be vacated or otherwise rendered of no effect. No statute, rule, regulation or other Law shall have been enacted, promulgated or otherwise issued by any Governmental Entity that prohibits the consummation of the Merger.

     Section 6.02. Conditions to the Obligations of Acquisition to Effect the Merger. The obligations of Acquisition to effect the Merger shall be subject to the satisfaction of the following conditions unless waived by Acquisition:

     (a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement (i) to the extent qualified by materiality or material adverse effect qualifiers, shall be true and correct and
(ii) to the extent not qualified by materiality or material adverse effect qualifiers, shall be true and correct in all material respects, in each of cases
(i) and (ii), as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time, except (x) as contemplated or permitted by this Agreement and (y) to the extent that such representations or warranties shall have been expressly made as of an earlier date, in which case such representations and warranties shall have been true and correct as of such earlier date, and Acquisition shall have received a certificate to such effect signed on behalf of the Company by its Chief Executive Officer or its Chief Financial Officer.

     (b) Performance of Obligations of the Company. The Company shall have performed or complied with in all material respects all material obligations required to be performed or complied with by it under this Agreement at or prior to the Effective Time, and Acquisition shall have received a certificate to such effect signed on behalf of the Company by its Chief Executive Officer or its Chief Financial Officer.

     (c) Consents, Etc. Acquisition shall have received evidence, in form and substance reasonably satisfactory to it, that such consents, approvals, authorizations, qualifications and orders of Governmental Entities and other third parties as are necessary in connection with the transactions contemplated hereby have been obtained, other than those the failure of which to be obtained, individually or in the aggregate, would not have a material adverse effect on the Company.

     (d) No Litigation. There shall not be pending any suit, action or proceeding brought by any Governmental Entity seeking to prohibit or limit in any material respect the ownership or operation by the Company, Acquisition or any of their respective affiliates of a substantial portion of the business or assets of the Company and its Subsidiaries, taken as a whole, or to require any such person to dispose of or hold separate any material portion of the business or assets of the Company and its Subsidiaries, taken as a whole, as a result of the Merger or any of the other transactions contemplated by this Agreement or seeking to impose limitations on the ability of WCAS VIII or any of its affiliates or any third party investor contemplated by Section 5.02 to acquire or hold, or exercise full rights of ownership of, any shares of Company Common Stock, including, without limitation, the right to vote the Company Common Stock on all matters properly presented to the stockholders of the Company or seeking to prohibit WCAS VIII or any of its affiliates or any such investor from effectively controlling in any material respect a substantial portion of the business or operations of the Company or its Subsidiaries, in each case after giving effect to any actions required to be taken pursuant to Section 5.06.

     (e) Financing. Acquisition shall have arranged the Financing substantially on the terms contemplated by the Commitment Letters or alternative financing on terms no less favorable than those set forth in the Commitment Letters, unless the failure to arrange the Financing was the result of a failure by Acquisition to perform any covenant or condition contained therein or herein, a failure by either WCAS VIII or Convergent Equity Partners L.P. or their respective affiliates to perform their respective obligations contained therein or the inaccuracy of any representation or warranty of Acquisition.

     Section 6.03. Conditions to the Obligations of the Company to Effect the Merger. The obligations of the Company to effect the Merger shall be subject to the satisfaction of the following conditions unless waived by the Company:

     (a) Representations and Warranties. The representations and warranties of Acquisition set forth in this Agreement (i) to the extent qualified by materiality or material adverse effect qualifiers, shall be true and correct and
(ii) to the extent not qualified by materiality or material adverse effect qualifiers, shall be true and correct in all material respects, in each of cases
(i) and (ii), as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time, except (x) as contemplated or permitted by this Agreement and (y) to the extent that such representations or warranties shall have been expressly made as of an earlier date, in which case such representations and warranties shall have been true and correct as of such earlier date, and the Company shall have received a certificate to such effect signed on behalf of Acquisition by a director thereof who shall also be a managing member of the sole general partner of WCAS VIII.

     (b) Performance of Obligations of Acquisition. Acquisition shall have performed or complied with in all material respects all material obligations required to be performed or complied with by it under this Agreement at or prior to the Effective Time, and the Company shall have received a certificate to such effect signed on behalf of Acquisition by a director thereof who shall also be a managing member of the sole general partner of WCAS VIII.

     (c) Financing. Acquisition shall have arranged the Financing substantially on the terms contemplated by the Commitment Letters or alternative financing on terms no less favorable than those set forth in the Commitment Letters, unless the failure to arrange the Financing was the result of a failure by the Company to perform any covenant or condition contained herein or the inaccuracy of any representation or warranty of the Company.

     (d) Solvency Letter. Acquisition shall have caused the valuation firm which has delivered a solvency letter to the financial institutions providing the debt financing for the Merger (or, if no such letter has been provided thereto, a valuation firm reasonably acceptable to the Company) to have delivered to the Company a letter addressed to its Board of Directors in form and substance reasonably satisfactory thereto as to the solvency of the Company and its Subsidiaries after giving effect to the Merger, the financing arrangements contemplated by Acquisition with respect to the Merger and the other transactions contemplated hereby.

     Section 6.04. Frustration of Closing Conditions. Neither Acquisition nor the Company may rely on the failure of any condition set forth in Section 6.01,
6.02 or 6.03, as the case may be, to be satisfied if such failure was caused by such party's failure to use all reasonable best efforts to consummate the Merger and the other transactions contemplated hereby.

                                   ARTICLE VII
                            TERMINATION AND AMENDMENT

     Section 7.01. Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after the Company Stockholder Approval is obtained:

     (a) by mutual written consent of Acquisition and the Company;

     (b) by Acquisition or the Company upon written notice to the other party:

     (i) if any Governmental Entity of competent jurisdiction shall have issued a permanent injunction or other order or decree enjoining or otherwise preventing the consummation of the Merger and such injunction or other order or decree shall have become final and nonappealable; provided that the party seeking to terminate this Agreement pursuant to this clause (i) shall have used its reasonable best efforts to prevent or contest the imposition of, or seek the lifting or stay of, such injunction, order or decree;

     (ii) unless the party seeking to terminate this Agreement is in material breach of its obligations hereunder, if the Company or Acquisition breaches or fails to perform any of its representations, warranties, covenants or other agreements hereunder, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 6.02, in the case of such a breach or failure to perform on the part of the Company, or Section 6.03, in the case of such a breach or failure to perform on the part of Acquisition, and (B) is incapable of being cured by the party so breaching or failing to perform or is not cured within 10 days after the terminating party gives written notice of such breach to the other party and such a cure is not effected during such period;

     (iii) if the Merger shall not have been consummated on or before September 15, 1999, unless the failure to consummate the Merger is the result of a material breach of this Agreement by the party seeking to terminate this Agreement; or

     (iv) if, upon a vote at a duly held Company Stockholder Meeting or any adjournment thereof, the Company Stockholder Approval shall not have been obtained;

     (c) by Acquisition upon written notice to the Company if the Board of Directors of the Company or any committee thereof shall have withdrawn or modified in a manner adverse to Acquisition its approval or recommendation of the Merger or this Agreement, approved or recommended any Acquisition Proposal or resolved to do any of the foregoing; or

     (d) by the Company, if the Board of Directors of the Company determines, in the exercise of its good faith judgment as to fiduciary duties to its stockholders imposed by law, after consultation with outside counsel, that such termination is required by reason of an Acquisition Proposal being made in order for the Company's Board of Directors to act in a manner consistent with its fiduciary duties under applicable law; provided that the Company shall notify Acquisition promptly of its intention to terminate this Agreement or enter into a definitive agreement with respect to any Acquisition Proposal,

     Section 7.02. Effect of Termination. In the event of termination of this Agreement by either party hereto as provided in Section 7.01, this Agreement shall forthwith become void and have no effect, and, except to the extent that such termination results from the willful and material breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement, there shall be no liability or obligation on the part of Acquisition or the Company, except with respect to Section 3.01(h), Section 3.01(y), Section
3.02 (d),  Section  3.02(h),  the second  sentence of 5.05,  this Section  7.02,
Section 7.03 and Article VIII, which provisions shall survive such termination.

     Section 7.03. Fees and Expenses. (a) Whether or not the Merger is consummated, all costs and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

     (b) If a Payment Event (as hereinafter defined) occurs, the Company shall, within two business days following such Payment Event, pay Acquisition, or its designee, a termination fee of $12,000,000 in cash. A "PAYMENT EVENT" means (i) the termination of this Agreement by Acquisition pursuant to Section 7.01(c),
(ii) the termination of this Agreement by the Company pursuant to Section 7.01(d), or (iii) the Company (x) enters into, (y) agrees to enter into or (z) consummates a transaction within one year after the date of termination of this Agreement (other than pursuant to Section 7.01(a) or Section 7.01(b)(i), or by reason of Acquisition's failure to comply with or perform, or breach, in any material respect, of any of its covenants or agreements contained herein) that is the subject of an inquiry, proposal or offer that is an Acquisition Proposal that was publicly announced or submitted to the Company prior to the termination of this Agreement.

     (c) The Company  acknowledges that the agreements contained in this Section
7.03 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Acquisition would not enter into this Agreement; accordingly, if the Company fails to promptly pay any amount due pursuant to this Section 7.03, and, in order to obtain such payment, Acquisition commences a suit which results in a judgment against the Company for the fee set forth in this Section 7.03, the Company shall also pay to Acquisition its costs and expenses incurred in connection with such litigation.

                                  ARTICLE VIII
                               GENERAL PROVISIONS

     Section 8.01. Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant hereto shall survive the Effective Time, provided that this Section
8.01 shall not limit any covenant or agreement of the parties that by its terms contemplates performance after the Effective Time.

     Section 8.02. Confidentiality Agreement. The Confidentiality Agreement shall survive the execution and delivery of this Agreement or any termination of this Agreement, and the provisions of the Confidentiality Agreement shall apply to all information and material delivered by any party hereunder.

     Section 8.03. Publicity. The Company and Acquisition agree that they will not issue any press release or make any other public announcement concerning this Agreement or the transactions contemplated hereby without the prior consent of the other party, which consent shall not be unreasonably withheld, except that the Company or Acquisition may make such public disclosure that it believes in good faith to be required by law (in which event such party shall consult, to the extent possible, with the other party prior to making such disclosure).

     Section 8.04. Amendment. This Agreement may be amended, modified or supplemented only by written agreement by the parties hereto at any time before the Effective Time; provided that, after receipt of the Company Stockholder Approval, no amendment shall be made which by law requires further approval by such stockholders without so obtaining such further approval.

     Section 8.05. Extension; Waiver. At any time prior to the Effective Time, the parties hereto may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations or warranties contained herein or in any document delivered pursuant hereto and (c) subject to the provisions of Section 8.04, waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

     Section 8.06. Notices. All notices, requests and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, telecopied (with confirmation) or sent by overnight or same-day courier (providing proof of delivery) or sent by certified or registered mail, postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     (a) if to the Company, to it at:

         4851 LBJ Freeway
         Suite 1100
         Dallas, Texas 75244
         Attention: President
         Facsimile: (972) 341-4882

     with a copy to:

         Jim A. Watson, Esq.
         A. Winston Oxley, Esq.
         Vinson & Elkins L.L.P.
         3700 Trammell Crow Center
         2001 Ross Avenue
         Dallas, Texas 75201-2975
         Facsimile: (214) 999-7716; and

     (b) if to Acquisition, to it at:

         c/o Welsh, Carson, Anderson & Stowe VIII, L.P.
         320 Park Avenue
         Suite 2500
         New York, New York 10022-6815
         Attention: Robert A. Minicucci
         Facsimile: (212) 893-9575
     with a copy to:

         Robert A. Schwed, Esq.
         Karen C. Wiedemann, Esq.
         Reboul, MacMurray, Hewitt, Maynard & Kristol
         45 Rockefeller Plaza
         New York, New York 10111
         Facsimile: (212) 841-5725

     Section 8.07. Counterparts. This Agreement may be executed in two counterparts, both of which shall be considered one and the same agreement and shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto.

     Section 8.08. Entire Agreement; No Third-Party Beneficiaries; Rights of Ownership. This Agreement, together with the Confidentiality Agreement, (a) constitute the entire agreement and supersede all prior agreements with respect to the subject matter hereof and of the Confidentiality Agreement and (b) other than Section 5.07, Section 5.08 and Section 5.10 of this Agreement, is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

     Section 8.09. Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of Delaware applicable to agreements entered into and to be performed wholly within such State.

     Section 8.10. Successors and Assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, and any such assignment that is not so consented to shall be null and void; provided that Acquisition may assign its rights hereunder to any of its affiliates, but no such assignment shall relieve Acquisition of its obligations hereunder. If Acquisition shall assign its rights under this Agreement, then the parties hereto shall enter into a reasonable and appropriate amendment to this Agreement to reflect such assignment and the substitution of the assignee as Acquisition for purposes of this Agreement. Subject to the first sentence of this Section 8.10, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     Section 8.11. Jurisdiction. Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or the transactions contemplated hereby, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or the transactions contemplated hereby in any court other than a federal or state court sitting in the State of Delaware.

     Section 8.12. Headings; Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References in this Agreement to Sections, Schedules, Exhibits or Articles mean a Section, Schedule, Exhibit or Article of this Agreement or the Disclosure Schedule unless otherwise indicated. References to this Agreement shall be deemed to include all Exhibits and Sections of the Disclosure Schedule, unless the context otherwise requires. The term "PERSON" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, a governmental entity or an unincorporated organization.

     Section 8.13. Severability. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

     Section 8.14. WAIVER OF JURY TRIAL. EACH OF THE COMPANY AND Acquisition HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

     Section 8.15. Reference; No Waiver. Any reference in this Agreement to the "date hereof," the "date of this Agreement" or the "date of execution of this Agreement" shall be deemed to refer to April 5, 1999, the date of the Original Merger Agreement, but any reference to the "date of this Amended and Restated Agreement" or the "date of execution of this Amended and Restated Agreement" shall refer to the date first written above. The parties' execution and delivery of this Agreement shall not constitute a waiver of any rights that either of the parties hereto may have by reason of any event, misrepresentation or breach of covenant of the Original Merger Agreement having occurred prior to the date of execution and delivery of this Agreement whether or not known to any or all of the parties hereto.

     IN WITNESS WHEREOF, the parties have executed and delivered this Amended and Restated Agreement and Plan of Merger as of the day and year first above written.

                                        BANCTEC, INC.


                                        By /s/ Tod V. Mongan
                                           ------------------------------------
                                           Name: Tod V. Mongan
                                           Title: Senior Vice President


                                        COLONIAL ACQUISITION CORP.


                                        By /s/ Anthony J. de Nicola
                                           ------------------------------------
                                           Name: Anthony J. de Nicola
                                           Title: Vice President

                                                                     APPENDIX C

               SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

(section) 262. APPRAISAL RIGHTS.

     (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to (section) 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to (section) 251 (other than a merger effected pursuant to (section) 251(g) of this title), (section) 252, (section) 254, (section) 257, (section) 258, (section) 263 or (section) 264 of this title:

       (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of (section) 251 of this title.

       (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to (section)(section) 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

            a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

            b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

            c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

            d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

       (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under (section) 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

     (d) Appraisal rights shall be perfected as follows:

         (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

         (2) If the merger or consolidation was approved pursuant to (section) 228 or (section) 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this  section;  provided  that,  if the  notice  is given  on or after  the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either
     (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

     (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                      PROXY

                                  BANCTEC, INC.

                SPECIAL MEETING OF STOCKHOLDERS o JULY 21, 1999

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Grahame N. Clark, Jr. and Tod V. Mongan or either of them, with full power of substitution in each, proxies ( and if the undersigned is a proxy, substitute proxies) to vote all Common Stock of the undersigned in BancTec, Inc. at the Special Meeting of Stockholders to be held at Chase Tower, 2200 Ross Avenue, 7th Floor, Dallas, Texas 75201, on July 21, 1999 at 10:00 a.m., local time, and at any adjournment and postponement thereof, as specified on the reverse side of this card. Please sign and date the reverse side of this proxy).

A    [X] Please mark your
         votes [X] as in this
         example.


                                                        FOR   AGAINST   ABSTAIN
            1.  Proposal to approve and adopt the      ===== ========= ========
                Amended  and  Restated  Agreement         [ ]     [ ]       [ ]
                and Plan of Merger dated June 17,
                1999  between  BancTec,  Inc.  and
                Colonial Acquisition Corp.

            2. Discretionary Proxy. In their discretion, the proxies (and if the undersigned is a proxy, any subsequent proxies) are authorized to vote upon any other business that may be proposed to come before the meeting.

                This proxy when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, the proxy will be voted FOR the approval and adoption of the Amended and Restated Agreement and Plan of Merger.

                PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE

SIGNATURE -----------------------------------  DATE ----------------------------
          SIGNATURE (IF HELD JOINTLY) TITLE

NOTE: Please sign your name exactly as it appears on the stock certificate. When shares are held by joint tenants, both stockholders should sign above. When signing as attorney, administrator, executor, trustee or guardian, please sign your title as such. If a corporation, please sign in full corporate name by the President of the corporation or other authorized officer. If a partnership, please sign in full partnership name by an authorized person.